Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of March 27, 2015 (this “Amendment”), is by and among: (i) Community Choice Financial Inc., an Ohio corporation (the “Borrower”); (ii) each of the Subsidiary Guarantors party hereto; (iii) Ivy Funding Eleven, LLC, a Texas limited liability company (“Ivy”), and Capitala Finance Corp., a Maryland corporation (“Capitala”), each as Lenders (each, a “New Lender” and, together, the “New Lenders”); and (iv) Ivy, as Administrative Agent (the “New Administrative Agent”).

Background

A.                                    The Borrower is party to that certain Revolving Credit Agreement, dated as of April 29, 2011 (as heretofore amended, modified, or otherwise supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and Credit Suisse AG, as the Administrative Agent (the “Prior Administrative Agent”).

B.                                    On the First Amendment Effective Date (as defined below) and immediately prior to the effectiveness of this Amendment (and in the following order):

(i)                                     each of the then current Lenders (each, a “Prior Lender” and, together, the “Prior Lenders”) and Ivy entered into one or more Assignment and Assumptions (which were accepted by the Prior Administrative Agent) pursuant to which the Prior Lenders assigned to Ivy, and Ivy assumed from the Prior Lenders, all rights and obligations of the Prior Lenders with respect to the Loans, the Total Commitments, the Credit Agreement and the other Loan Documents;

(ii)                                  the Prior Administrative Agent resigned as Administrative Agent and the New Administrative Agent was appointed as the Administrative Agent by Ivy; and

(iii)                               Ivy and Capitala entered into an Assignment and Assumption (which was accepted by New Administrative Agent) (together with the Assignment and Assumptions described in paragraph B(i) above, the “Assignments”) pursuant to which Ivy assigned to Capitala, and Capitala assumed from Ivy, all rights and obligations of Ivy with respect to a portion of Loans, the Total Commitments, the Credit Agreement and the other Loan Documents.

C.                                    As of the First Amendment Effective Date, the Commitments of the New Lenders are as set forth on Schedule 2.01 of the Amended Credit Agreement.  For the avoidance of doubt, when used in this Amendment, the term “Total Commitment” means $26,700,000.

D.                                    The Borrower, the Subsidiary Guarantors, the New Lenders, and the New Administrative Agent desire to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

Agreement

In consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors party hereto, the New Lenders, and the New Administrative Agent agree as follows:

1.                                      Definitions.  Capitalized terms used and not defined in this Amendment have the meanings provided in the Amended Credit Agreement.  The following terms have the following meanings:

1.1.                            “Amended Credit Agreement” means the Credit Agreement, as amended by this Amendment in the form attached as Exhibit A hereto, and as further amended, supplemented, or otherwise modified from time to time.

1.2.                            “First Amendment Effective Date” is defined in Section 3.1.

2.                                      Amendments to Credit Agreement and Other Loan Documents.

2.1.                            Credit Agreement.  Subject Section 2.2 and Section 2.3 below, the Credit Agreement is hereby amended and restated in its entirety to read in the form of the Amended Credit Agreement, and the Borrower, the Subsidiary Guarantors party hereto, the New Lenders, and the New Administrative Agent each hereby consent to such amendment and restatement and all amendments and modifications contained therein.  The modifications to the Credit Agreement contained in this Amendment and the Amended Credit Agreement will be effective as of the First Amendment Effective Date and will apply from such date (and not retroactively) unless otherwise specifically set forth in this Amendment or the Amended Credit Agreement.

2.2.                            Schedules.  None of the Schedules to the Credit Agreement are being amended hereby, except for Schedule 2.01, which amended Schedule 2.01 is being amended and restated in its entirety and is attached to the Amended Credit Agreement.  For convenience, a copy of the non-amended Schedules have also been attached to the Amended Credit Agreement.

2.3.                            Exhibits.  Exhibits A through F, inclusive, to the Credit Agreement are hereby replaced in their entirety with Exhibits A through D, inclusive, which Exhibits are attached to the Amended Credit Agreement.

2.4.                            Deposit Account Control Agreements.  The New Administrative Agent and the New Lenders acknowledge and agree that the deposit account control agreements attached hereto as Exhibit B are in form and substance satisfactory to the New Administrative Agent and the New Lenders.

3.                                      Conditions to Effectiveness.

3.1.                            First Amendment Effective Date.  This Amendment shall be and become effective on the date hereof (the “First Amendment Effective Date”) when all of the conditions precedent set forth in this Section 3 shall have been satisfied or waived by the New Lenders.

3.2.                            Execution of Counterparts of Amendment.  The New Administrative Agent shall have received counterparts (or other evidence of execution, including telephone message, satisfactory to the New Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Subsidiary Guarantors party hereto, and the New Lenders.

2

3.3.                            Corporate Documents.  The New Administrative Agent shall have received:

(a)                                 Charter Documents.  Copies of the articles or certificates of incorporation or other charter documents of each Loan Party **[certified to be true and correct as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or formation and] certified by a Responsible Officer of such Loan Party to be true and correct as of the First Amendment Effective Date.

(b)                                 Bylaws, Etc.  A copy of the bylaws, code of regulations, operating agreement, or equivalent document of each Loan Party certified by a Responsible Officer of such Loan Party to be true and correct as of the date of the resolutions described in Section 3.3(c) below and at all times from such date through and including the First Amendment Effective Date.

(c)                                  Resolutions.  Copies of resolutions of the Board of Directors, the members, or managers, as applicable, of each Loan Party approving this Amendment, the Amended Credit Agreement, and each other Loan Document to which it is becoming a party as of the date hereof and the transactions contemplated thereby and authorizing the due execution and delivery of such agreements, instruments, and other documents, certified by a Responsible Officer of such Loan Party to be true and correct and in force and effect as of the First Amendment Effective Date.

(d)                                 Good Standing.  Copies of certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authority of the state of incorporation or formation.

(e)                                  Incumbency.  An incumbency certificate of each Loan Party certified by a Responsible Officer of such Loan Party to be true and correct as of the First Amendment Effective Date and a list of authorized signatories of such Loan Party.

3.4.                            Officer’s Certificate.  The New Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the First Amendment Effective Date certifying that: (a) all governmental, shareholder, and third party consents and approvals, if any, with respect to this Amendment and the transactions contemplated hereby have been obtained; (b) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality (i) that purports to affect any of the Loan Parties or any transaction contemplated by this Amendment, the Assignments, the Resignation, Waiver, Consent and Appointment Agreement, dated as of the date hereof, the Amended Credit Agreement, or the other Loan Documents, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (c) immediately after giving effect to this Amendment and all the transactions contemplated hereby to occur on the First Amendment Effective Date: (i) each of the Loan Parties is solvent; (ii) no Default

3

or Events of Default exists; (iii) all representations and warranties contained in this Amendment and Article III of the Amended Credit Agreement are true and correct in all material respects (except that any representations and warranties that are qualified by materiality or similar qualifiers are true and correct in all respects) as of the First Amendment Effective Date, except to the extent that such representations and warranties relate to an earlier date; and (iv) the Borrower is in compliance with all covenants contained in this Amendment, the Amended Credit Agreement, and the other Loan Documents; and (d) all conditions to the effectiveness of this Amendment set forth in this Section 3 have been satisfied or waived as required hereunder.

3.5.                            Initial Borrowing Request.  To the extent that the outstanding principal amount of the Loans is less than $26,700,000.00, the New Administrative Agent shall have received a Borrowing Request from the Borrower for a Loan in an amount equal to such deficiency.

3.6.                            Borrowing Base Certificate.  The New Administrative Agent shall have received a Borrowing Base Certificate certified by a Responsible Officer of the Borrower to be true and correct as of the First Amendment Effective Date that demonstrates that the outstanding principal amount of the Loans (after giving pro forma effect to any Loan requested pursuant to Section 3.5 above) does not exceed the Borrowing Base.

3.7.                            Closing Fee.  The Administrative Agent shall have received (on behalf of the Lenders), a closing fee equal to: (i) if the First Amendment Effective Date is on or before March 27, 2015, 2.00% of the Total Commitments; and (ii) if the First Amendment Effective Date is after March 27, 2015, 1.00% of the Total Commitment.

3.8.                            UCC Searches.  The New Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any UCC financing statement that names the Borrower or any Subsidiary as debtor in such Person’s jurisdiction of organization or formation, and the results thereof shall demonstrate that there are no Liens on the property of the Borrower or Subsidiary other than Permitted Liens.

3.9.                            Liens.  The New Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary to perfect and ensure the priority of the Liens created under the Credit Agreement or the Security Documents shall have been completed (including the execution of any deposit account control agreements or amendments thereto), or arrangements satisfactory to the New Lenders for the completion thereof shall have been made.

3.10.                     Legal Opinion.  The New Administrative Agent shall have received the favorable opinions of Lape, Mansfield, Nakasian & Gibson, LLC, counsel to the Borrower and its Subsidiaries, relating to the transactions contemplated by this Amendment and the Amended Credit Agreement, in form and substance satisfactory to the New Lenders.

4

3.11.                     Others.  The New Administrative Agent shall have received such other documents, agreements or information which may be reasonably required by the New Administrative Agent relating to the existence of the Loan Parties, the corporate authority for and the validity of this Amendment and the transactions contemplated hereby, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the New Administrative Agent.

4.                                      Acknowledgment, Confirmation and Waiver.

4.1.                            In connection with the execution and delivery of this Amendment, each Loan Party, as borrower, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in its interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible (“Property”) or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under any Loan Document, hereby (i) ratifies and reaffirms all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under each such Loan Document, as amended hereby, to which it is a party, and (ii) to the extent any Loan Party granted Liens on or security interests in any of its Property pursuant to any such Loan Document as security for the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations” or “Secured Obligations” (as such terms are defined in any Loan Document, as applicable, as in effect immediately prior to the effectiveness of this Amendment) or any other obligations, liability or indebtedness of such Loan Party under or with respect to any Loan Document (as in effect immediately prior to the effectiveness of this Amendment), such Loan Party hereby ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests hereafter secure all of the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations” or “Secured Obligations” (as such terms are defined in any Loan Document, as applicable, as in effect immediately after giving effect to this Amendment) and any other obligations, liability or indebtedness of such Loan Party and the Loan Parties, as applicable, under the Amended Credit Agreement and the other Loan Documents (as in effect immediately after giving effect to this Amendment).

4.2.                            Each Loan Party acknowledges receipt of a copy of and consents to all of the terms and conditions of this Amendment and the Loan Documents executed and delivered in connection therewith and acknowledges that each of the Loan Documents, as amended hereby, remains in full force and effect and hereby is ratified and confirmed.  The execution and delivery of this Amendment and the Assignments, and the performance of the Loan Parties’ obligations hereunder and under the Amended Credit Agreement, shall not (i) operate as a waiver of any right, power or remedy of the Administrative Agent or the New Lenders, (ii) operate to reduce or discharge any Loan Party’s obligations under the Amended Credit Agreement or any other Loan Document to which it is a party, (iii) constitute a waiver of any provision of any of the Loan Documents or (iv) constitute a novation of any of the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations” or “Secured Obligations” under the Credit Agreement or any Loan Documents (as in effect immediately prior to the effectiveness of this Amendment).

5

4.3.                            In partial consideration of the New Administrative Agent’s and the New Lenders’ willingness to enter into this Amendment and the Assignments, each Loan Party hereby releases each of the New Administrative Agent and the New Lenders and their respective officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors (each, an “Indemnified Party”) from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Documents on or prior to the date hereof except to the extent that such matters have resulted from such Indemnified Party’s gross negligence or willful misconduct.  Each of the Loan Parties further waives any defense to its guaranty liability occasioned by this Amendment or any Assignment.  This acknowledgement and confirmation by each of the Loan Parties is made and delivered to induce the New Administrative Agent and the New Lenders to enter into this Amendment and the Assignments, and each Loan Party acknowledges that the New Administrative Agent and the New Lenders would not enter into this Amendment or the Assignments in the absence of the acknowledgement and confirmation contained herein.  For the avoidance of doubt, each Loan Party expressly acknowledges that none of the New Administrative Agent or the New Lenders shall have any liability whatsoever in respect of any action taken or omitted to be taken by the Prior Administrative Agent or any Prior Lender.

5.                                      Miscellaneous.

5.1.                            Representations and Warranties.

(a)                                 Each of the Loan Parties hereby represents and warrants that, after giving effect to the amendments and modification contemplated by this Amendment: (a) the representations and warranties contained in this Amendment and Article III of the Amended Credit Agreement are true and correct in all material respects (except that any representations and warranties that are qualified by materiality or similar qualifiers are true and correct in all respects) as of the First Amendment Effective Date (except for those representations and warranties which by their terms relate solely to an earlier date); (b) no Default or Events of Default exists on and as of the First Amendment Effective Date; (c) it has the corporate or limited liability company power and authority to execute and deliver this Amendment and each of the documents executed and delivered in connection herewith and to perform its obligations hereunder and has taken all necessary corporate or limited liability company action to authorize the execution, delivery, and performance by it of this Amendment and each of the documents executed and delivered in connection herewith; and (d) it has duly executed and delivered this Amendment and each of the documents executed and delivered in connection herewith, and this Amendment and each of the documents executed and delivered in connection herewith constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general

6

principles of equity.

(b)                                 Each Loan Party hereby represents and warrants that (i) the Bank Obligations constitute “Designated Priority Obligations” under the Collateral Agreement, (ii) no “Discharge of Designated Priority Obligations” or “Discharge” of “Bank Obligations” under the Collateral Agreement has occurred, (iii) no Indebtedness (other than the Bank Obligations) constitutes “Designated Priority Obligations” and (iv) to the knowledge of each Loan Party, no Person has asserted any of the foregoing or taken or omitted to take any action that could reasonably be expected to result in any of the foregoing.

5.2.                            Instrument Pursuant to Credit Agreement.  This Amendment is a Loan Document executed in connection with the Amended Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

5.3.                            References in Other Loan Documents.  From and after the First Amendment Effective Date, all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Amended Credit Agreement.

5.4.                            Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which is deemed an original, and all of which together shall constitute one and the same agreement.  Delivery of executed counterparts of this Amendment by telecopy or other electronic transmission (including Adobe PDF) shall be effective as delivery of an original.

5.5.                            Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVEREND BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

5.6.                            Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.7.                            Continuing Agreements.  Except as specifically modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (and Exhibits and Schedules thereto) shall remain in full force and effect, without modification or limitation, and this Amendment shall not affect, modify or diminish the obligations of the Loan Parties which have accrued prior to the effectiveness of the provisions hereof.  Without limiting the generality of the foregoing, each Loan Party hereby ratifies and confirms that all liens heretofore granted under the Credit Agreement and the other Loan Documents were intended to, do and continue to secure the full payment and performance of the Credit Facilities under the Amended Credit Agreement.  Each Loan Party agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Administrative Agent may reasonably request in order to perfect and protect the

7

liens and preserve and protect the rights of the New Lenders.

5.8.                            Payment of Costs and Expenses.  On the First Amendment Effective Date, upon presentation of invoices and reasonable supporting documentation, the Borrower will pay all reasonable out-of-pocket costs and expenses of the New Administrative Agent in connection with the preparation, execution, and delivery of this Amendment (including the reasonable fees and expenses of Gardere Wynne Sewell LLP, counsel to the New Administrative Agent (and all Out-Of-Pocket Costs and Expenses as defined in the February 23, 2015 Proposal Letter between Ivy Management, LLC and Borrower (the “Proposal Letter”)), and Robinson, Bradshaw & Hinson, P.A., counsel to Capitala); provided, however, that the New Administrative Agent will first apply any unused portion of the Deposit (as defined in the Proposal Letter) or any additional deposits to any such costs and expenses.

5.9.                            Approval by Lenders.  The Administrative Agent and each Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, the Amendment, the Amended Credit Agreement, each other Loan Document and each other document required to be approved by the Administrative Agent, the Required Lenders, or the Lenders, as applicable.

5.10                        Allocation of Closing Fee and Interest.  Of the Closing Fee payable pursuant to Section 3.7 hereof, Capitala shall be allocated $200,000 of such Closing Fee and Ivy shall be allocated the remaining amount of $334,000.  Of the interest payable by the Borrower on the outstanding Loans (including any outstanding Loans resulting from an increase in the Commitment pursuant to Section 2.22 of the Amended Credit Agreement, but excluding any of the outstanding Loans held by Ivy), an amount equal to one percentage point of the Applicable Percentage (as defined in the Amended Credit Agreement) (i.e., as of the date hereof, (i) 1.0% of the 14.0% (i.e., 1/14th) with respect to any Eurodollar Loan or (ii) 1.0% of the 13.0% (1/13th) with respect to any ABR Loan) payable to each Lender (other than Ivy) shall be allocated and payable to Ivy.  For purposes of clarity, the foregoing allocation shall not be applicable to the Commitment Fee.  The New Administrative Agent shall have the right to instruct the Borrower to pay both the Closing Fee and interest with respect to the outstanding Loans consistent with the foregoing payment allocations, and each Lender agrees to make true-up payments to and among the Lenders with respect to such Lender’s Loans as may be necessary to give full effect to the foregoing allocations.

* * * Remainder of Page Blank — Signature Pages Follow * * *

8

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

Community Choice Financial Inc.

By:	/s/ Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

SUBSIDIARY GUARANTORS:

Each of the Subsidiary Guarantors identified on Schedule 1 hereto

By:	/s/ Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

NEW LENDERS:

Ivy Funding Eleven, LLC

By:	/s/ John C. Hooff III
Name:	John C. Hooff III
Title:	Managing Member

Capitala Finance Corp.

By:	/s/ Joseph B. Alala, III
Name:	Joseph B. Alala, III
Title:	President and Chief Executive Officer

NEW ADMINISTRATIVE AGENT:

Ivy Funding Eleven, LLC

By:	/s/ John C. Hooff III
Name:	John C. Hooff III
Title:	Managing Member

Schedule 1

Subsidiary Guarantors

ARH-Arizona, LLC

BCCI CA, LLC

BCCI Management Company

Buckeye Check Cashing II, Inc.

Buckeye Check Cashing of Alabama, LLC

Buckeye Check Cashing of Arizona, Inc.

Buckeye Check Cashing of California, LLC

Buckeye Check Cashing of Connecticut, LLC

Buckeye Check Cashing of Florida, Inc.

Buckeye Check Cashing of Illinois, LLC

Buckeye Check Cashing of Kansas, LLC

Buckeye Check Cashing of Kentucky, Inc.

Buckeye Check Cashing of Michigan, Inc.

Buckeye Check Cashing of Missouri, LLC

Buckeye Check Cashing of Tennessee, LLC

Buckeye Check Cashing of Texas, LLC

Buckeye Check Cashing of Utah, Inc.

Buckeye Check Cashing of Virginia, Inc.

Buckeye Check Cashing, Inc.

Buckeye Commercial Check Cashing of Florida, LLC

Buckeye Credit Solutions, LLC

Buckeye Lending Solutions of Arizona, LLC

Buckeye Lending Solutions, LLC

Buckeye Small Loans, LLC

Buckeye Title Loans of California, LLC

Buckeye Title Loans of Kansas, LLC

Buckeye Title Loans of Missouri, LLC

Buckeye Title Loans of Tennessee, LLC

Buckeye Title Loans of Utah, LLC

Buckeye Title Loans of Virginia, LLC

Buckeye Title Loans, Inc.

California Check Cashing Stores, LLC

Cash Central of Alabama, LLC

Cash Central of Alaska, LLC

Cash Central of California, LLC

Cash Central of Delaware, LLC

Cash Central of Hawaii, LLC

Cash Central of Idaho, LLC

Cash Central of Illinois LLC

Cash Central of Kansas, LLC

Cash Central of Minnesota, LLC

Cash Central of Mississippi, LLC

Cash Central of Missouri, LLC

Cash Central of Nevada, LLC

Cash Central of New Mexico LLC

Cash Central of North Dakota, LLC

Cash Central of Ohio, LLC

Cash Central of Oklahoma, LLC

Cash Central of South Carolina LLC

Cash Central of South Dakota, LLC

Cash Central of Tennessee, LLC

Cash Central of Texas, LLC

Cash Central of Utah, LLC

Cash Central of Virginia LLC

Cash Central of Washington, LLC

Cash Central of Wisconsin

Cash Central of Wyoming

CCCIS, Inc.

CCCS Corporate Holdings, Inc.

CCCS Holdings, LLC

Checksmart Financial Company

Checksmart Financial Holdings Corp.

Checksmart Financial, LLC

Checksmart Money Order Services, Inc.

Community Choice Family Insurance Agency, LLC

CS-Arizona, LLC

Direct Financial Solutions, LLC

Express Payroll Advance of Ohio, Inc.

Fast Cash, Inc.

First Virginia Credit Solutions, LLC

First Virginia Financial Services, LLC

Hoosier Check Cashing of Ohio, LTD

Insight Capital, LLC

National Tax Lending, LLC

Reliant Software, Inc.

Lender’s Account Services LLC

Exhibit A

Amended Credit Agreement

Attached

Up To $40,000,000

REVOLVING CREDIT AGREEMENT

among

COMMUNITY CHOICE FINANCIAL INC.,

THE LENDERS PARTY HERETO

and

IVY FUNDING ELEVEN, LLC,

as Administrative Agent

i

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08(a)	-	Subsidiaries
Schedule 3.08(b)	-	Unrestricted Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20(a)	-	Owned Real Property
Schedule 3.20(b)	-	Leased Real Property
Schedule 5.12	-	Post-Closing Obligations
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens

EXHIBITS

Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Borrowing Request
Exhibit C	-	Form of Junior Lien Intercreditor Agreement
Exhibit D	-	Form of Borrowing Base Certificate

REVOLVING CREDIT AGREEMENT, dated as of April 29, 2011, as amended by the FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of March 27, 2015 (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among COMMUNITY CHOICE FINANCIAL INC., an Ohio corporation (the “Borrower”), the Lenders (as defined in Article I), and IVY FUNDING ELEVEN, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $26,700,000 (subject to increase in accordance with Section 2.22).  The proceeds of the Loans are to be used solely for general corporate purposes of the Borrower and the Subsidiaries and as otherwise permitted by this Agreement.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Commitment” shall have the meaning assigned to such term in Section 6.03(a)(iv).

“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” shall have the meaning assigned to such term in Section 6.03(a)(iii).

“Adjusted LIBO Rate” shall mean, for any day, with respect to any Eurodollar Borrowing, an interest rate per annum equal to the product of (a) the one-month LIBO Rate in effect on the day two Business Days prior to each Interest Payment Date and (b) Statutory Reserves; provided, however, that, if the Adjusted LIBO Rate would be less than 1.00% per annum, then the Adjusted LIBO Rate will be deemed to be 1.00% per annum.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 6.06.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01(d)(ii).

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of all of the Lenders’ Revolving Credit Exposures.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Alabama Capital Expenditures” shall mean, for any period, the cash capital expenditures of the Alabama Subsidiary determined in accordance with GAAP, but excluding any such expenditure (a) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation awards (or payments in lieu thereof) or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (b) constituting reinvestment by the Alabama Subsidiary during such period of the Net Proceeds of any Asset Sale consummated by the Alabama Subsidiary, (c) made by the Alabama Subsidiary to effect leasehold improvements to any property leased by the Alabama Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord and (d) expenditures that are accounted for as capital expenditures by the Alabama Subsidiary and that actually are paid for (including by means of the issuance of Equity Interests by the Alabama Subsidiary) by a Person other than the Alabama Subsidiary and for which the Alabama Subsidiary has not provided and is not required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period).

“Alabama Excess Cash Flow” shall mean, for any period, (a) earnings before depreciation and amortization expenses of the Alabama Subsidiary for such period (excluding for this purpose all inter-company transactions), (b) less Alabama Capital Expenditures for such period, (c) less any increase in Alabama Net Working Capital for such period or plus any decrease in Alabama Net Working Capital for such period.

“Alabama Intercreditor Agreement” shall mean the Intercreditor Agreement to be entered into as of the Closing Date among Republic Bank, the Collateral Agent and the Alabama Subsidiary.

“Alabama Net Working Capital” shall mean, at any date, (a) the consolidated current assets of the Alabama Subsidiary as of such date (excluding cash and Cash Equivalents) minus (b) the consolidated current liabilities of the Alabama Subsidiary as of such date (excluding current liabilities in respect of Indebtedness).  Alabama Net Working Capital at any date may be a positive or negative number.  Alabama Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Alabama Revolving Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of July 31, 2009, by and between the Alabama Subsidiary and Republic Bank, as the same has been amended as of December 31, 2009 and as amended and restated of the Closing Date, and as the same may be further amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Alabama Subsidiary” shall mean Insight Capital, LLC.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate in effect on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations or offers in accordance with the terms of the respective definitions thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Commitment Percentage” shall mean with respect to any Lender, the percentage of the Total Commitment represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Commitment Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Loan, 14.00% per annum, and (b) with respect to any ABR Loan, 13.00% per annum.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall mean Ivy Management, LLC.

“Asset Sale” shall mean (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”) or (b) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than non-voting Preferred Stock of Restricted Subsidiaries issued in compliance with Section 6.01), whether in a single transaction or a series of related transactions; in each case, other than: (i) any disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business; (ii) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 6.04; (iii) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 6.05; (iv) any disposition of assets by the Borrower or a Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $15,000,000; (v) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to another Restricted Subsidiary; (vi) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business; (vii) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (viii) foreclosures, condemnation or any similar action on assets or the granting of Liens, in each case, not prohibited by this Agreement (ix) any financing transaction with respect to property constructed or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations, within 12 months of such construction or acquisition and otherwise permitted by this Agreement; (x) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business; (xi) the sale or discount of inventory, accounts or loans receivable or notes receivable in the ordinary course of business or the conversion of accounts or loans receivable to notes receivable; (xii) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis; (xiii) the unwinding of any Hedging Obligations; (xiv) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (xv) the lapse or abandonment of intellectual property rights in the ordinary course of business, that, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole; and (xvi) the issuance of directors’ qualifying shares and shares issued to foreign nationals, in each case, as required by applicable law.

“Asset Sale Offer” shall have the meaning assigned to such term in the Senior Secured Notes Indenture.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.03), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction shall mean, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Senior Secured Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Bank Obligations” shall mean (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party or an Affiliate of a Loan Party under each Hedging Agreement.

“Bank Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) each counterparty to any Hedging Agreement with a Loan Party or an Affiliate of a Loan Party, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the successors and permitted assigns of each of the foregoing.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01(d).

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date.  Interest shall accrue from and including the first day of a Borrowing to but excluding the last day of such Borrowing.

“Borrowing Base” shall mean, as of any date of determination, an amount equal to the lesser of: (a) 75% of the aggregate amount of all cash and Cash Equivalents of the Borrower and the Subsidiaries; or (b) the sum of: (i) the aggregate amount of all cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors in any Controlled Account, plus (ii) the aggregate amount of all deposits in transit of cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors to any Controlled Account (provided that (x) the amount of the Borrowing under this clause (b)(ii) shall not exceed 15% of the total amount of the Borrowing Base under this clause (b) and (y) Shared Alabama Collateral shall not be included in the Borrowing Base under this clause (b) to the extent, and only to the extent, of the amount of any outstanding Indebtedness under the Alabama Revolving Credit Agreement).

“Borrowing Base Certificate” shall mean a certificate duly executed by a Financial Officer of the Borrower substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan or an ABR Loan based on the LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Stock” shall mean (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” shall mean

(i)                                     United States dollars or Canadian dollars;

(ii)                                  (A) euro, pounds sterling or any national currency of any participating member state of the EMU; (B) except for purposes of clause (a) of the definition of Borrowing Base and clause (ii) of Section 5.04(c), in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by such Restricted Subsidiary from time to time in the ordinary course of business; and (C) for purposes of clause (a) of the definition of Borrowing Base and clause (ii) of Section 5.04(c), in the case of any Foreign Subsidiary that is a Subsidiary, such local currencies held by such Subsidiary from time to time in the ordinary course of business

(iii)                               securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(iv)                              certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank (any such instrument, a “Qualifying Bank Instrument”); provided that, with respect to any Qualifying Bank Instrument held by (x) the Borrower or any Domestic Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 and (y) any Foreign Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 or a non-U.S. commercial bank having capital and surplus of not less than $100,000,000 (or the U.S. dollar equivalent thereof as of the date of determination);

(v)                                 repurchase obligations for underlying securities of the types described in clause (iii) or (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above;

(vi)                              commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(vii)                           marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of acquisition thereof;

(viii)                        investment funds investing 95% of their assets in securities of the types described in clauses (i) through (vii) above and (ix) through (xi) below; provided that Qualifying Bank Instruments with any non-U.S. commercial bank and any securities described under clause (xi) below, in each case, shall only be counted towards such 95% requirement to the extent that the holder of such investment fund is a Foreign Subsidiary;

(ix)                              Indebtedness or Preferred Stock issued by Persons (other than the Borrower or any Affiliate of the Borrower) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;

(x)                                 Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(xi)                              in the case of any Foreign Subsidiary, readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s and S&P (or, if at any time either Moody’s or S&P shall not be rating such obligations, an equivalent rating from another Rating Agency) maturing within 12 months of the date of acquisition thereof.

Notwithstanding the foregoing, (A) Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (i) or (ii) above, provided that such amounts are converted into any currency described in either clause (i) or (ii) above as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts and (B) for purposes of determining the Borrowing Base, Cash Equivalents shall only include items described in clauses (i) through (v) above.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, regulations or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, regulations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than the Permitted Holders; or (ii) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Borrower or any Parent Entity.

“Charges” shall have the meaning assigned to such term in Section 9.08.

“Closing Date” shall mean April 29, 2011.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agent” shall mean U.S. Bank National Association, in its capacity as collateral agent under the Security Documents, and any successor thereto.

“Collateral Agreement” shall mean the Collateral Agreement, dated as of April 29, 2011, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Senior Secured Notes Trustee and the Collateral Agent, creating security interests in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.03, and (c) increased pursuant to Section 2.22.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Communications” shall have the meaning assigned to such term in Section 9.01(d)(ii).

“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, of such Person and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(i)                                     consolidated interest expense of such Person and the Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Net Income (including (a) accrual of original issue discount that resulted from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounts with respect to liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees); plus

(ii)                                  consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; less

(iii)                               interest income on cash and Cash Equivalents for such period (which, for the avoidance of doubt, does not include income on or related to the Borrower’s loan products).

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(i)                                     any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating to any such gains, losses or charges) or expenses (including any fees or expenses paid in connection with the Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(ii)                                  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(iii)                               any after-tax effect of income (loss) from discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

(iv)                              any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded,

(v)                                 the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(vi)                              solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of Section 6.05, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless all such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(vii)                           effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii)                        any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(ix)                              any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded,

(x)                                 any (A) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, (B) income (loss) attributable to deferred compensation plans or trusts and (C) compensation expense recorded in connection with the payment of the Special Options Distribution, in each case, shall be excluded,

(xi)                              any expense relating to management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent such fees and expenses are permitted to be paid under Section 6.06 and to the extent deducted in computing Net Income shall be excluded,

(xii)                           any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded, and

(xiii)                        any amortization of deferred financing fees or financial advisory costs incurred on or prior to the Closing Date, or in connection with the Transactions, shall be excluded.

Notwithstanding the foregoing, for the purposes of Section 6.05 only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Borrower or any of the Restricted Subsidiaries or any sale of the stock of an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 6.05 pursuant to clause (3)(d) of the first paragraph thereof.

“Consolidated Secured Debt Ratio” as of any date of determination shall mean the ratio of (1) Consolidated Total Indebtedness of the Borrower and the Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Borrower’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Total Indebtedness” shall mean, as at any date of determination, an amount equal to (a) the sum of (i) the aggregate amount of all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (for the avoidance of doubt, excluding any (A) Hedging Obligations and (B) performance bonds or any similar instruments) and (ii) the aggregate amount of all outstanding Disqualified Stock of the Borrower and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (b) any Excess Cash.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the Borrower.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Account” shall mean each deposit account and securities account that is (i) subject to an account control agreement in form and substance satisfactory to the Administrative Agent in accordance with Section 3.04(b) or 3.04(c) of the Collateral Agreement and (ii) owned by a Loan Party in respect of which the Lenders have received a legal opinion, covering the due authorization of the execution and delivery of certain of the Loan Documents by such Loan Party and the performance of such Loan Party’s obligations thereunder, the due execution and delivery of such Loan Documents by such Loan Party, and such other matters as the Required Lenders may reasonably require, in form and substance satisfactory to the Required Lenders.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Facilities” shall mean the revolving credit facilities provided for by this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of one or more conditions precedent to funding set forth in Article IV (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) not having been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on a condition precedent to funding set forth in Article IV (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) which cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Non-cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” shall mean Preferred Stock of the Borrower or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an certificate executed by a Financial Officer of the Borrower or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of Section 6.05.

“Designated Priority Obligations” shall have the meaning assigned to such term in the Collateral Agreement.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than solely as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the Maturity Date and the date the Commitments are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Early Prepayment” shall mean any prepayment or repayment (whether mandatory, voluntary, after acceleration of the Bank Obligations or otherwise, but excluding a voluntary repayment made on the Maturity Date) after which the aggregate outstanding principal amount of the Loans would be less than 85% of the Total Commitment at such time.

“Early Prepayment Premium” shall mean: (x) with respect to any Early Prepayment made prior to the date of a Triggering Event Notice, an amount, if positive, equal to: (a) for Early Prepayments made after the First Amendment Effective Date and on or prior to the one-year anniversary of the First Amendment Effective Date, a make-whole amount equal to the sum of:

(i) the net present value of the interest that would have accrued and been paid with respect to such Early Prepayment (if such Early Prepayment had not been made) from the date of such prepayment up to and including such one-year anniversary date (using a rate of interest equal to the Adjusted LIBO Rate in effect on the date of such Early Prepayment plus the Applicable Percentage), discounted at the applicable Treasury Rate plus 0.5%; plus (ii) the net present value of the interest that would have accrued and been paid with respect to such Early Prepayment (if such Early Prepayment had not been made) after the one-year anniversary of the First Amendment Effective Date up to and including such 18-month anniversary date of the First Amendment Effective Date (using a reduced rate of interest equal to the Adjusted LIBO Rate in effect on the date of such Early Prepayment plus 6.00% per annum), discounted at the applicable Treasury Rate plus 0.5%; and (b) for Early Prepayments made after the one-year anniversary of the First Amendment Effective Date and on or prior to the 18-month anniversary of the First Amendment Effective Date, a make-whole amount equal to the net present value of the interest that would have accrued and been paid with respect to such Early Prepayment if not prepaid from the date of prepayment up to and including such 18-month anniversary date (using a reduced rate of interest equal to the Adjusted LIBO Rate in effect on the date of such Early Prepayment plus 6.00% per annum), discounted at the applicable Treasury Rate plus 0.5%; and (y) with respect to any Early Prepayment made on or after the date of a Triggering Event Notice, $0.

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(i)                                     increased (without duplication and only to the extent decreasing Consolidated Net Income of such Person for such period) by:

(A)                               provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(B)                               Fixed Charges of such Person for such period, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (i)(w) through (i)(y) thereof, to the extent the same were deducted in computing Net Income and not added back in calculating Consolidated Net Income; plus

(C)                               Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(D)                               the aggregate amount of fees, expenses or charges related to any acquisition, Investment, disposition, issuance, repayment or refinancing of Indebtedness (including, for the avoidance of doubt, the Transactions) or amendment or modification of any debt instrument or issuance of Equity Interests (in each case, to the extent such transaction is permitted by this Agreement and including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any bonus payments made as a result of the successful consummation of the Transactions (to the extent the aggregate amount of such bonus payments does not exceed the amount of such bonus payments described in the Senior Secured Notes Offering Circular), in each case, deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(E)                                the amount of (x) any restructuring charge or reserve or non-recurring integration costs deducted in computing Net Income and not added back in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and (y) any costs or expenses relating to the closure and/or consolidation of facilities, including store closings; plus

(F)                                 any other non-cash charges, including any write offs or write downs, deducted in computing Net Income and not added back in computing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed, and excluding amortization of any prepaid cash item that was paid in a prior period); plus

(G)                               the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary of the Borrower deducted in computing net income and not added back in computing Consolidated Net Income, excluding cash distributions made or declared in respect of any such minority equity interests of third parties; plus

(H)                              the amount of net cost savings resulting from specified actions that have been taken, which net cost savings are projected by the Borrower in good faith to be realized within 12 months following the date of determination (calculated on a pro forma basis as though such net cost savings had been realized on the first day of such period), with such amount of net cost savings being reduced by the amount of net cost savings actually realized during such period from any such specified actions that have already been taken; provided that (w) such projected net cost savings shall be set forth in an Officer’s Certificate delivered to the Administrative Agent that certifies that such projected net cost savings meet the criteria of this clause (H), (x) such net cost savings are reasonably identifiable and factually supportable, (y) no net cost savings shall be added pursuant to this clause (H) to the extent they are duplicative of any expenses or charges relating to such net cost savings that are added pursuant to clause (E) above and (z) the aggregate amount of net cost savings added pursuant to this clause (H) shall not exceed 10.0% of EBITDA (calculated absent any such net cost savings) for any four consecutive fiscal quarter period; provided further that the additions made pursuant to this clause (H) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”; plus

(I)                                   any costs or expense incurred by such Person or a Restricted Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock and Designated Preferred Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph of Section 6.05; plus

(J)                                   the amount of expenses relating to payments made to option holders of the Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, but only to the extent such distributions to shareholders are permitted under this Agreement; plus

(K)                              proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income or EBITDA); plus

(L)                                any net loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

(ii)                                  decreased by (without duplication) (A) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (A) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein and (B) any net gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 9.03(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.03(b)(iii)).

“EMU” shall mean the economic and monetary union as contemplated by the Treaty on European Union.

“Engagement Letter” shall mean the Proposal Letter, dated as of February 23, 2015, by and between the Borrower and the Arranger.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, trust fund reimbursements and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release of any Hazardous Materials.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, in endangered or critical status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction”

with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“euro” shall mean the single currency of participating member states of the EMU.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash” shall mean, as at any date of determination, an amount equal to (a) the cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date (but excluding any cash or Cash Equivalents that are (or would be) the proceeds of Secured Indebtedness for which the amount of “Excess Cash” is being calculated), less (b) the sum of the aggregate amount of Store Cash and Excluded Cash of the Borrower and the Restricted Subsidiaries as of such date; provided that, the calculation of each such amount as of any relevant date of determination shall be set forth in an Officer’s Certificate delivered to the Administrative Agent in which the relevant Officer shall also certify that the Borrower and the Subsidiary Guarantors are in compliance with the requirements set forth in the Collateral Agreement regarding cash, including that the Borrower and the Subsidiary Guarantors have taken and are taking commercially reasonable efforts to cause the Collateral Agent (or, in the case of cash and Cash Equivalents of the Alabama Subsidiary, the Collateral Agent’s bailee pursuant to the Alabama Intercreditor Agreement) to have “control” (as defined in the Uniform Commercial Code) over at least 90% of the cash and Cash Equivalents of the Borrower and the Subsidiaries (other than Excluded Cash and Store Cash of the Borrower and the Subsidiaries).

“Excess Proceeds” shall have the meaning assigned to such term in Section 6.03(a)(iv).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Cash” shall have the meaning set forth in the Collateral Agreement.

“Excluded Contribution” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by the Borrower from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower, in each case designated as Excluded Contributions pursuant to a certificate executed by a principal Financial Officer of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of Section 6.05.

“Excluded Taxes” shall mean, with respect to any payment made hereunder by or on account of any obligation of the Borrower or any other Loan Party to the Administrative Agent, any Lender or any other recipient, (a) income or franchise Taxes imposed on (or measured by) its net income (however denominated) by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding Taxes attributable to such recipient’s failure to comply with documentation requirements of Section 2.19(e), and (d) except in the case of an assignee pursuant to a request by the Borrower under Section 2.20(a)), any withholding Tax (including withholding Tax imposed under FATCA) that is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.19(a).

“Existing Credit Agreements” shall mean each of (a) the Credit Agreement among CheckSmart Financial Company, Checksmart Financial Holdings Corp., RBS Securities Corporation and Bear Stearns Corporate Lending Inc., dated as of May 1, 2006, (b) the First Lien Credit Agreement among California Check Cashing Stores, LLC, CCCS Holdings, LLC, UBS Securities LLC, UBS AG, Stamford Branch and Union Bank of California, N.A., dated September 29, 2006, and (c) the Second Lien Credit Agreement among California Check Cashing Stores, LLC, CCCS Holdings, LLC, UBS Securities LLC, UBS AG, Stamford Branch and Union Bank of California, N.A., dated September 29, 2006, in the case of each of the foregoing, as the same has been amended, restated, amended and restated, supplemented and otherwise modified prior to the Closing Date.

“fair market value” shall mean, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees and the Administrative Agent Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Amendment” shall mean that certain First Amendment to Revolving Credit Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Subsidiary Guarantors party thereto, the Lenders, and the Administrative Agent.

“First Amendment Effective Date” shall mean March 27, 2015.

“First Lien Priority” shall mean, as to any Indebtedness or other Obligations secured by a Lien, relative to the Secured Obligations, having equal, first-lien priority on the Collateral and the representative for the holders of which has become a party to the Collateral Agreement.

“Fixed Charge Coverage Ratio” shall mean with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than any Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period) or issues, redeems or repurchases Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance, redemption or repurchase of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Borrower or any of the Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Borrower or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and shall be made in accordance with Article 11 of Regulation S-X.  In addition to pro forma adjustments made in accordance with Article 11 of Regulation S-X, pro forma calculations may also include net operating expense reductions for such period resulting from any Asset Sale or other disposition or acquisition, Investment, merger, amalgamation, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) are reasonably expected to be realizable within twelve months of the date of such transaction; provided that (w) any pro forma adjustments made pursuant to this sentence shall be set forth in an Officer’s Certificate delivered to the Administrative Agent that certifies that such net operating expense reductions meet the criteria set forth in this paragraph, (x) such net operating expense reductions are reasonably identifiable and factually supportable, (y) no net operating expense reductions shall be given pro forma effect to the extent duplicative of any expenses or charges that are added back pursuant to the definition of EBITDA and (z) net operating expense reductions given pro forma effect shall not include any operating expense reductions related to the combination of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary or combined with the operations of the Borrower or any Restricted Subsidiary.  Such pro forma adjustments may be incremental to (but not duplicative of) additions made to EBITDA pursuant to clause (H) of the definition thereof.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility being given pro forma effect to shall be computed based upon the average daily balance of such Indebtedness during the applicable period (but excluding any such Indebtedness that has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period).  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Fixed Charges” shall mean, with respect to any Person for any period, without duplication, the sum of:

(i)                                     Consolidated Interest Expense of such Person for such period;

(ii)                                  all cash dividends or other distributions (excluding items eliminated in consolidation) (i) on any series of Preferred Stock and (ii) to finance dividends or distributions paid on any series of Designated Preferred Stock of any Parent Entity, in each case, paid during such period;

(iii)                               all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period; and

(iv)                              the aggregate (without duplication) of all scheduled payments of principal on Indebtedness required to have been made during such period (whether or not such payments are actually made), including scheduled principal payments on any related party notes.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect on the Closing Date, it being understood that, for purposes of this Agreement, all references to codified accounting standards specifically named herein shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP.  At any time after the Closing Date, the Borrower may elect, for all purposes hereof, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on the date of such election; provided that (i) any such election, once made, shall be irrevocable (and shall only be made once), (ii) all financial statements and reports required to be provided after such election shall be prepared on the basis of IFRS, (iii) from and after such election, all ratios, computations and other determinations based on GAAP shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Closing Date, (iv) such election shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to Section 6.05 or any incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 6.01 (or any other action conditioned on the Borrower and the Restricted Subsidiaries having been able to incur $1.00 of additional Indebtedness) if such payment, Investment, incurrence or other action was valid hereunder on the date made, incurred or taken, as the case may be, (v) all accounting terms and references herein to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS and (vi)  in no event, regardless of the principles of IFRS in effect on the date of such election, shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to payments made under an operating lease be treated, in whole or in part, as interest expense; provided that such payments under an operating lease shall be treated as an operating expense in computing Consolidated Net Income.  The Borrower shall give notice of any such election made in accordance with this definition to the Administrative Agent and the Lenders promptly after having made such election (and in any event, within 15 days thereof).  For the avoidance of doubt, solely making an election

(without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Granting Lender” shall have the meaning assigned to such term in Section 9.03(h).

“guarantee” of or by any Person shall mean a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” shall mean the guarantee by any Subsidiary Guarantor of the Borrower’s Bank Obligations.

“Guarantee Agreement” shall mean the Guarantee Agreement, dated April 29, 2011, among the Borrower, the Subsidiaries party thereto and the Administrative Agent.

“Hazardous Materials” shall mean (a) any petroleum products, byproducts additives or fractions and all other hydrocarbons, coal ash, radon gas, asbestos or asbestos-containing material, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any agreement governing Hedging Obligation of a Loan Party or an Affiliate of a Loan Party that (i) is in effect on the Closing Date with a counterparty that is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent at the time such Hedging Agreement is entered into.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Indebtedness” shall mean, with respect to any Person, without duplication:

(i)                                     any indebtedness (including principal and premium) of such Person, whether or not contingent:

(A)                               in respect of borrowed money;

(B)                               evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(C)                               representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(D)                               representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in any of clauses (A) through (D) (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that, Indebtedness of any Parent Entity that is non-recourse to the Borrower and all of its Restricted Subsidiaries but that appears on the consolidated balance sheet of the Borrower solely by reason of push-down accounting under GAAP shall be excluded;

(ii)                                  all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person;

(iii)                               to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(iv)                              to the extent not otherwise included, the obligations of the type referred to in clause (i) or (ii) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business.  For the avoidance of doubt, in no event shall any liabilities attributable to an operating lease be treated as Indebtedness, so long as the associated payments under such operating lease are accounted for as an operating expense in computing Consolidated Net Income.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.04(b).

“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is not an Affiliate of the Borrower.

“Information” shall have the meaning assigned to such term in Section 9.13.

“Initial Unrestricted Subsidiary” shall mean Latin Card Strategy, LLC, a Delaware limited liability company.

“Interest Payment Date” shall mean the last Business Day of each month.

“Investment Grade Rating” means (1) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or (2) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P and an equivalent rating by any other Rating Agency.

“Investments” shall mean, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or loans receivable, trade credit, advances to customers, and commission, travel and similar advances to officers and employees, in each case made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 6.05, (i) Investments shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (1) the Borrower’s Investment in such Subsidiary at the time of such redesignation, less (2) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case, as determined in good faith by the board of directors of the Borrower.  If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Borrower (or the applicable Restricted Subsidiary) will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Borrower’s (and the Restricted Subsidiaries’) Investments in such Subsidiary that were not sold or disposed of.  The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, return of capital or repayment received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment.

“Investor Management Agreement” shall mean the Advisory Services and Monitoring Agreement, dated April 29, 2011, among the Borrower, CheckSmart Financial Company, California Check Cashing Stores, LLC, the Sponsor and GGC Administration, LLC.

“Investors” shall mean the Sponsor and Golden Gate Private Equity, Inc. and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by Golden Gate Private Equity, Inc., but not including, however, any portfolio companies of any of the foregoing.

“Junior Lien Indebtedness” shall mean any Indebtedness incurred by the Borrower or any Subsidiary Guarantor that is secured by Liens on the Collateral having Junior Lien Priority relative to the Liens securing the Secured Obligations.

“Junior Lien Intercreditor Agreement” shall mean a junior lien intercreditor agreement among the Collateral Agent and the representative of the holders of the Junior Lien Indebtedness, in substantially the form attached hereto as Exhibit C.

“Junior Lien Priority” shall mean, relative to specified Indebtedness or other Obligations secured by a Lien, having a junior Lien priority on specified Collateral and subject to a Junior Lien Intercreditor Agreement and, if the Alabama Revolving Credit Agreement remains outstanding, the Alabama Intercreditor Agreement.

“Lenders” shall mean the Persons listed on Schedule 2.01 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Leverage Ratio” shall mean, on any date of determination, the ratio of Consolidated Total Indebtedness on such date to EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date. In any period of four consecutive fiscal quarters in which an acquisition or asset sale permitted under Section 6.04 occurs, the Leverage Ratio shall be determined with respect to such period on a pro forma basis after giving effect to all of the adjustments contemplated by the final paragraph of the definition of “Fixed Charge Coverage Ratio”.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any day, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) such day (or, if such day is not a Business Day, the immediately preceding Business Day) to be equal to the London Interbank Offered Rate for deposits in dollars (as set forth by any service selected by the Administrative Agent) for a period of one month; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for one month to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on such day (or, if such day is not a Business Day, the immediately preceding Business Day).

“Lien” shall mean with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Bank Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the other Loan Documents.

“Loan Documents” shall mean this Agreement, the First Amendment, the Security Documents and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Party” shall mean each of the Borrower and each Subsidiary Guarantor.

“Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and other than Indebtedness under the Alabama Revolving Credit Agreement incurred by the Alabama Subsidiary, to the extent the aggregate principal amount outstanding thereof does not to exceed $8,000,000), or obligations in respect of one or more Hedging Obligations, of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Obligation were terminated at such time.

“Maturity Date” shall mean March 27, 2017.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.08.

“Merger Agreement” shall mean the Agreement and Plan of Merger dated as of April 13, 2011, by and among CheckSmart Financial Holdings Corp., the Borrower, CCFI Merger Sub I Inc., CCFI Merger Sub II Inc., CCCS Topco, LLC, California Check Cashing Stores, Inc., California Check Cashing Stores II, Inc., California Check Cashing Stores IV, Inc., CCCS Corporate Holdings, Inc. and CCCS Holdings, LLC, as amended by the First Amendment to Agreement and Plan of Merger, dated as of April 28, 2011, by and among such parties.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” shall mean with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” shall mean the aggregate cash proceeds received by the Borrower or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of:

(i)                                     the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(ii)                                  amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness that is (i) secured by a Lien on the property or assets that are the subject of such Asset Sale, that is, and is permitted to be, senior to the Lien securing the Bank Obligations or (ii) secured by a Lien on such property or assets and such property or assets do not constitute Collateral, which Indebtedness, in either case, is required (other than required by Section 6.03) to be paid as a result of such transaction; and

(iii)                               any deduction of appropriate amounts to be provided by the Borrower or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New York UCC” shall mean the UCC as from time to time in effect in the State of New York.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.07 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Obligations” shall mean any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“OFAC” shall have the meaning assigned to such term in Section 3.24.

“Officer” shall mean the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Borrower or of any other Person, as the case may be.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower or on behalf of any other Person, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or of such other Person that meets the requirements set forth in this Agreement.

“Other First Lien Obligations” shall mean any Indebtedness or other Obligations (other than the Designated Priority Obligations (as defined in the Collateral Agreement) and the Notes Obligations (as defined in the Collateral Agreement)) having First Lien Priority with respect to the Collateral and that are not secured by any other assets and, in the case of Indebtedness for borrowed money, has a stated maturity that is equal to or later than the stated maturity of the Senior Secured Notes; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Collateral Agreement and, if the Alabama Revolving Credit Agreement remains outstanding, the Alabama Intercreditor Agreement.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent Entity” shall mean any Person that is a direct or indirect parent of the Borrower.

“Participant” shall have the meaning assigned to such term in clause (d) of Section 9.03.

“Participant Register” shall have the meaning assigned to such term in clause (d) of Section 9.03.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Collateral Agreement.

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of the Restricted Subsidiaries, on the one hand, and another Person, on the other hand; provided that any cash or Cash Equivalents received must be applied in accordance with Section 6.03.

“Permitted Holders” shall mean (i) the Sponsor, (ii) members of management of the Borrower or any Parent Entity who are holders of Equity Interests of the Borrower (or any Parent Entity) on the Closing Date or the First Amendment Effective Date, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons described in foregoing clause (i) or (ii) are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any Parent Entity or (iv) any Permitted Parent.

“Permitted Investments” shall mean:

(i)                                     any Investment in the Borrower or any of the Restricted Subsidiaries;

(ii)                                  any Investment in cash or Cash Equivalents;

(iii)                               any Investment by the Borrower or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(A)                               such Person becomes a Restricted Subsidiary; or

(B)                               such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(iv)                              any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 6.03 or any other disposition of assets not constituting an Asset Sale;

(v)                                 any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date to the extent described in the Senior Secured Notes Offering Circular, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Closing Date or binding commitment in effect on the Closing Date to the extent described in the Senior Secured Notes Offering Circular; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;

(vi)                              any Investment acquired by the Borrower or any of the Restricted Subsidiaries:

(A)                               in exchange for any other Investment or accounts or loans receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or loans receivable;

(B)                               in satisfaction of judgments against other Persons; or

(C)                               as a result of a foreclosure by the Borrower or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(vii)                           Hedging Obligations permitted under Section 6.01(b)(xi);

(viii)                        any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed the greater of $25,000,000 and 5.5% of Total Assets;

(ix)                              Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Borrower or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph of Section 6.05;

(x)                                 guarantees of Indebtedness permitted under Section 6.01;

(xi)                              any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.06(b) (except transactions described in clause (ii), (vi), (viii), (x) or (xv) of Section 6.06(b));

(xii)                           Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(xiii)                        additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xiii) that are at that time outstanding, not to exceed the greater of $20,000,000 and 4.0% of Total Assets;

(xiv)                       advances to, or guarantees of Indebtedness of, employees not in excess of $5,000,000 outstanding at any one time, in the aggregate;

(xv)                          loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices;

(xvi)                       advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of the Restricted Subsidiaries;

(xvii)                    Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(xviii)                 Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices; and

(xix)                       Investments in Unrestricted Subsidiaries having an aggregate fair market value taken together with all other Investments made pursuant to this clause (xix) that are at the time outstanding, not to exceed $10,000,000.

“Permitted Liens” shall mean, with respect to any Person:

(i)                                                 pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(ii)                                              Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s and mechanics’, materialmen’s and repairmen’s Liens, contractors’, supplier of materials, architects’, and other like Liens, in each case for sums not yet overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such

Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, in each case, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(iii)                                           Liens for taxes, assessments or other governmental charges that are not yet overdue for a period of more than 30 days or not yet payable or that are being contested in good faith by appropriate proceedings diligently conducted, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(iv)                                          Liens in favor of the issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances and completion guarantees, in each case issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v)                                             minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, drains, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building code or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person;

(vi)                                          Liens securing Indebtedness permitted at the time of incurrence to be incurred pursuant to Section 6.01(b)(v), (xiii)(B), (xv) or (xix); provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to such clause (v) extend only to the assets purchased with the proceeds of such Indebtedness and the proceeds and products thereof, (B) Liens securing Indebtedness permitted to be incurred pursuant to such clause (xv) only secure Indebtedness of, and extend only to the assets of, Foreign Subsidiaries and (C) Liens securing Indebtedness permitted to be incurred pursuant to such clause (xix) extend only to the assets of Foreign Subsidiaries; provided further that to the extent any Liens cover the Collateral, this clause (vi) shall be available to permit such Liens only to the extent that such Liens secure Other First Lien Obligations;

(vii)                                       Liens existing on the Closing Date and set forth on Schedule 6.02 or pursuant to agreements in existence on the Closing Date (other than the Liens created by the Security Documents and the Republic Liens);

(viii)                                    Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary that, in each case, secure an Obligation existing at the time such Person becomes a Subsidiary; provided that (x) such Liens and Obligations are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary and (y) such Liens may not extend to any other property owned by the Borrower or any of the Restricted Subsidiaries (other than (a) after-acquired property that is affixed to or incorporated into the property covered by such Lien securing such Obligation, (b) any other after-acquired property subject to such Lien securing such Obligation; provided that, in the case of clauses (a) and (b), the terms of such Obligation require or include a pledge of such after-acquired property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof);

(ix)                                          Liens on property or other assets at the time the Borrower or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Borrower or any of the Restricted Subsidiaries;

(x)                                             Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or a Subsidiary Guarantor permitted to be incurred in accordance Section 6.01;

(xi)                                          Liens securing Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes); provided that with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is permitted under this Agreement;

(xii)                                       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xiii)                                    leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(xiv)                                   Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(xv)                                      Liens in favor of the Borrower or any Subsidiary Guarantor;

(xvi)                                   Liens on vehicles or equipment of the Borrower or any of the Restricted Subsidiaries granted in the ordinary course of business;

(xvii)                                Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi), (vii), (viii) or (ix) or clauses (xxvi) or (xxxviii) below; provided that (A) in the case of any Lien referred to in the foregoing clause (vi), this clause (xvii) shall only apply to modifications, refinancings, refundings, extensions, renewals or replacements of Indebtedness of Foreign Subsidiaries initially incurred under Section 6.01(b)(xv) that are secured by assets of such Foreign Subsidiaries, (B) any such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including (I) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (II) any other after-acquired property subject to such Lien; provided that, in the case of clauses (I) and (II), the terms of such Indebtedness require or include a pledge of such after acquired property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such modification, refinancing, refunding, extension, renewal or replacement) and (III) the proceeds and products thereof) and (C) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (vi), (vii), (viii), (ix), (xxvi) or (xxxviii) of this definition, in each case, at the time the original Lien became a Permitted Lien under this Agreement and (y) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(xviii)                             deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(xix)                                   Liens securing any other Obligations (which Obligations may be Other First Lien Obligations) that do not exceed $25,000,000 at any one time outstanding;

(xx)                                      Liens securing judgments for the payment of money not constituting an Event of Default under clause (b) or (c) of Article VII so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(xxi)                                   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxii)                                Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (B) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (C) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(xxiii)                             Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxiv)                            Liens that are contractual rights of set-off or rights of pledge (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xxv)                               Liens securing Indebtedness incurred under Section 6.01(b)(iii); provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Collateral Agreement and, if the Alabama Revolving Credit Agreement remains outstanding, the Alabama Intercreditor Agreement;

(xxvi)                            Liens securing the Bank Obligations;

(xxvii)                         Liens securing Hedging Agreements;

(xxviii)                      any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xxix)                            Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a transaction permitted under this Agreement;

(xxx)                               Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(xxxi)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xxxii)                         ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located that do not in the aggregate materially impair their use in the operation of the business of the Borrower and the Restricted Subsidiaries;

(xxxiii)                      Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xxxiv)                     the reservations, limitations, provisos and conditions expressed in any original grants of real or immoveable property that do not materially impair the use of the affected land for the purpose used or intended to be used;

(xxxv)                        any Lien resulting from the deposit of cash or securities in connection with the performance of a bid, tender, sale or contract (excluding the borrowing of money) entered into in the ordinary course of business or deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

(xxxvi)                     any Lien in favor of a lessor or licensor for rent to become due or for other obligations or acts, the payment or performance of which is required under any lease as a condition to the continuance of such lease;

(xxxvii)                  Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral;

(xxxviii)               Liens securing any Other First Lien Obligations incurred pursuant to the first paragraph of Section 6.01, provided, however, that, at the time of incurrence of such Other First Lien Obligations under this clause (xxxviii) and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.25 to 1.00;

(xxxix)                     the Republic Liens;

(xl)                                          Liens on the assets of Subsidiaries that are not Subsidiary Guarantors securing Indebtedness of such Subsidiaries that was permitted by this Agreement to be incurred;

(xli)                                       all rights of expropriation, access or use or other similar rights conferred by or reserved by any Federal, state or municipal authority or agency;

(xlii)                                    any agreements with any Governmental Authority or utility that do not, in the aggregate, adversely affect in any material respect the use or value of real property and improvements thereon in the good faith judgment of the Borrower;

(xliii)                                 Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment, and (ii) incurred in connection with an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.03, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien; and

(xliv)                                agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts or loans receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business.

For purposes of determining compliance with this definition, (A) Liens need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Borrower may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” shall mean any Parent Entity formed by the Sponsor that is not formed in connection with, or in contemplation of, a transaction that, assuming such Parent Entity was not a Parent Entity, would constitute a Change of Control.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01(d)(i).

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by JP Morgan Chase & Co. as its prime rate in effect at its principal office in New York City (it being understood that the Prime Rate may not be the lowest rate of interest charged by JP Morgan Chase & Co. in connection with extensions of credit to debtors).

“Public Lender” shall have the meaning assigned to such term in Section 9.01(d).

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Borrower’s board of directors in good faith.

“Rating Agency” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Senior Secured Notes publicly available, a nationally recognized statistical rating agency or agencies as the case may be, selected by the Borrower which shall be substituted for Moody’s or S & P or both, as the case may be.

“Refinancing” shall have the meaning assigned to such term in the definition of “Transactions”.

“Refinancing Indebtedness” shall have the meaning assigned to such term in Section 6.01(b)(xiv).

“Register” shall have the meaning assigned to such term in Section 9.03(c).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, upon or underneath any building, structure, facility or fixture.

“Removal Effective Date” shall have the meaning assigned to such term in Section 8.06(b).

“Republic Bank” shall mean Republic Bank of Chicago, in its capacity as the lender to the Alabama Subsidiary under the Alabama Revolving Credit Agreement.

“Republic Liens” shall mean Liens on the Shared Alabama Collateral securing the Republic Obligations.

“Republic Obligations” shall mean any and all Obligations of the Alabama Subsidiary pursuant to the Alabama Revolving Credit Agreement the Indebtedness in respect of which is incurred under Section 6.01(b)(ii).

“Required Lenders” shall mean, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” shall have the meaning assigned to such term in Section 8.06.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted DRE” shall mean any Subsidiary that (a) is disregarded as an entity separate from its sole owner under Treasury Regulation Section 301.7701-2(c)(2) or -3(b) and (b) with respect to which substantially all of its assets consist of Equity Interests in (i) Foreign Subsidiaries or (ii) other Restricted DREs.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning assigned to such term in Section 6.05.

“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Exposure” shall mean, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans.

“Revolving Credit Facility Obligations” shall have the meaning assigned to such term in the Collateral Agreement.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Borrower or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of the Restricted Subsidiaries secured by a Lien.

“Secured Obligations” shall have the meaning assigned to such term in the Collateral Agreement.

“Secured Parties” shall have the meaning assigned to such term in the Collateral Agreement.

“Security Documents” shall mean the Guarantee Agreement, the Collateral Agreement, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Senior Secured Notes” shall mean the Borrower’s 10.75% senior secured notes due 2019 issued pursuant to the Senior Secured Notes Indenture on the Closing Date in an aggregate principal amount of $395,000,000, and the Indebtedness represented thereby.

“Senior Secured Note Documents” shall mean the Senior Secured Notes, the Senior Secured Notes Indenture, the Security Documents and all other documents executed and delivered with respect to the Senior Secured Notes or the Senior Secured Notes Indenture.

“Senior Secured Notes Indenture” shall mean the Indenture for the Senior Secured Notes dated as of April 29, 2011, as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time.

“Senior Secured Notes Offering Circular” shall mean the final offering circular dated April 20, 2011, in connection with the offering of the Senior Secured Notes.

“Senior Secured Notes Trustee” shall mean U.S. Bank National Association, N.A. and its successors and assigns acting as trustee under the Senior Secured Notes Indenture.

“Shared Alabama Collateral” shall mean that portion of the Collateral that is owned by the Alabama Subsidiary and pledged to secure the Republic Obligations.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the First Amendment Effective Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“SPC” shall have the meaning assigned to such term in Section 9.03(h).

“Special Dividend” shall mean a special dividend paid in respect of the Capital Stock of the Borrower in an aggregate amount that, when taken together with the Special Options Distribution, not to exceed $125,000,000, which dividend shall be declared substantially concurrently with the consummation of the Transactions and which dividend and shall be paid within 15 Business Days thereof.  The Special Dividend was paid on or about April 29, 2011.

“Special Options Distribution” shall mean a special distribution paid in respect of options to purchase Capital Stock of the Borrower in an aggregate amount of which shall not exceed the amount of such distributions described in the Senior Secured Notes Offering Circular, and which distribution shall be paid within 15 Business Days of the declaration of the Special Dividend.

“Sponsor” shall mean Diamond Castle Holdings, LLC and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by the Sponsor, but not including, however, any portfolio companies of any of the foregoing.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store Cash” shall mean, as of any date, the product of $50,000 multiplied by the number of stores owned and operated by the Borrower and its Subsidiaries as of such date.

“Subject Lien” shall have the meaning assigned to such term in Section 6.02.

“Subordinated Indebtedness” shall mean, with respect to the Secured Obligations, (i) any Indebtedness of the Borrower that is by its terms subordinated in right of payment to the Secured Obligations, and (ii) any Indebtedness of any Subsidiary Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity.

“subsidiary” shall mean, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee Agreement.

“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).

“Successor Subsidiary Guarantor” shall have the meaning assigned to such term in Section 6.04(b)(i).

“Tax” and “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Assets” shall mean, as of any date, the total consolidated assets of the Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of calculating “Total Assets” for purposes of testing the covenants under this Agreement in connection with any transaction, the total consolidated assets of the Borrower and the Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination but without giving effect to the transaction being tested under this Agreement.

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.  As of the First Amendment Effective Date, subject to Section 2.22, the Total Commitment is $26,700,000.

“Total Credit Exposure” shall mean, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Trade Date” shall have the meaning assigned to such term in Section 9.03(b)(i)(B).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the parties thereto of the Merger Agreement and the consummation of the transactions contemplated thereby, (b) the execution, delivery and performance by the Borrower and the Subsidiaries party thereto of the Senior Secured Note Documents and the issuance of the Senior Secured Notes, (c) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (d) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreements (such repayment and termination, the “Refinancing”), (e) the payment by the Borrower of the Special Dividend and the Special Options Distribution and (f) the payment of related fees and expenses (including accounting, attorney and other professional fees).

“Treasury Rate” shall mean, as of the payment date of any Early Prepayment, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such payment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year.

“Triggering Event” shall mean the occurrence of any Event of Default.

“Triggering Event Fee” shall mean each fee payable under Section 2.06(d).

“Triggering Event Fee Payment Date” shall mean each date on which a Triggering Event Fee is due under Section 2.06(d).

“Triggering Event Notice” shall have the meaning set forth in Section 2.06(d).

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Unfunded Advances/Participations” shall mean, with respect to the Administrative Agent, without duplication of amounts paid to the Administrative Agent under the Collateral Agreement, the aggregate amount, if any, (a) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) and (b) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.  Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York UCC.

“Unrestricted Subsidiary” shall mean (i) as of the Closing Date and for so long as the same has not been designated as a Restricted Subsidiary, the Initial Unrestricted Subsidiary; (ii) any Subsidiary that at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below) and (iii) any subsidiary of an Unrestricted Subsidiary.  The Borrower may designate any Subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Restricted Subsidiary (other than solely any subsidiary of the Subsidiary to be so designated); provided that (i) such designation complies with Section 6.05 and (ii) each of (A) the Subsidiary to be so designated and (B) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary). The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (i) no Event of Default or Default shall have occurred and be continuing and (ii) either (A) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01 or (B) the Fixed Charge Coverage Ratio for the Borrower and the Restricted Subsidiaries would be greater than such ratio for the Borrower and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the board of directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Administrative Agent, any Loan Party or their respective successors or assigns.

1.02                        Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (ii) any reference in this Agreement to the Junior Lien Intercreditor Agreement shall, unless the context requires otherwise, mean the Junior Lien Intercreditor Agreement entered into pursuant to Section 8.11 to the extent the same is then in effect and (iii) all terms of an accounting or financial nature shall be, to the extent applicable, construed in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

1.03                        Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

1.04                        Effectuation of Transfers.  Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

ARTICLE II

THE CREDITS

2.01                        Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment; provided that (i) the aggregate principal amount of Loans made on the Closing Date shall not exceed $10,000,000 and (ii) the proceeds of such Loans made on the Closing Date shall be used solely to consummate the Refinancing.  Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.

2.02                        Loans.  (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)                                 Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely Eurodollar Loans.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time.

(c)                                  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Borrower may designate not later than 1:00 p.m., New York City time.

(d)                                 [Intentionally omitted].

(e)                                  Notwithstanding any other provision of this Agreement, unless otherwise consented to by the Required Lenders (which consent will not be unreasonably withheld, conditioned, or delayed), the Borrower may only make up to two Borrowing requests in any given calendar month.

2.03                        Borrowing Procedure.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the proposed Borrowing is to occur; provided, however, that, the Borrower and the Lenders acknowledge that, subject to Sections 2.08 and 2.15, all Borrowings will be Eurodollar Borrowings.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; and (iv) the amount of such Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Eurodollar Borrowing.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

2.04                        Evidence of Debt; Repayment of Loans.  (a) The Borrower hereby unconditionally promises to pay to each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date, together with accrued and unpaid interest of such amount to but excluding the date of payment thereof.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)                                  The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)                                  Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.03) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

2.05                        Fees.  (a) The Borrower agrees to pay to each Lender, on the last Business Day of each month and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 3.00% per annum on the daily unused amount of the Commitment of such Lender during the preceding month (or other period commencing with the First Amendment Effective Date and ending with the Maturity Date or the date on which the Commitments of such Lender shall otherwise expire or be terminated, as applicable).  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)                                 The Borrower agrees to pay to the Administrative Agent, for its own account, the “Administration Fee” set forth in the Engagement Letter on the last Business Day of each month during the period that the Administrative Agent is serving as Administrative Agent in accordance with this Agreement (the “Administrative Agent Fees”).  The Administrative Agent Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for its own account.  Once paid, the Administrative Agent Fees shall not be refundable under any circumstances.

(c)                                  All Fees shall be paid on the dates due, in immediately available funds, to the applicable payee.  Once paid, none of the Fees shall be refundable under any circumstances.

2.06                        Interest on Loans; Triggering Event Fees.  (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

(b)                                 Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Percentage.

(c)                                  Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.  The applicable Alternate Base Rate or Adjusted LIBO Rate for each day shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(d)                                 After the occurrence and during the existence of a Triggering Event, the Required Lenders may elect to deliver to Borrower a written notice (each, a “Triggering Event Notice”) that a Triggering Event has occurred (regardless of whether the Lenders have then exercised any other remedies, including acceleration, in respect thereof).  Following the delivery of a Triggering Event Notice, if any Bank Obligations shall be outstanding as of any date set forth below, then (in addition to being required to repay or prepay such Bank Obligations, if the Lenders shall have then or thereafter elect to accelerate the Bank Obligations in accordance with

Article VII), the Borrower will also be required on each such date to pay an amount equal to the amount set forth across from such date:

Day	Triggering Event Fee

The date that is 15 days after the date on which a Triggering Event Notice is delivered	5.0% of the then outstanding principal amount of the Loans

The date that is 30 days after the date on which a Triggering Event Notice is delivered	10.0% of the then outstanding principal amount of the Loans

The date that is 45 days after the date on which a Triggering Event Notice is delivered	15.0% of the then outstanding principal amount of the Loans

The date that is 60 days after the date on which a Triggering Event Notice is delivered	20.0% of the then outstanding principal amount of the Loans

Each date that is 30 days after the immediately preceding Triggering Event Fee Payment Date

A percentage of the then outstanding principal amount Loans equal to the percentage applicable on the immediately prior Triggering Event Fee Payment Date plus 10% (by way of example only, a Triggering Event Fee shall be due on the date that is 120 days after the date on which a Triggering Event Notice is delivered equal to 40.0% of the then outstanding principal balance of the Loans)

2.07                        Default Interest.  If (a) the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise or (b) any Event of Default under Article VII has occurred and is continuing then, in the case of clause (a) of this Section 2.07, until such defaulted amount shall have been paid in full or, in the case of clause (b) of this Section 2.07, from the date of occurrence of such Event of Default and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (i) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus

2.00% per annum and (ii) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

2.08                        Alternate Rate of Interest.  With respect to any Eurodollar Borrowing, in the event, and on each occasion, that the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such time, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

2.09                        Termination and Reduction of Commitments.  (a) The Commitments shall automatically terminate on the Maturity Date.

(b)                                 Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $500,000 and in a minimum amount of $1,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

(c)                                  Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

2.10                        Method of Payments.  All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in dollars and in immediately available funds to the Lenders or other Person entitled to such payment at the payment office designated by each such Lender or Person prior to 5:00 p.m., Eastern time, on the date payment is due.  Any payment made as required hereinabove, but after 5:00 p.m., Eastern time, shall be deemed to have been made on the next succeeding Business Day.  If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

2.11                        Optional Prepayment.  (a) The Borrower shall have the right at any time and from time to time (including after the receipt of a Triggering Event Notice) to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000; provided further, however, that the Borrower will pay an Early Prepayment Premium with respect to any such payment that constitutes an Early Prepayment.

(b)                                 Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable unless conditioned upon a refinancing, in which case it shall still be subject to Section 2.15, and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.15 but otherwise without premium (other than an Early Prepayment Premium, if applicable) or penalty.  All prepayments under this Section 2.11 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and any applicable Early Prepayment Premiums, if any.

2.12                        Mandatory Prepayments.  (a) In the event of any termination of all the Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Borrowings.  If, after giving effect to any partial reduction of the Commitments or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Borrowings in an amount sufficient to eliminate such excess.  If any Borrowing Base Certificate delivered hereunder (other than pursuant to Section 5.04(k)) shall show that the Aggregate Revolving Credit Exposure exceeds the Borrowing Base, then the Borrower shall, on the date that the Borrower is required to deliver such Borrowing Base Certificate, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

(b)                                 The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section 2.12 shall be subject to Section 2.15, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment; provided, however, that the Borrower will pay an Early Prepayment Premium with respect to any such payment that constitutes an Early Prepayment.

2.13                        Increased Costs.  (a) Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets or liabilities of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate);

(ii)                                  subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender).

(b)                                 Capital Requirements.  If any Lender reasonably determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender).

(c)                                  Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.14                        Change in Legality.  (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)                                     such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and

(ii)                                  such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) of this Section 2.14.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)                                 For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender on the date of receipt by the Borrower.

2.15                        Indemnity.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any default by the Borrower in the making of any payment or prepayment required to be made hereunder.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

2.16                        Pro Rata Treatment.  Except as required under Section  2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its reasonable discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

2.17                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation, but only to the extent that such consent does not increase the aggregate liability of the Borrower.

2.18                        Payments; Administrative Agent’s Clawback.  (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.  Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(b)                                 Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender (x) in the case of ABR Loans, 12:00 noon, New York City time, on the date of such Borrowing and (y) otherwise, prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.19                        Taxes.  (a) Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower or any other Loan Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall timely pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable law. The Administrative Agent or Lender will use reasonable efforts to notify the Borrower upon becoming aware of any circumstances as a result of which the Borrower or any other Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b)                                 Payments of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) of this Section 2.19, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) paid by the Administrative Agent or such Lender, and any reasonable expenses (including the fees, charges and disbursements of counsel, which fees, charges and disbursements of counsel shall be on the same terms and subject to the same limitations as provided in Section 9.04(b), provided that successful recovery of such fees, charges and disbursements of counsel pursuant to this Section 2.19(c) by the Administrative Agent or any Lender shall preclude such Administrative Agent or such Lender from receiving duplicative indemnification for these same fees, charges or disbursements of counsel under Section 9.04(b) of this Agreement) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, other than penalties, interest and expenses to the extent solely and directly attributable to the gross negligence or willful misconduct, as determined by a final and nonappealable judgment of a court of competent jurisdiction, of such Administrative Agent or Lender.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding tax (including withholding tax imposed by FATCA) under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in this Section 2.19, the completion, execution and submission of such documentation shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender; provided, however, that if any Lender fails to comply with the documentation requirements of this Section 2.19(e), any Taxes or increase in Taxes resulting solely and directly from such failure shall be considered Excluded Taxes, but only to the extent that such resulting Taxes would not constitute Indemnified Taxes but for the operation of this sentence.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-9,

(ii)                                  duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(iii)                               duly completed copies of Internal Revenue Service Form W-8ECI,

(iv)                              duly completed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(v)                                 in the case of a payment made to a Lender under this Agreement or any Loan Document that would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, or any successor provisions thereof), such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment,

(vi)                              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(vii)                           any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.19(e).  Each Lender agrees that if any form or certification previously delivered by such Lender pursuant to this Section 2.19(e) expires or becomes obsolete or inaccurate in any material respect, such Lender shall, on or before the date on which such form or certification expires or becomes obsolete or inaccurate, update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of such Lender’s legal inability to do so.

(f)                                   Treatment of Certain Refunds.  If the Administrative Agent or a Lender determines, in its sole discretion and good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)                                  Cooperation.  If the Borrower determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes or Other Taxes for which additional amounts have been paid under this Section 2.19, the relevant Lender or the Administrative Agent, if reasonably requested by the Borrower in writing, will use reasonable efforts to cooperate with the Borrower at the Borrower’s expense in challenging such Indemnified Taxes or Other Taxes.  Nothing in this Section 2.19(g) shall relieve the Borrower of its obligation to promptly pay any additional amounts pursuant to this Section 2.19.

2.20                        Mitigation Obligations; Replacement of Lenders.  (a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.13, or requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.19, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.03), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.03;

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable law; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.21                        Defaulting Lender.  (a) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting

Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.22                        Increase in Commitments.  (a) Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the total Commitment by an amount (for all such requests) not exceeding $13,300,000 in the aggregate; provided that any such request for an increase shall be in a minimum amount of $2,500,000.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Administrative Agent).

(b)                                 Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within the time period specified in the notice described in Section 2.22(a) whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Commitment Percentage of such requested increase.  Any Lender that does not respond to the request for increase within the time period specified in the applicable notice will be deemed to have declined to increase its Commitment.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent will notify the Borrower and each Lender of the Lenders’ responses to each request for increase made under Section 2.22(a).  To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 Effective Date and Allocations.  If the total Commitment is increased in accordance with this Section 2.22, the Required Lenders and the Borrower will determine the effective date and the final allocation of such increase.  The Administrative Agent will promptly notify the Borrower and the Lenders of the final allocation of such increase and the effective date thereof.

(e)                                  Conditions to Effectiveness of Increase.  As conditions precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the effective date of such increase signed by a Financial Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that, before and after giving effect to such increase: (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct on and as of the effective date of such increase, except to the extent that such representations and warranties related to an earlier date, in which case they are true and correct as of such earlier date; and (B) no Default exists; and (ii) the Required Lenders shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to such increase (including the amount thereof and the Persons increasing such Commitments).  The Borrower will repay any Loans outstanding on the effective date of such increase to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Commitment Percentages arising from any nonratable increase in the Commitment under this Section 2.22.

(f)                                   Increase in Commitment Fee.  On the effective date of any increase in the Commitment under this Section 2.22: (i) the Borrower will pay to the Administrative Agent on behalf of each Lender that participates in the increase a fee equal to 2.00% of the amount of the increase in such Lender’s Commitment; and (ii) Schedule 2.01 will be amended and updated to reflect the new Commitments.

(g)                                  Conflicting Provisions.  This Section 2.22 shall supersede any provisions in Section 2.17, 9.03, or 9.07 to the contrary.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, and each of the Lenders that:

3.01                        Organization; Powers.  The Borrower and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

3.02                        Authorization.  The Transactions (a) have been duly authorized by all requisite corporate, limited liability company and, if required, stockholder or member action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by  the Borrower or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents).

3.03                        Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

3.04                        Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.

3.05                        Financial Statements.  (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of each of CheckSmart Financial Company and California Check Cashing Stores, LLC as of and for the fiscal years ended December 31, 2008, 2009 and 2010, each audited by and accompanied by the unqualified opinion of McGladrey & Pullen, LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of CheckSmart Financial Company and California Check Cashing Stores, LLC and their respective consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of CheckSmart Financial Company and California Check Cashing Stores, LLC and their respective consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

(b)                                 The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related pro forma statements of income as of and for the 12-month period ending on December 31, 2010, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions set forth in the Senior Secured Notes Offering Circular (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable) are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

3.06                        No Material Adverse Change.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2010.

3.07                        Title to Properties; Possession Under Leases.  (a) Each of the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)                                 Each of the Borrower and the Restricted Subsidiaries has complied, in all material respects, with all obligations under all material leases to which it is a party and all such leases are in full force and effect.  Each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except to the extent not reasonably likely to result in a Material Adverse Effect.

3.08                        Subsidiaries.  (a) Schedule 3.08 sets forth as of the Closing Date a complete and accurate list of all Subsidiaries, the percentage ownership interest of the Borrower or any other

Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower or any Subsidiary, directly or indirectly, free and clear of all Liens, other than Liens expressly permitted by Section 6.02.

(b)                                 Schedule 3.08(b) sets forth as of the Closing Date a complete and accurate list of all Unrestricted Subsidiaries, the percentage ownership interest of the Borrower or any other Subsidiary therein and the jurisdiction of incorporation of each Unrestricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08(b) are fully paid and non-assessable and are owned by the Borrower or any Subsidiary, directly or indirectly, free and clear of all Liens.

3.09                        Litigation; Compliance with Laws.  (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                                 Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c)                                  None of the Borrower or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

3.10                        Agreements.  (a) None of the Borrower or any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)                                 None of the Borrower or any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

3.11                        Federal Reserve Regulations.  (a) None of the Borrower or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)                                 No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

3.12                        Investment Company Act.  None of the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

3.13                        Use of Proceeds.  The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement  to this Agreement.

3.14                        Tax Returns.  Each of the Borrower and the Restricted Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns or reports required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.15                        No Material Misstatements.  No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which, and as of the date, they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of CheckSmart Financial Company) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

3.16                        Employee Benefit Plans.  Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

3.17                        Environmental Matters.  (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any pending or threatened claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)                                 Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

3.18                        Insurance.  Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

3.19                        Security Documents.  (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Collateral Agreement) is delivered to the Collateral Agent, the Lien created under Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b)                                 Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), a Lien created under the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

3.20                        Location of Real Property and Leased Premises.  (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the

Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

(b)                                 Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

3.21                        Labor Matters.  As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been in all material respects paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

3.22                        Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

3.23                        Transaction Documents.  The Borrower has delivered to the Administrative Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto). Neither the Borrower nor any Loan Party or, to the knowledge of the Borrower or each Loan Party,  any other Person party thereto is in default as of the Closing Date in the performance or compliance with any material provisions thereof.  The Merger Agreement complies in all material respects with all applicable laws. All representations and warranties of the Borrower and each Loan Party set forth in the Merger Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

3.24                        Sanctioned Persons.  None of the Borrower or any Restricted Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Restricted Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the

Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE IV

CONDITIONS OF LENDING

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions on the date of each Borrowing (each such event being called a “Credit Event”):

(a)                                 The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03).

(b)                                 The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)                                  At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d)                                 Immediately after giving effect to such Credit Event and the use of proceeds thereof, (i) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.09 and (ii) Aggregate Revolving Credit Exposures shall not exceed the Borrowing Base.

(e)                                  No Triggering Event Notice shall have been delivered to the Borrower at any time prior to the making of such Borrowing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b), (c), (d) and (e) of this Article IV.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:

5.01                        Existence; Compliance with Laws; Businesses and Properties.  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.

(b)                                 Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

5.02                        Insurance.  (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b)                                 Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or any other Loan Party under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c)                                  Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

5.03                        Obligations and Taxes.  Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, claim, Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

5.04                        Financial Statements, Reports, etc.  In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a)                                 within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by McGladrey & Pullen, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not include (i) an explanatory paragraph expressing doubt about the ability of the Borrower and its consolidated Subsidiaries to continue as a going concern or (ii) any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)                                 commencing with the fiscal quarter ended March 31, 2011, within 60 days of the end of such fiscal quarter and, thereafter, within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; provided, however, that with respect to the fiscal quarter ending March 31, 2011, the furnished consolidated balance sheets and related statements of income, stockholders’ equity and cash flows shall be those of Checksmart Financial Holdings Corp., shall be delivered together with a

“Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with respect to the interim financial information contained therein, prepared on a basis substantially consistent with, and with the same level of detail as, the corresponding information included in the Senior Secured Notes Offering Circular or, at the option of the Borrower, the then applicable SEC requirements and shall be certified by a Financial Officer as provided herein;

(c)                                  concurrently with any delivery of financial statements under paragraph (a) or (b) of this Section 5.04, a certificate of the accounting firm (in the case of paragraph (a)) or Financial Officer (in the case of paragraph (b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating (A) that, as of the date of the balance sheet included with such financial statements, the Borrowing Base is not less than the amount of the Aggregate Revolving Credit Exposure and (B) compliance with Section 6.09;

(d)                                 within 90 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(e)                                  (A) within 30 days after the end of each calendar month (the “Applicable Month”), (i) a Borrowing Base Certificate (together with reasonable supporting information) that demonstrates that, as of a day no more than five days earlier than the date of such certificate, the Aggregate Revolving Credit Exposure did not exceed the Borrowing Base, (ii) a statement of accounts for the deposit accounts and securities accounts of the Borrower and its Subsidiaries, identifying the owner of each such account, whether such account is a Collateral Account and setting forth the balance in such account as of the Business Day immediately preceding delivery of such statement and (iii) except for any such end of a calendar month that constitutes the end of any fiscal quarter or year, the Borrower’s consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such month and the results of its operations and the operations of such Subsidiaries during such month and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; and (B) within 45 days after the end of each December, the information required by clause (A)(iii) above as of the close of such month;

(f)                                   if any Borrowing Base Certificate delivered in accordance with Section 5.04(e)(i) demonstrates that the Borrowing Base (determined as of the date required by such section) is less than 105% of the Aggregate Revolving Credit Exposure at such time, then the Borrower shall deliver to the Lenders, on the 15th day of the second calendar month following the Applicable

Month, (i) a subsequent Borrowing Base Certificate (together with reasonable supporting information) that demonstrates that, as of a day no more than five days earlier than the date of such subsequent certificate, the Aggregate Revolving Credit Exposure did not exceed the Borrowing Base and (ii) a statement of accounts for the deposit accounts and securities accounts of the Borrower and its Subsidiaries, identifying the owner of each such account, whether such account is a Collateral Account and setting forth the balance in such account as of the Business Day immediately preceding delivery of such statement;

(g)                                  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(h)                                 promptly after the receipt thereof by the Borrower or any Subsidiary, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(i)                                     promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(j)                                    promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(k)                                 promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Any consolidated financial statements or reports required to be delivered under this Section 5.04 as of, or for any period ending on, May 31, 2015, or later shall set forth the amount of each item contained therein that is attributable to (i) the Borrower and the Restricted Subsidiaries, on the one hand, and (ii) the Unrestricted Subsidiaries, on the other hand.

5.05                        Litigation and Other Notices.  Furnish to the Administrative Agent and each Lender prompt written notice (and in no event later than five Business Days after obtaining knowledge thereof) of the following (except that the Borrower and the Restricted Subsidiaries will not be required to provide such written notice of any of the following to the extent such matter has been publicly announced or is publicly known and, in each case, is readily ascertainable by customary internet searches):

(a)                                 any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)                                 the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000;

(d)                                 any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(e)                                  any change in the Borrower’s corporate rating by S&P, in the Borrower’s corporate family rating by Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower; and

(f)                                   any Triggering Event, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.

5.06                        Information Regarding Collateral.  (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)                                 In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

5.07                        Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested (but no more than twice per fiscal year of the Borrower, unless an Event of Default has occurred and is continuing) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

(b)                                 In the case of the Borrower, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.

5.08                        Use of Proceeds.  Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

5.09                        Employee Benefits.  (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

5.10                        Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that none of the Borrower or any Restricted Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings, and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

5.11                        Preparation of Environmental Reports.  If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without the Borrower or any Restricted Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

5.12                        Further Assurances.  (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform

Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent (upon instruction from the Administrative Agent) may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.  The Borrower will cause any subsequently acquired or organized Restricted Subsidiary that is a Domestic Subsidiary, any Domestic Subsidiary that has ceased being an Unrestricted Subsidiary and any other Restricted Subsidiary, if such Restricted Subsidiary guarantees Indebtedness of any Loan Party, to become a Loan Party by executing the Guarantee Agreement in favor of the Administrative Agent and the Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Secured Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Secured Obligations shall be secured by substantially all the assets of the Borrower and its Domestic Subsidiaries (other than any Unrestricted Subsidiaries) (including real and other properties acquired subsequent to the Closing Date)); provided, however, that no outstanding voting equity or other voting ownership interests of any Foreign Subsidiary or any Restricted DRE in excess of 65% of the voting power of all classes of equity or other ownership interests of such Foreign Subsidiary or Restricted DRE, in each case, that are entitled to vote shall be required to be pledged.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section 5.12.  The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.  In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of an ownership interest in any real property (or any interest in real property) having a value in excess of $1,000,000.

(b)                                 As soon as practicable but in any event within 60 days after the Closing Date, the Borrower shall take or cause its Subsidiaries to take the actions set forth on Schedule 5.12.

5.13                        Alabama Excess Cash Flow Distribution.  So long as the Alabama Subsidiary remains a Subsidiary of the Borrower and the Alabama Revolving Credit Agreement remains outstanding, within 45 days of the end of each fiscal quarter, the Borrower shall cause the Alabama Subsidiary to declare and pay a dividend, other payment or distribution on account of its Equity Interests to the holders of such Equity Interests on a pro rata basis in an amount equal to the Alabama Excess Cash Flow for such fiscal quarter, and shall deliver to the Administrative Agent an Officer’s Certificate setting forth a reasonably detailed calculation of Alabama Excess Cash Flow for such fiscal quarter and confirming that such dividend or other payment or distribution has been made.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing:

6.01                        Indebtedness and Issuance of Disqualified Stock and Preferred Stock.  (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) and the Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of the Subsidiary Guarantors may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if (i) the Fixed Charge Coverage Ratio on a consolidated basis for the Borrower and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period and (ii) the Leverage Ratio on a consolidated basis for the Borrower and the Restricted Subsidiaries (determined by reference to the EBITDA of such Persons for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued) is no greater than 5.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred on the date of such incurrence.  The limitations set forth in this Section 6.01(a) will not apply to any incurrence of Capitalized Lease Obligations in an aggregate principal amount not to exceed $1,000,000 if the incurrence thereof would be permitted under Section 6.01(b)(v) but for the limitation related to the Leverage Ratio set forth in Section 6.01(b).

(b)                                 The foregoing limitations will not apply to any incurrence or issuance described below if the Leverage Ratio on a consolidated basis for the Borrower and the Restricted Subsidiaries (determined by reference to the EBITDA of such Persons for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued) is no greater than 5.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred on the date of such incurrence:

(i)                                     the incurrence of Indebtedness under this Agreement;

(ii)                                  the incurrence of Indebtedness under the Alabama Revolving Credit Agreement by the Alabama Subsidiary, up to an aggregate principal amount outstanding at any one time not to exceed $7,000,000;

(iii)                               the incurrence by the Borrower and any Subsidiary Guarantor of Indebtedness represented by the Senior Secured Notes (including any guarantee thereof) (other than any Additional Notes (as defined in the Senior Secured Notes Indenture), but including any Exchange Notes (as defined in the Senior Secured Notes Indenture and guarantees thereof), up to an aggregate principal amount outstanding at any one time not to exceed $395,000,000;

(iv)                              Indebtedness of the Borrower and the Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clause (i), (ii) or (iii)) and set forth on Schedule 6.01;

(v)                                 Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any of the Restricted Subsidiaries to finance the purchase, lease, construction, installation or improvement of property (real or personal), equipment or other asset that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (v); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v), when aggregated with the outstanding amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease Indebtedness, Disqualified Stock or Preferred Stock initially incurred or issued in reliance on this clause (v) or the last sentence of Section 6.01(a), does not exceed the greater of $10,000,000 and 2.0% of Total Assets;

(vi)                              Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to bankers’ acceptances, bank guarantees, letters of credit, warehouse receipts or similar facilities entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, in each case (other than in the case of performance or surety bonds incurred to satisfy a regulatory requirement) incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(vii)                           Indebtedness arising from agreements of the Borrower or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and the Restricted Subsidiaries in connection with such disposition;

(viii)                        Indebtedness of the Borrower to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Secured Obligations; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(ix)                              Indebtedness of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness shall be expressly subordinated in right of payment to the Guarantee of such Subsidiary Guarantor, as the case may be; provided further, that any subsequent transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(x)                                 shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another of the Restricted Subsidiaries or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

(xi)                              Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 6.01, exchange rate risk or commodity pricing risk;

(xii)                           obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business;

(xiii)                        (A) Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or Designated Preferred Stock and sales of Equity Interests to any Subsidiary of the Borrower) as determined in accordance with clause (3)(b) or (3)(c) of the first paragraph of Section 6.05 to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of Section 6.05 or to make Permitted Investments (other than Permitted Investments specified in clause (i), (ii) or (iii) of the definition thereof) and (B) Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this clause (xiii)(B), does not exceed $35,000,000 (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to this clause (xiii)(B) shall cease to be deemed incurred or issued for purposes of this clause (xiii)(B) but shall be deemed incurred pursuant to Section 6.01(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this Section 6.01 without reliance on this clause (xiii)(B); provided that, in the case of any such Indebtedness that is secured by a Lien, the foregoing reclassification shall only be effective if and to the extent that the Borrower and the Restricted Subsidiaries would be able to incur (and as a result of such reclassification are deemed to have incurred) such Lien pursuant to clause (xix) or (xxxviii) of the definition of “Permitted Liens”);

(xiv)                       the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness or the issuance by the Borrower or any Restricted Subsidiary of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this Section 6.01 or clause (iii), (iv) or (xiii)(A) above, or clause (xv) below or any Indebtedness, Disqualified Stock or Preferred Stock

issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees and accrued and unpaid interest in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)                               has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity, of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(B)                               to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (I) Indebtedness subordinated or pari passu (without giving effect to security interests) to the Secured Obligations, such Refinancing Indebtedness is subordinated or pari passu (without giving effect to security interests) to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (II) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)                               shall not include (I) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor or the Borrower that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower; (II) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor or the Borrower that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or (I) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(xv)                          Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into, amalgamated with or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that after giving pro forma effect to such acquisition, amalgamation, merger or consolidation, either

(A)                               the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 6.01, or

(B)                               the Fixed Charge Coverage Ratio of the Borrower and the Restricted Subsidiaries is greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;

(xvi)                       cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, endorsements of instruments for deposit, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business;

(xvii)                    [Intentionally Omitted];

(xviii)                 any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary so long as the incurrence of such guaranteed Indebtedness is permitted under the terms of this Agreement and the Senior Secured Notes Indenture;

(xix)                       Indebtedness of Foreign Subsidiaries of the Borrower not to exceed at any one time outstanding, and together with any other Indebtedness incurred under this clause (xix), the greater of $35,000,000 and 7.0% of Total Assets;

(xx)                          Indebtedness of the Borrower or any of the Restricted Subsidiaries consisting of (I) the financing of insurance premiums or (II) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(xxi)                       Indebtedness of the Borrower or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(xxii)                    Indebtedness consisting of Indebtedness issued by the Borrower or any of the Restricted Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any Parent Entity to the extent described in clause (4) of the second paragraph of Section 6.05; and

(xxiii)                 any obligation, or guaranty of any obligation, of the Borrower or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Borrower or a Restricted Subsidiary incurred in the ordinary course of business as part of a Similar Business for all or any portion of the amounts payable by such customers to the Person extending such credit.

Notwithstanding the foregoing, Restricted Subsidiaries that are not Subsidiary Guarantors shall not be permitted to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (v), (xiii)(B) or (xix) above if, after giving effect to such incurrence or issuance, the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors outstanding pursuant to such clauses, together with the aggregate liquidation preference of Disqualified Stock and Preferred Stock issued by Restricted Subsidiaries that are not Subsidiary Guarantors outstanding pursuant to such clauses, would exceed the greater of $55,000,000 and 11.0% of Total Assets.

(c)                                  For purposes of determining compliance with this Section 6.01:

(i)                                     in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxii) of the preceding paragraph or is entitled to be incurred pursuant to the first paragraph of this Section 6.01, the Borrower, in its sole discretion, will classify, and may later reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 6.01; provided that (x) all Indebtedness outstanding under this Agreement will be treated as incurred under clause (i) of the preceding paragraph, (y) all Indebtedness outstanding under the Alabama Revolving Credit Agreement will be treated as incurred under clause (ii) of the preceding paragraph and (z) the Borrower shall not be permitted to reclassify all or any portion of any Indebtedness incurred pursuant to such clause (i) or (ii); and

(ii)                                  at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 6.01(a) and 6.01(b).

(d)                                 Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.

(e)                                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

(f)                                   The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g)                                  The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Secured Obligations or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such Subsidiary Guarantor, as the case may be.

(h)                                 For the purposes of this Section 6.01, (i) unsecured Indebtedness shall not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured and (ii) Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

6.02                        Liens.  (a)  The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or suffer to exist any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures Obligations under any Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary, except for:

(i)                                     in the case of Subject Liens on any Collateral, any Subject Lien, if such Subject Lien expressly has Junior Lien Priority on the Collateral relative to the Secured Obligations; or

(ii)                                  in the case of Subject Liens on any other asset or property, any Subject Lien, if the Secured Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Subordinated Indebtedness) the Obligations secured by such Subject Lien.

(b)                                 Any Lien created for the benefit of the Lenders pursuant to clause (ii) of Section 6.02(a) may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Bank Obligations (which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Collateral Agent may otherwise have on the proceeds from such sale).

(c)                                  Any reference to a “Permitted Lien” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien in favor of the Collateral Agent in respect of the Collateral.

6.03                        Asset Sales.  (a) The Borrower will not, and will not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1)                                 the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of;

(2)                                 except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)                                 to the extent that any consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale (including, for avoidance of doubt, any Designated Non-cash Consideration and any assets received in a Permitted Asset Swap) consists of assets of the type that would constitute Collateral, such assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are as soon as reasonably practicable (and in any event within 90 days) after their acquisition added to the Collateral.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(i)                                     to prepay Loans and correspondingly reduce any outstanding Commitments in accordance with Sections 2.11 and 2.09; provided that reductions in Commitments pursuant to this clause (i) shall not be required to the extent that such reductions would cause the Total Commitment to be less than $25,000,000 ;

(ii)                                  to make one or more Asset Sale Offers in accordance with the terms of the Senior Secured Notes Indenture;

(iii)                               to make (A) one or more Investments in any business or businesses, provided that any such Investment is in the form of the acquisition of Capital Stock that results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other assets that are, in the case of each of (A), (B) and (C), used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale (any businesses, properties or assets acquired pursuant to clause (A), (B) or (C) together, the “Additional Assets”); provided that, without limitation of Section 5.12, any such Additional Assets acquired with Net Proceeds from an Asset Sale of Collateral are as soon as reasonably practicable (and in any event, within 90 days) after their acquisition added to the Collateral; or

(iv)                              to the extent such Net Proceeds are not from Asset Sales of Collateral, to permanently reduce Indebtedness of a Restricted Subsidiary that is not the Borrower or a Subsidiary Guarantor, other than Indebtedness owed to the Borrower, a Subsidiary Guarantor or a Restricted Subsidiary;

provided that, in the case of clause (iii) above, a binding commitment to acquire Additional Assets shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Borrower or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds unless the Net Proceeds are otherwise applied pursuant to any or all of clauses (i) through (iv) above, including, subject to the proviso below, the entry into a new Acceptable Commitment, prior to the later of (x) the date that is six months following the date of such cancellation or termination or (y) the expiration of the Application Period; provided, further that the Borrower or such Restricted Subsidiary may only enter into a new Acceptable Commitment under the foregoing provision one time with respect to each Asset Sale.

Any Net Proceeds from the Asset Sales covered by this clause (a) that are not invested or applied as provided and within the time period set forth in the preceding paragraph, less the amount of cash applied by the Borrower during the six months preceding the date of receipt of such Net Proceeds to redeem the Senior Secured Notes pursuant to the Senior Secured Indenture (other than any such cash applied in respect of accrued and unpaid interest), will be deemed to constitute “Excess Proceeds”; provided that, in the event there have been multiple Asset Sales, cash applied with respect to any particular redemption pursuant to such paragraph shall only be deducted from the calculation of Excess Proceeds one time.

(b)                                 Pending the final application of any Net Proceeds pursuant to this Section 6.03, the holder of such Net Proceeds may apply such Net Proceeds to prepay Loans in accordance with Section 2.09 or otherwise invest such Net Proceeds in any manner not prohibited by this Agreement.

(c)                                  For purposes of this Section 6.03, the following are deemed to be cash or Cash Equivalents:

(i)                                     any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or any Restricted Subsidiary, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Borrower and all Restricted Subsidiaries have been validly released by all creditors in writing;

(ii)                                  any securities, notes or other obligations received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(iii)                               any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $15,000,000 and 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

6.04                        Merger, Consolidation or Sale of All or Substantially All Assets.  (a) The Borrower shall not consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     the Borrower is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(ii)                                  the Successor Company expressly assumes all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to joinders or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(iii)                               immediately after such transaction, no Default exists;

(iv)                              immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the Section 6.01(a), or (B) the Fixed Charge Coverage Ratio for the Borrower (or the Successor Company, as applicable) and the Restricted Subsidiaries on a consolidated basis would be greater than the Fixed Charge Coverage Ratio for the Borrower and the Restricted Subsidiaries on a consolidated basis immediately prior to such transaction;

(v)                                 [Intentionally Omitted];

(vi)                              the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate, stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Agreement;

(vii)                           to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Agreement or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Agreement and the Security Documents; and

(viii)                        the Collateral owned by or transferred to the Successor Company shall: (A) continue to constitute Collateral under the Loan Documents, (B) be subject to the Lien in favor of the Collateral Agent for the benefit of the Bank Secured Parties and

(C) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 6.02.

The Successor Company will succeed to, and be substituted for the Borrower under the Loan Documents.  Notwithstanding the foregoing clauses (iii) and (iv), (A) any Restricted Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Borrower or any Restricted Subsidiary; and (B) the Borrower may consolidate, amalgamate or merge with an Affiliate of the Borrower solely for the purpose of reincorporating the Borrower in another state in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and the Restricted Subsidiaries is not increased thereby.

(b)                                 No Subsidiary Guarantor will, and the Borrower will not permit any such Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under (I) the laws of the jurisdiction of organization of such Subsidiary Guarantor or (II) the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”); (B) the Successor Subsidiary Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Agreement and such Subsidiary Guarantor’s related Guarantee and the Security Documents pursuant to documents or instruments in form reasonably satisfactory to the Administrative Agent; (C) immediately after such transaction, no Default exists; (D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate, stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Agreement; (E) to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Subsidiary Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Subsidiary Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by the Loan Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Loan Documents; and (F) the Collateral owned by or transferred to the Successor Subsidiary Guarantor shall: (I) continue to constitute Collateral under the Loan Documents, (II) be subject to the Lien in favor of the Collateral Agent for the benefit of the Bank Secured Parties and (III) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 6.02; or

(ii)                                  the transaction is made in compliance with Section 6.03.

(c)                                  Subject to the provisions of this Agreement, the Successor Subsidiary Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under the Loan Documents.  Notwithstanding the foregoing, any such Subsidiary Guarantor may (i) merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Borrower or (ii) merge with an Affiliate of the Borrower solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Borrower and the Restricted Subsidiaries is not increased thereby.

6.05                        Restricted Payments.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(I)                                   declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of the Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation, other than:

(a)                                 dividends, payments or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or

(b)                                 dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Borrower, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)                              purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any Parent Entity, including in connection with any merger, consolidation or amalgamation;

(III)                         make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect to, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Borrower or any Subsidiary Guarantor, other than:

(a)                                 Indebtedness permitted to be incurred under clause (viii) or (ix) of Section 6.01(b);

(b)                                 the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(c)                                  the giving of an irrevocable notice of redemption with respect to transactions described in clause (2) or (3) of the second paragraph of this Section 6.05; or

(IV)                          make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)                                 no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                 immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness under Section 6.01(a) and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and the Restricted Subsidiaries after the Closing Date (including Restricted Payments made pursuant to clause (1), (4), (8) or (11) of the next succeeding paragraph, but excluding all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum of (without duplication):

(a)                                 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing prior to the Closing Date to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)                                 100% of the aggregate cash proceeds and the fair market value of marketable securities or other property received by the Borrower since immediately after the Closing Date (other than cash proceeds to the extent such cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 6.01(b)(xiii)(A) or have been used to make Restricted Payments pursuant to clause (2) of the second paragraph of this Section 6.05) from the issue or sale of: (i)(A) Equity Interests of the Borrower, excluding cash proceeds and the marketable securities or other property received from the sale of:  (x) Equity Interests to any future, current or former employee, director or consultant of the Borrower, any Parent Entity or any of the Borrower’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and (y) Designated Preferred Stock; and (B) Equity Interests of Parent Entities, to the extent such cash proceeds are actually contributed to the Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of Parent Entities or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or (ii) debt securities of the Borrower that have been subsequently converted into or exchanged for Equity Interests of the Borrower; provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of the Borrower sold to a

Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)                                  100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Borrower following the Closing Date (other than cash proceeds, marketable securities or other property to the extent such cash proceeds, marketable securities or other property (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 6.01(b)(xiii)(A), (ii) have been used to make Restricted Payments pursuant clause (2) of the second paragraph of this Section 6.05, (iii) are contributed by a Restricted Subsidiary or (iv) constitute Excluded Contributions); plus

(d)                                 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i)                                     the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, that constitute Restricted Investments made by the Borrower or the Restricted Subsidiaries, in each case, after the Closing Date;

(ii)                                  the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary after the Closing Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments); or

(iii)                               a distribution or a dividend from an Unrestricted Subsidiary after the Closing Date (only to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income); plus

(e)                                  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments), the fair market value, as determined by the board of directors of the Borrower in good faith, of the Investment in such Unrestricted Subsidiary (if such fair market value exceeds $35,000,000, the fair market value thereof shall be as determined (and confirmed in writing) by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary.

The foregoing provisions will not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;

(2)                                 the redemption, repurchase, retirement or other acquisition of any Equity Interests or Subordinated Indebtedness of the Borrower in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower or contributions to the equity capital of the Borrower (other than Excluded Contributions) (in each case, other than any Disqualified Stock or, except in the case of a redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness, Preferred Stock); provided that the amount of any such proceeds that are utilized for any such Restricted Payment are excluded from clause 3(b) of the preceding paragraph;

(3)                                 the redemption, defeasance, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Borrower or a Subsidiary Guarantor made in exchange for, or out of the proceeds of a sale made within 45 days of, new Indebtedness of the Borrower or a Subsidiary Guarantor, as the case may be, or (ii) Disqualified Stock of the Borrower or a Subsidiary Guarantor made in exchange for, or out of the proceeds of a sale made within 45 days of, Disqualified Stock of the Borrower or a Subsidiary Guarantor, that, in each case, is incurred in compliance with Section 6.01, so long as:

(a)                                 the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness, or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock, being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b)                                 such new Indebtedness is subordinated to the Indebtedness hereunder at least to the same extent as such Subordinated Indebtedness so purchased, defeased, exchanged, redeemed, repurchased, acquired or retired for value;

(c)                                  such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired; and

(d)                                 such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired;

(4)                                 a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Entity held by any future, present or former employee, director or consultant of the Borrower or any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7,500,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15,000,000 in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)                                 the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Preferred Stock) of the Borrower and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors or consultants of the Borrower; any of its Subsidiaries or any Parent Entity, that occurs after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph; plus

(b)                                 the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries after the Closing Date; less

(c)                                  the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);

(5)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of the Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with Section 6.01; provided that all such dividends are included in the calculation of “Fixed Charges”;

(6)                                 the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued by the Borrower or any of the Restricted Subsidiaries after the Closing Date and the declaration and payment of dividends to a Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of such Parent Entity issued after the Closing Date; provided that (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of related dividends) on a pro forma basis, the Fixed Charge Coverage Ratio on a consolidated basis for the Borrower and the Restricted Subsidiaries would have been at least 2.00 to 1.00 and (y) the amount of dividends paid pursuant to this clause (6) shall not exceed the aggregate amount of cash actually received by the Borrower or the Restricted Subsidiaries from the sale of such Designated Preferred Stock;

and provided further that all such dividends are included in the calculation of “Fixed Charges”;

(7)                                 payments made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)                                 the declaration and payment of dividends on the Borrower’s common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such Parent Entity’s common equity), following consummation of the first public offering of the Borrower’s common equity or the common equity of such Parent Entity after the Closing Date, of up to 6% per annum on the net cash proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common equity registered on Form S-8 and other than any public sale, the proceeds of which constitute an Excluded Contribution;

(9)                                 Restricted Payments in an amount equal to the unused amount of Excluded Contributions previously received;

(10)                          [Intentionally Omitted];

(11)                          the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described in Sections 4.10 and 4.14 of the Senior Secured Notes Indenture;

(12)                          the declaration and payment of dividends by the Borrower to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay, in each case without duplication,

(a)                                 franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)                                 foreign, federal, state and local income and similar taxes, to the extent such income taxes are attributable to the income, revenue, receipts, capital or margin of the Borrower and the Restricted Subsidiaries and, to the extent of the amount actually received from the Borrower’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Borrower and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Borrower, the Restricted Subsidiaries and the Borrower’s Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Entity;

(c)                                  (i) customary salary, bonus and other benefits payable to officers, employees and directors of any Parent Entity and (ii) general corporate operating

(including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any Parent Entity, in each case, to the extent such salary, bonus, other benefits, costs and expenses are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, including the Borrower’s proportionate share of such amounts relating to such Parent Entity being a public company;

(d)                                 fees and expenses (other than to Affiliates of the Borrower) related to any unsuccessful equity or debt offering of such Parent Entity;

(e)                                  cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any Parent Entity; and

(f)                                   amounts that would be permitted to be paid by the Borrower under clause (iii), (iv), (v), (viii) or (xi) of Section 6.06(b); provided that the amount of any dividend or distribution under this clause (12)(f) to permit any such payment shall reduce Consolidated Net Income of the Borrower to the extent, if any, that such payment would have reduced Consolidated Net Income of the Borrower if such payment had been made directly by the Borrower and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (12) (f) and such payment would have been added back to (or, would have been deducted from) EBITDA if such payment had been made directly by the Borrower, in each case, in the period such payment is made;

(13)                          the repurchase, redemption, or other acquisition for value of Equity Interests of the Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted under this Agreement;

(14)                          the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(15)                          Restricted Payments by the Borrower to any Parent Entity to finance Investments that would otherwise be permitted to be made pursuant to this Section 6.05 if made by the Borrower; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such Parent Entity shall, immediately following the closing thereof, cause (i) all property acquired (whether Equity Interests or other assets) to be contributed to the capital of the Borrower or one of the Restricted Subsidiaries (and which contribution is not an Excluded Contribution) or (ii) the merger or amalgamation of the Person formed or acquired into the Borrower or one of the Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, (C) such Parent Entity and its Affiliates (other than the

Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement, (D) any property received by the Borrower shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph or any other provision of this paragraph and (E) such Investment shall have been permitted by and shall be deemed to be made by the Borrower or such Restricted Subsidiary pursuant to another provision of this Section 6.05 or pursuant to the definition of “Permitted Investments” pursuant to which the Borrower would have been entitled to have made such Investment if made by the Borrower; and

(16)                          the Special Dividend and the Special Options Distribution;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (15), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this Section 6.05, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (16) above, or is permitted to be made pursuant to the first paragraph of this Section 6.05 (including by virtue of qualifying as a Permitted Investment), the Borrower will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this Section 6.05.  Payments or other actions permitted by this Section 6.05 need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.05 permitting such payment or other action (including pursuant to any section of the definition of “Permitted Investment”).

As of the Closing Date, all of the Borrower’s Subsidiaries, other than the Initial Unrestricted Subsidiary, will be Restricted Subsidiaries.  The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary”.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”.  Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this Section 6.05 or under clause (9) of the second paragraph of this Section 6.05, or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

6.06                        Transactions with Affiliates.  (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an

“Affiliate Transaction”) involving aggregate payments or consideration in excess of $5,000,000 unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(ii)                                  the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)                                 The foregoing provisions will not apply to the following:

(i)                                     transactions between or among the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, so long as such transaction is otherwise consummated in compliance with this Agreement;

(ii)                                  Restricted Payments permitted by Section 6.05 and Permitted Investments permitted by clause (viii) or (xiii) of the definition of “Permitted Investments”;

(iii)                               the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar agreements) to the Investors pursuant to the Investor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Investor Management Agreement, in each case, in amounts not in excess of those contemplated by the Investor Management Agreement as in effect on the Closing Date or as the same may be amended after the Closing Date, so long as any amendments thereto, when taken as a whole, are not disadvantageous in any material respect to the Lenders (it being understood that any amendments to such agreement that include an increase in the amount of such fees shall be, when taken as a whole, disadvantageous in a material respect to the Lenders);

(iv)                              the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors approved by, or pursuant to arrangements approved by, the board of directors of the Borrower in good faith;

(v)                                 the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former officers, directors, employees or consultants of the Borrower, any of the Restricted Subsidiaries or any Parent Entity;

(vi)                              transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(vii)                           any agreement or arrangement as in effect as of the Closing Date, as the same may be amended after the Closing Date, so long as any such amendments, when taken as a whole, are not disadvantageous in any material respect to the Lenders;

(viii)                        the existence of, or the performance by the Borrower or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent thereof (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto or any similar agreement that it may enter into thereafter; provided, however, that any such amendment and any similar agreement shall not contain terms that, when taken as a whole, are disadvantageous in any material respect to the Lenders;

(ix)                              transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(x)                                 the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower to any Parent Entity or to any Permitted Holder or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Borrower, any of the Borrower’s Subsidiaries or any Parent Entity and the granting and performing of reasonable and customary registration rights with respect to such Equity Interests;

(xi)                              payments by the Borrower or any of the Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures; provided that such payments are approved by the board of directors of the Borrower in good faith;

(xii)                           payments or loans (or cancellation of loans) to employees, directors or consultants of the Borrower, any of the Restricted Subsidiaries or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants that, in each case, that are approved by the board of directors of the Borrower in good faith;

(xiii)                        investments by the Investors in securities of the Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Investors in connection therewith) so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment by the Investors, in the aggregate, constitutes less than 5% of the proposed issue amount of such class of securities;

(xiv)                       payments to any future, current or former employee, director, officer or consultant of the Borrower, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the board of directors of the Borrower in good faith;

(xv)                          transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower solely because the Borrower owns any Equity Interest in, or controls, such Person; provided that, no Affiliate of the Borrower, other than the Borrower or a Restricted Subsidiary, shall have a beneficial interest or otherwise participate in such Person other than through such Affiliate’s ownership of the Borrower;

(xvi)                       payments by the Borrower and its Subsidiaries pursuant to tax sharing agreements among the Borrower (and any Parent Entity) and its Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Borrower, the Restricted Subsidiaries and the Borrower’s Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Borrower, the Restricted Subsidiaries and the Borrower’s Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Entity; and

(xvii)                    intellectual property licenses entered into in the ordinary course of business.

6.07                        Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries that are not Subsidiary Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)                                     (A) pay dividends or make any other distributions to the Borrower or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Borrower or any of the Restricted Subsidiaries;

(ii)                                  make loans or advances to the Borrower or any of the Restricted Subsidiaries; or

(iii)                               sell, lease or transfer any of its properties or assets to the Borrower or any of the Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(A)                               contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Alabama Revolving Credit Agreement, this Agreement and the related documentation and related Hedging Obligations;

(B)                               the Senior Secured Notes Indenture;

(C)                               purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature described in clause (iii) above, in each case, only with respect to the property so acquired;

(D)                               applicable law or any applicable rule, regulation or order;

(E)                                any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof); provided that such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(F)                                 contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, pending the sale of such assets;

(G)                               Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.01 and 6.02 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(H)                              restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(I)                                   customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture;

(J)                                   customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business to the extent such obligations impose restrictions of the nature described in clause (iii) above on the property subject to such lease, sub-lease, license, sub-license or other similar agreement;

(K)                              restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(L)                                any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(M)                            other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries that are not Guarantors that is permitted to be incurred subsequent to the Closing Date pursuant to Section 6.01;

(N)                               other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Closing Date pursuant to Section 6.01; provided that, in the good faith judgment of the Borrower, the encumbrances and restrictions contained therein will not materially impair the Borrower’s ability to make payments hereunder or under the Senior Secured Notes when due; and

(O)                               any encumbrances or restrictions of the type referred to in clause (i), (ii) or (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (A) through (N) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (I) are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, and (II) in the case of the Alabama Revolving Credit Agreement, do not affect the ability of the Alabama Subsidiary to comply with Section 6.11.

6.08                        Business of the Borrower and the Restricted Subsidiaries.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

6.09                        Financial Covenants.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, as long as any Loan is outstanding as of the last day of any fiscal quarter, permit the Fixed Charge Coverage Ratio for the Borrower and the Restricted Subsidiaries as of the last day of such fiscal quarter to be less than 1.2 to 1.00 for such fiscal quarter.

6.10                        Fiscal Year.  The Borrower will not change its fiscal year-end to a date other than December 31.

6.11                        Designated Priority Obligations.  The Borrower will not designate any Indebtedness (other than the Bank Obligations) as Designated Priority Obligations under the Collateral Agreement without the prior written consent of each Lender.

6.12                        Triggering Event Obligations.  Upon the delivery of a Triggering Event Notice, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, without the prior written consent of the Required Lenders: (i) originate any new customer loans; or (ii) make payment on any Indebtedness (other than (x) Bank Obligations and (y) payments in an aggregate amount not exceeding $5,000,000), regardless of the date that such Indebtedness is due, scheduled, or otherwise required to be paid in accordance with the terms thereof.

ARTICLE VII

EVENTS OF DEFAULT

In case of the happening of any of the following events (“Events of Default” and, each, an “Event of Default”):

(a)                                 any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)                                 default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)                                  default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) of this Article VII) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d)                                 default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement (i) contained in Section 5.01(a), 5.05 or 5.08 or in Article VI, (ii) contained in Section 5.04(a), 5.04(b), 5.04(c), 5.04(e) or 5.04(f) and such default shall continue (in the case of this clause (ii) only) unremedied for a period of five days or (iii) contained in Section 5.04(k) and such default shall continue (in the case of this clause (iii) only) unremedied for a period of twenty days; provided, however, that so long as the Borrower is exercising commercially reasonable efforts to diligently pursue a cure of any default described in clause (ii) or (iii) above (and, for the avoidance of doubt, not described in clause (i)), the grace period applicable to such default set forth in the applicable clause above shall be extended for up to 15 additional days;

(e)                                  default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f)                                   (i) the Borrower or any Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Hedging Obligation the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g)                                  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary, or of a substantial part of the property or assets of the Borrower, or a Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)                                     one or more judgments shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $25,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j)                                    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $3,000,000;

(k)                                 any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);

(l)                                     any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest that secures the Bank Obligations in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates delivered to the Collateral Agent representing securities pledged under the Collateral Agreement and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

(m)                             there shall have occurred a Change of Control;

(n)                                 the intercreditor provisions of the Collateral Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenants or agreements therein), or otherwise not be effective to create the rights and obligations purported to be created thereunder;

(o)                                 (i) the Bank Obligations shall fail, for any reason, to constitute Designated Priority Obligations under the Collateral Agreement, (ii) there shall have occurred a “Discharge of Designated Priority Obligations” or a “Discharge” of “Bank Obligations” under the Collateral

Agreement, (iii) any Indebtedness (other than the Bank Obligations) shall be Designated Priority Obligations or (iv) any Person shall have asserted any of the foregoing; or

(p)                                 the aggregate amount of all cash and Cash Equivalents of the Borrower and its Subsidiaries shall at any time be less than 133% of the aggregate outstanding Bank Obligations at such time;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

AGENCY

8.01                        Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Ivy Funding Eleven, LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

8.02                        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

8.03                        Exculpatory Provisions.  (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.07), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.04                        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.05                        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the arranging of the Credit Facilities as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

8.06                        Resignation of Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.  If no successor Administrative Agent has been appointed, the Required Lenders shall thereafter perform all the duties of such Administrative Agent hereunder and under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent.

(b)                                 The Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and the Person serving as Administrative Agent remove such Person as Administrative Agent and appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

8.07                        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

8.08                        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents (other than the Engagement Letter).

8.09                        Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.05 and 9.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.04.

8.10                        Collateral and Guarantee Matters.  (a) The Bank Secured Parties irrevocably authorize and direct the Administrative Agent (i) to execute and deliver the Collateral Agreement and to exercise and enforce its rights and remedies and perform its obligations thereunder and (ii) to release any Subsidiary Guarantor from its obligations under the Guarantee Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guarantee Agreement pursuant to this Section 8.10(a).

No Bank Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Bank Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent (or any sub-agent thereof) on behalf of the Bank Secured Parties in accordance with the terms thereof

(b)                                 The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

8.11                        Collateral Agreement.  Each Lender agrees that it will be bound by, and shall take no actions contrary to (and shall take all actions required by), the provisions of the Collateral Agreement, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement and authorizes (i) the Administrative Agent to enter into the Collateral Agreement on its behalf and (ii) the Collateral Agent to enter into the Collateral Agreement, the Alabama Intercreditor Agreement and, if the Borrower incurs any obligations in respect of Junior Lien Indebtedness, the Junior Lien Intercreditor Agreement on its behalf and to act on its behalf to the extent set forth in the Collateral Agreement.  The Lenders acknowledge that the Collateral Agreement provides for the allocation of proceeds of Collateral among the Secured Parties as set forth therein and contains limits on the ability of the Administrative Agent and the Lenders to take remedial actions with respect to the Collateral.

ARTICLE IX

MISCELLANEOUS

9.01                        Notices; Effectiveness; Electronic Communication.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) of this Section 9.01), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)                                     if to the Borrower or to any other Loan Party, to it at 6785 Bobcat Way, Dublin, Ohio 43016, Attention of General Counsel, Fax No.: (614) 760-4057;

(ii)                                  if to the Administrative Agent, to Ivy Funding Eleven, LLC, 24 Drayton Street, Floor 3, Savannah, Georgia 31401, Attention of Meredith Kraeling, Executive Administrator, Fax No.: (855) 303-8341, Email: admin@ivymanagementllc.com;

(iii)                               if to the Collateral Agent, to U.S. Bank National Association, 1350 Euclid Avenue, CN OH RN 11, Cleveland, Ohio 44115, Attention of Corporate Trust Services, Fax No.: (216) 623-9202; and

(iv)                              if to a Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) of this Section 9.01, shall be effective as provided in said paragraph (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Change of Address, Etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Platform.

(i)                                     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar and industry recognized electronic transmission system (the “Platform”).

(ii)                                  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender by means of electronic communications pursuant to this Section 9.01, including through the Platform.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the e-mail address referred to in this paragraph below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Subsidiaries to, provide the Communications to the Administrative Agent in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an e-mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner otherwise specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.13); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor” and shall post the same only on such portion. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the Credit Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

9.02                        Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.13, 2.15, 2.19 (subject to the requirements of Section 2.19) and 9.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, or any Lender.

9.03                        Successors and Assigns.  (a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 9.03, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 9.03, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 9.03 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 9.03 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 9.03 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in paragraph (b)(i)(A) of this Section 9.03, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default of the type described in paragraph (b), (c), (g) or (h) of Article VII has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 9.03 and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default of the type described in paragraph (b), (c), (g) or (h) of Article VII has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)                               the consent of the Required Lenders shall be required for any assignment if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by applicable law or reasonably requested by the Administrative Agent to support such assignee’s position that no withholding is required in respect o amount received hereunder.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Person that is not an investment fund or investment company that, together with its Affiliates, has a minimum of $400,000,000 of assets under management that is in the business of making debt investments of a type similar to the Loans.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 9.03, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 (subject to the requirements of Section 2.19) and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting

Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 9.03.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.03(c).

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.18(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver decreasing any fees payable to such Participant hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.04) or all or substantially all of the Collateral.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13(a) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.03; provided that such Participant agrees to be subject to the provisions of Sections 2.13(b) and 2.13(c) as if it were an assignee under paragraph (b) of this Section 9.03.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19(e) as though it were a Lender.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.03, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.13.

(h)                                 Notwithstanding anything to the contrary contained herein, and in accordance with 9.03(a), any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower or any other Loan Party under this Agreement, and no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.03, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(i)                                     The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

9.04                        Expenses; Indemnity; Damage Waiver.  (a) Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, its Affiliates, the Collateral Agent (including the reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent and its Affiliates, one primary counsel to the Collateral Agent, one local counsel in each relevant jurisdiction, one special counsel in each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Person subject to such conflict), in connection with the arranging of the Credit Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, or any Lender (including the reasonable fees, charges and disbursements of one primary counsel to the Administrative Agent and the Lenders, one primary counsel to the Collateral Agent, one local counsel in each relevant jurisdiction, one special counsel in each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Person subject to such conflict), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.04(a), or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one primary counsel to the Indemnitees, one local counsel in each relevant jurisdiction, one special counsel in each relevant specialty and, in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction for each Person subject to such conflict), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are Taxes and reasonable expenses for which the Borrower or any Loan Party has indemnified an Indemnitee pursuant to Section 2.19(c).

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 9.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent in connection with such capacity.

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) of this Section 9.04 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section 9.04 shall be payable promptly after demand therefor.

(f)                                   Survival.  Each party’s obligations under this Section 9.04 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

9.05                        Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.06                        Governing Law; Jurisdiction; Etc.  (a) Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York (without regard to principles of conflict of laws).

(b)                                 Jurisdiction.  The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan

Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.06.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

9.07                        Waivers; Amendment.  (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.07, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly affected thereby, (ii) increase or extend the

Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.16 or 2.17 or any other provision hereof requiring pro rata treatment among Lenders, the provisions of Section 9.03(i) or the provisions of this Section 9.07 or release any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.03(h) without the written consent of such SPC, (v) reduce the percentage contained in the definition of the term “Required Lenders” or any provision hereof requiring a specific number or percentage of Lenders to amend or consent to any action, in each case without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof), (vi) if any Lender shall hold 50% or more of the aggregate Total Credit Exposures of all Lenders, amend or modify Section 6.09 without the prior written consent of such Lender and one additional Lender or (vii) if any Lender shall hold 50% or more of the aggregate Total Credit Exposures of all Lenders, amend or modify Section 4.02 of the Collateral Agreement without the prior written consent of such Lender and one additional Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.  The Administrative Agent shall not consent to any amendment to, modification of, deviation from, waiver of any provision of, or designation of any item or Person under any Loan Document without the prior consent of the Required Lenders.

(c)                                  The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been delivered to the Lenders or otherwise posted for their attention on the Platform, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.

9.08                        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

9.09                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09.

9.10                        Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.11                        Counterparts; Integration; Effectiveness; Electronic Execution.  (a) Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Engagement Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Assignments.  The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.12                        Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

9.13                        Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.13, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.13, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section 9.13, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.14                        USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

9.15                        Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.15 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

9.16                        Application of Proceeds.  Upon receipt from the Collateral Agent of the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, following the exercise of remedies provided for in Article VII (or after the Loans have automatically become due and payable as set forth in Article VII), the Administrative Agent shall apply such proceeds as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement or any other Loan Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations; and

THIRD, to the payment in full of all other Bank Obligations (the amounts so applied to be distributed among the Bank Secured Parties pro rata in accordance with the amounts of the Bank Obligations owed to them on the date of any such distribution).

The Administrative Agent shall apply any such proceeds, moneys or balances in accordance with this Agreement promptly after receipt thereof.

9.17                        Third-Party Beneficiary.  The Collateral Agent shall be a third-party beneficiary to Section 9.04 and shall have the right to enforce such Section 9.04 directly to the extent the Collateral Agent may deem such enforcement necessary or advisable to protect the Collateral Agent’s rights.

SCHEDULE 1.01(B)

Subsidiary Guarantors

1.	ARH-Arizona, LLC
2.	BCCI CA, LLC
3.	BCCI Management Company
4.	Buckeye Check Cashing, Inc.
5.	Buckeye Check Cashing II, Inc.
6.	Buckeye Check Cashing of Arizona, Inc.
7.	Buckeye Check Cashing of California, LLC
8.	Buckeye Check Cashing of Florida, Inc.
9.	Buckeye Check Cashing of Illinois, LLC
10.	Buckeye Check Cashing of Kansas, LLC
11.	Buckeye Check Cashing of Kentucky, Inc.
12.	Buckeye Check Cashing of Michigan, Inc.
13.	Buckeye Check Cashing of Missouri, LLC
14.	Buckeye Check Cashing of Texas, LLC
15.	Buckeye Check Cashing of Utah, Inc.
16.	Buckeye Check Cashing of Virginia, Inc.
17.	Buckeye Credit Solutions, LLC
18.	Buckeye Credit Solutions of Arizona, LLC
19.	Buckeye Commercial Check Cashing of Florida, LLC
20.	Buckeye Lending Solutions, LLC
21.	Buckeye Lending Solutions of Arizona, LLC
22.	Buckeye Small Loans, LLC
23.	Buckeye Title Loans, Inc.
24.	Buckeye Title Loans of California, LLC
25.	Buckeye Title Loans of Kansas, LLC
26.	Buckeye Title Loans of Missouri, LLC
27.	Buckeye Title Loans of Utah, LLC
28.	Buckeye Title Loans of Virginia, LLC
29.	Checksmart Financial Company
30.	Checksmart Financial Holdings Corp.
31.	Checksmart Financial, LLC
32.	Checksmart Money Order Services, Inc.
33.	Checksmart Money Order Services of Arizona, Inc.
34.	CS-Arizona, LLC
35.	Express Payroll Advance of Ohio, Inc.
36.	First Virginia Credit Solutions, LLC
37.	First Virginia Financial Services, LLC
38.	Hoosier Check Cashing of Ohio, LTD
39.	Insight Capital, LLC
40.	National Tax Lending, LLC
41.	California Check Cashing Stores, LLC
42.	CCCS Corporate Holdings, Inc.

43.	CCCS Holdings, LLC
44.	CCCIS, Inc.
45.	Fast Cash, Inc.

Schedule 2.01

Lenders and Commitments

Lender	Commitment
Ivy Funding Eleven, LLC	$11,700,000
Capitala Finance Corp.	$15,000,000
Total Commitment	$26,700,000

Note: On the First Amendment Effective Date, (i) the Commitment of Ivy Funding Eleven, LLC (which, immediately prior to the effectiveness of the First Amendment, is $25,000,000), shall be permanently reduced to the amount set forth above across from such Lender’s name and (ii) as a result of the reduction of the Commitment of Ivy Funding Eleven, LLC, described in clause (i) above, the Total Commitment (which, immediately prior to the effectiveness of the First Amendment, is $40,000,000), shall be permanently reduced to $26,700,000.

SCHEDULE 3.08(A)

Subsidiaries

All Subsidiaries are wholly-owned unless otherwise indicated in the “Owner” column.

JURISDICTION OF
	NAME	INCORPORATION	OWNER
1	Checksmart Financial Holdings Corp.	Delaware	Community Choice Financial Inc.
2	Checksmart Financial Company	Delaware	Checksmart Financial Holdings Corp.
3	ARH-Arizona, LLC	Delaware	Checksmart Financial Company
4	BCCI CA, LLC	Delaware	Checksmart Financial Company
5	Buckeye Check Cashing, Inc.	Ohio	Checksmart Financial Company
6	Buckeye Check Cashing II, Inc.	Ohio	Checksmart Financial Company
7	Buckeye Check Cashing of Arizona, Inc.	Ohio	Checksmart Financial Company
8	Buckeye Check Cashing of California, LLC	Delaware	Checksmart Financial Company
9	Buckeye Check Cashing of Florida, Inc.	Ohio	Checksmart Financial Company
10	Buckeye Check Cashing of Illinois, LLC	Delaware	Checksmart Financial Company
11	Buckeye Check Cashing of Kansas, LLC	Delaware	Checksmart Financial Company
12	Buckeye Check Cashing of Kentucky, Inc.	Ohio	Checksmart Financial Company
13	Buckeye Check Cashing of Michigan, Inc.	Delaware	Checksmart Financial Company
14	Buckeye Check Cashing of Missouri, LLC	Delaware	Checksmart Financial Company

JURISDICTION OF
	NAME	INCORPORATION	OWNER
15	Buckeye Check Cashing of Utah, Inc.	Ohio	Checksmart Financial Company
16	Buckeye Check Cashing of Virginia, Inc.	Ohio	Checksmart Financial Company
17	Buckeye Commercial Check Cashing of Florida, LLC	Delaware	Checksmart Financial Company
18	Buckeye Credit Solutions, LLC	Delaware	Checksmart Financial Company
19	Buckeye Credit Solutions of Arizona, LLC	Delaware	Checksmart Financial Company
20	Buckeye Lending Solutions, LLC	Delaware	Checksmart Financial Company
21	Buckeye Lending Solutions of Arizona, LLC	Delaware	Checksmart Financial Company
22	Buckeye Small Loans, LLC	Delaware	Checksmart Financial Company
23	Buckeye Title Loans, Inc.	Ohio	Checksmart Financial Company
24	Buckeye Title Loans of California, LLC	Delaware	Checksmart Financial Company
25	Buckeye Title Loans of Kansas, LLC	Delaware	Checksmart Financial Company
26	Buckeye Title Loans of Missouri, LLC	Delaware	Checksmart Financial Company
27	Buckeye Title Loans of Utah, LLC	Delaware	Checksmart Financial Company
28	Buckeye Title Loans of Virginia, LLC	Delaware	Checksmart Financial Company
29	Checksmart Financial, LLC	Delaware	Checksmart Financial Company
30	Checksmart Money Order Services, Inc.	Delaware	Checksmart Financial Company
31	CS-Arizona, LLC	Delaware	Checksmart Financial Company

JURISDICTION OF
	NAME	INCORPORATION	OWNER
32	Express Payroll Advance of Ohio, Inc.	Ohio	Checksmart Financial Company
33	First Virginia Credit Solutions, LLC	Delaware	Checksmart Financial Company
34	First Virginia Financial Services, LLC	Delaware	Checksmart Financial Company
35	Hoosier Check Cashing of Ohio, LTD.	Ohio	Checksmart Financial Company
36	Insight Capital, LLC	Alabama	Checksmart Financial Company
37	National Tax Lending, LLC	Delaware	Checksmart Financial Company
38	Latin Card Strategy, LLC	Delaware	Approximately 53.8% owned by Checksmart Financial Company
39	CCCS Corporate Holdings, Inc.	Delaware	Community Choice Financial Inc.
40	CCCS Holdings, LLC	Delaware	CCCS Corporate Holdings, Inc.
41	California Check Cashing Stores, LLC	Delaware	CCCS Holdings, LLC
42	Fast Cash, Inc.	California	California Check Cashing Stores, LLC
43	CCCIS, Inc.	California	California Check Cashing Stores, LLC
44	BCCI Management Company	Ohio	Checksmart Financial Company
45	Buckeye Check Cashing of Texas, LLC	Delaware	Checksmart Financial Company
46	Checksmart Money Order Services of Arizona, Inc.	Delaware	Checksmart Financial Company

SCHEDULE 3.08(B)

Unrestricted Subsidiaries

Latin Card Strategy, LLC — 53.83% interest owned by Checksmart Financial Company.

SCHEDULE 3.09

Litigation and Orders

1)              In January of 2011, Checksmart Financial, LLC entered into a settlement agreement in Jayme v. Checksmart Financial, LLC that is conditioned on (i) court approval and (ii) consolidation of Williams v. Buckeye Check Cashing of California, LLC. The settlement payment, which will be paid only after court approval is $825,000 and is subject to a 55% floor (if the claimant pool is 55% or less of the total putative class, Checksmart Financial, LLC will be entitled to a refund of approximately 25% of the settlement payment). Checksmart Financial, LLC is also responsible for FICA on the wage portion of the settlement (estimated at $11,000). The total amount of the settlement is approximately $1,200,000 (which includes estimated attorney’s fees through the conclusion of the case and FICA).

2) While neither Community Choice Financial, Inc. nor any of its subsidiaries is a named party in the case, Buckeye Lending Solutions, LLC has voluntarily joined in an agreement (the “Joinder Agreement”) to be bound by the terms of the court’s December 21, 2010, order in the case of Fast Cash of America, Inc., et al v. Ohio Department of Commerce and QC Financial Services, Inc. v. Ohio Department of Commerce (the “QC Case”). The initial portion of the QC Case was initiated by Fast Cash America and others in order to challenge Rule 1301:8-8-04(C)(5), or “Rule 1301” by the Ohio Department of Commerce, Division of Financial Institutions (the “Ohio Division”), which would have been effective on May 1, 2010 and which purported to prevent check casher licensees from charging customers a fee to cash checks or money orders issued as proceeds of a small loan or mortgage lending transaction. Following Buckeye Lending Solutions, LLC’s entry into the Joinder Agreement, Judge Charles Schneider of the Franklin County Court of Common Pleas issued a permanent injunction enjoining the Ohio Division from seeking to enforce Rule 1301 on the grounds that Rule 1301 exceeded the Ohio Division’s rule-making authority.

The second portion of the QC Case involves an appeal by QC Financial Services, Inc. (“QC”) from an administrative proceeding before the Ohio Division. In May 2009, QC, as well as many other licensees and registrants under the Ohio’s Small Loan and Mortgage Loan Acts, including Buckeye Lending Solutions, LLC, received an Ohio Notice of Violation alleging violation of Ohio law arising from the licensee or registrant (or an Affiliate of the licensee or registrant) charging a customer a fee to cash a loan proceeds check or money order issued at the same location by the licensee or registrant, even if the purchase of check cashing services was not a condition of the loan. The Ohio Division asserted that charging a fee in such circumstances constitutes a statutorily impermissible additional fee for the loan or, alternatively, constitutes the licensee or registrant engaging in another business, check-cashing, that tends to conceal an evasion of the act under which the licensee is licensed or the registrant is registered and is therefore illegal. While the Ohio Division followed QC’s notice of violation with a notice of hearing, no such notice of hearing has ever been issued to Buckeye Lending Solutions, LLC, and the only hearing held on any notices of violation was that involving

QC.    QC prevailed in its hearing before the Ohio Division’s hearing officer, who concluded that no violation of the law had occurred because the check cashing transaction took place separate from, and not as a condition to, the loan transaction and took place after the conclusion of the loan transaction. The superintendent of the Ohio Division, who has the power to accept or reject the hearing officer’s report, elected to reject it and QC has appealed the superintendent’s action. Judge Schneider will consider the administrative hearing record de novo and has tentatively approved a briefing schedule for the issues involved in the administrative appeal, though briefing has not yet begun. If the case were to be decided against QC, check casher licensees, including Buckeye Check Cashing, Inc., and the Ohio operations of Buckeye Check Cashing II, Inc., would no longer be able to charge customers a fee to cash checks or money orders issued as proceeds of a small loan or mortgage lending transaction nor might they be able to charge fees for check or money orders issued the same location as the licensee or registrant. However, licensees who are party to the joinder agreement will not be subject to any fines or penalties for any fees charged to customers prior to the final resolution of this case.

SCHEDULE 3.17

Environmental Matters

None.

SCHEDULE 3.18

Insurance

1.                                      Policy #8169-6973 from Federal Insurance Company providing coverage for Directors and Officers Liability, Fiduciary Liability, Internet Liability, and Kidnap/Ransom and Extortion Non-Liability, with a combined maximum aggregate limit of liability of $2,000,000 for policy period June 15, 2010 to June 15, 2011 and a premium of $25,046.

2.                                      Policy #000453601 from Ironshore Indemnity, Inc. providing Excess of Federal Private Company Directors and Officers Liability Insurance, with an aggregate limit of $3,000,000 for policy period June 15, 2010 to June 15, 2011 and a premium of $41,250.

3.                                      Policy #HS638201 from RSUI Indemnity Company providing excess of Ironshore Private Company Directors & Officers liability coverage, with an aggregate limit of $3,000,000 for policy period June 15, 2010 to June 15, 2011 and a premium of $37,125.

4.                                      Policy #000588900 from Ironshore Indemnity, Inc. providing Excess of RSUI Private Company Directors and Officers Liability Insurance, with an aggregate limit of $2,000,000 for policy period June 15, 2010 to June 15, 2011 and a premium of $27,500.

5.                                      Policy #8208-2398 from Executive Risk Indemnity, Inc., providing Employed Lawyers Professional Liability, with a combined maximum aggregate limit of $1,000,000 for policy period June 15, 2010 to June 15, 2011 and a premium of $2,542.

6.                                     Policy #4932223 from Carolina Casualty Insurance Co., providing Employment Practices Liability, with a combined maximum aggregate limit of $2,000,000 for policy period January 26, 2010 to June 15, 2011 and a premium of $51,578.

7.                                      Policy #4015523142 from Valley Forge Insurance Co., providing Property insurance coverages with limits per schedule on file and General Liability with a combined maximum aggregate limit of $2,000,000 for policy period October 15, 2010 to October 15, 2011 and a premium of $271,729.

8.                                      Policy #4015523156 from National Fire Insurance Co. of Hartford, providing Automobile Liability with combined single per occurrence liability limit of $1,000,000 for policy period October 15, 2010 to October 15, 2011 and a premium of $2,499.

9.                                      Policy # 415523187 from Valley Forge Insurance Co., providing multi-state Workers Compensation with statutory limits, and Employers Liability with $1,000,000 limit per accident and $1,000,000 combined maximum per employee and policy aggregate for disease, for policy period October 15, 2010 to October 15, 2011 and an estimated annual premium of $65,625.

10.                               Policy #415523190 from National Fire Insurance Co. of Hartford, providing California Workers Compensation with statutory limits, and Employers Liability with $1,000,000 limit per accident and $1,000,000 combined maximum per employee and policy aggregate for disease, for policy period October 15, 2010 to October 15, 2011 and an estimated annual premium of $20,947.

11.                               Policy #4017530783 from Continental Casualty Co., providing Umbrella/Excess Liability with a combined maximum aggregate limit of $25,000,000 (excess of underlying General, Automobile and Employers Liability coverages), for policy period October 15, 2010 to October 15, 2011 and an estimated annual premium of $46,363.

12.                               Policy #SBE 018942601 from Great American Insurance Co., providing Excess Liability combined maximum aggregate limit of $25,000,000 (excess of underlying Continental

Casualty Umbrella policy), for policy period 4/15/2010 to 10/15/2011 and annual premium of $37,500.

13.                               CCCS and its Subsidiaries hold a variety of insurance policies/protections and bonds to ensure compliance and appropriate coverage for anticipated and unanticipated events. Such policies and bonds are contracted through TWIW Insurance Services. Workers Compensation insurance is contracted through Wells Fargo Insurance Services / Applied Underwriters.

14.                               CCCS and its Subsidiaries also carry a variety of bonds as required by various state agencies to cover all of its products, including but not limited to, Deferred Deposits (Payday loans/advances), Finance Lenders License (title and signature loans), DMV Registration (sale of registration tags for CA vehicles), WA Small Loans (also payday loans/advances on remaining open accounts) and general money service.

SCHEDULE 3.19(A)

UCC Filing Offices

	NAME	FILING JURISDICTION
1	Checksmart Financial Holdings Corp.	Delaware SOS
2	Checksmart Financial Company	Delaware SOS
3	ARH-Arizona, LLC	Delaware SOS
4	BCCI CA, LLC	Delaware SOS
5	Buckeye Check Cashing, Inc.	Ohio SOS
6	Buckeye Check Cashing II, Inc.	Ohio SOS
7	Buckeye Check Cashing of Arizona, Inc.	Ohio SOS
8	Buckeye Check Cashing of California, LLC	Delaware SOS
9	Buckeye Check Cashing of Florida, Inc.	Ohio SOS
10	Buckeye Check Cashing of Illinois, LLC	Delaware SOS
11	Buckeye Check Cashing of Kansas, LLC	Delaware SOS
12	Buckeye Check Cashing of Kentucky, Inc.	Ohio SOS
13	Buckeye Check Cashing of Michigan, Inc.	Delaware SOS
14	Buckeye Check Cashing of Missouri, LLC	Delaware SOS
15	Buckeye Check Cashing of Utah, Inc.	Ohio SOS

	NAME	FILING JURISDICTION
16	Buckeye Check Cashing of Virginia, Inc.	Ohio SOS
17	Buckeye Commercial Check Cashing of Florida, LLC	Delaware SOS
18	Buckeye Credit Solutions, LLC	Delaware SOS
19	Buckeye Credit Solutions of Arizona, LLC	Delaware SOS
20	Buckeye Lending Solutions, LLC	Delaware SOS
21	Buckeye Lending Solutions of Arizona, LLC	Delaware SOS
22	Buckeye Small Loans, LLC	Delaware SOS
23	Buckeye Title Loans, Inc.	Ohio SOS
24	Buckeye Title Loans of California, LLC	Delaware SOS
25	Buckeye Title Loans of Kansas, LLC	Delaware SOS
26	Buckeye Title Loans of Missouri, LLC	Delaware SOS
27	Buckeye Title Loans of Utah, LLC	Delaware SOS
28	Buckeye Title Loans of Virginia, LLC	Delaware SOS
29	Checksmart Financial, LLC	Delaware SOS
30	Checksmart Money Order Services, Inc.	Delaware SOS
31	CS-Arizona, LLC	Delaware SOS
32	Express Payroll Advance of Ohio, Inc.	Ohio SOS

	NAME	FILING JURISDICTION
33	First Virginia Credit Solutions, LLC	Delaware SOS
34	First Virginia Financial Services, LLC	Delaware SOS
35	Hoosier Check Cashing of Ohio, LTD.	Ohio SOS
36	Insight Capital, LLC	Alabama SOS
37	National Tax Lending, LLC	Delaware SOS
38	CCCS Corporate Holdings, Inc.	Delaware SOS
39	CCCS Holdings, LLC	Delaware SOS
40	California Check Cashing Stores, LLC	Delaware SOS
41	Fast Cash, Inc.	California SOS
42	CCCIS, Inc.	California SOS
43	BCCI Management Company	Ohio SOS
44	Buckeye Check Cashing of Texas, LLC	Delaware SOS
45	Checksmart Money Order Services of Arizona, Inc.	Delaware SOS
46	Community Choice Financial Inc.	Ohio SOS

Delaware Secretary of State

Jeffrey Bullock

Express Mail

Division of Corporations

John G. Townsend Bldg.

401 Federal Street - Suite 4

Dover, DE 19901

Regular Mail

Division of Corporations

PO Box 898

Dover, DE 19903

http://corp.delaware.gov/contact.shtml

Jon Husted

Ohio Secretary of State

Client Service Center (Services Offered)

180 East Broad Street, Suite 103 (Ground Floor)

Columbus, OH 43215

Main Office

180 East Broad Street

Columbus, OH 43215

(614) 466-0562

http://www.sos.state.oh.us/SOS/about/contactall.aspx

California Secretary of State Debra Bowen

1500 11th Street

Sacramento, CA 95814

(916) 653-6814

http://www.sos.ca.gov/contacts.htm#bpd

Alabama Secretary of State

Beth Chapman

P.O. Box 5616

Montgomery, Alabama 36103-5616

EXECUTIVE DIVISION

State Capitol Building - Suite S-105

600 Dexter Avenue

Phone: 334-242-7200 Fax: 334-242-4993

http://www.sos.state.al.us/Contact.aspx

SCHEDULE 3.20(A)

Owned Real Property

None.

SCHEDULE 3.20(B)

Leased Real Property

Attached

Community Choice Financial, Inc.

Schedule 3.20(b)

Leased Real Property

Store #	Address	City	State
001	91 S Hamilton Road	Columbus	OH
002	2496 Morse Road	Columbus	OH
003	7095 E. Broad St.	Columbus	OH
004	140 S Sandusky St	Delaware	OH
005	1015 N. High Street	Columbus	OH
006	170 N. Wilson Road	Columbus	OH
007	1255 Parsons Avenue	Columbus	OH
008	2000 S. Limestone Street	Springfield	OH
009	1624 E. Dublin Granville Road	Columbus	OH
010	1947 S. Alex Road	W. Carrollton	OH
011	4212 Linden Avenue	Dayton	OH
012	5521 Salem Avenue	Dayton	OH
013	7645 Old Troy Pike	Huber Heights	OH
014	2013 Zettler Center Drive	Columbus	OH
015	1301 E Main St	Lancaster	OH
016	5462 West Pointe Plaza	Columbus	OH
017	3487 Dixie Highway	Franklin	OH
018	7113 E. Main Street	Reynoldsburg	OH
019	5450 Northbend Drive	Cincinnati	OH
020	801 Hebron Road	Heath	OH
021	6261 E. Main Street	Columbus	OH
022	6582 Glenway Avenue	Cincinnati	OH
023	6600-I Dixie Highway	Fairfield	OH
024	1069 Linden Avenue	Zanesville	OH
025	10701 Harrison Avenue	Harrison	OH
026	1571 W. Galbraith Road	Cincinnati	OH
027	7685 Montgomery Road	Cincinnati	OH
028	932 C St. Rt. 28	Milford	OH
029	1075 N 21st Street	Newark	OH
030	842 Delaware Avenue	Marysville	OH
031	3421 Dixie Highway	Erlanger	KY
032	8459-D US 42	Florence	KY
033	722 N. Memorial Drive	Lancaster	OH

Store#	Store Address	City, State & Zip
100	1956 Webster Street, Suite 200 and	Oakland, CA 94612(1)
202	2417 Alvin Avenue	San Jose, CA 95121
203	4110 Monterey Highway	San Jose, CA 95111
203N	Boeil Center	San Jose CA
204	680 N Fair Oaks Ave	Sunnyvale, CA 94086
205	376 West Tennyson Rd	Hayward, CA 94544
206	3769 Lafayette Road	Santa Clara, CA 95054
207	9 Kearny Street	San Francisco, CA 94108
209	2151 Story Road	San Jose, CA 95122
210	45 # E South Sanborn Road	Salinas, CA 93905
211	39958 Cedar Blvd B-12	Newark, CA 94560
212	1075 S. White Road Ste 90	San Jose, CA 95127
212	1060-D South White Road	San Jose, CA 95127(2)
214	2715 McKee Road	San Jose, CA 95127
215	516 Academy Avenue	Sanger, CA 93657
216	3077 West Shaw Avenue Suite 2	Fresno, CA 93711
217	707 Shaw Avenue	Clovis, CA 93612
220	375 Saratoga Avenue, Suite N	San Jose, CA 95129
222	14706 Camden Avenue	San Jose, CA 95124
225	3826 Seven Trees Blvd Suite 100	San Jose, CA 95111
226	610 S Norfolk Street	San Mateo, CA 94401
229	2471 Berryessa Rd. Suite 5	San Jose, CA 95133
230	330 East Bullard Avenue	Fresno, CA 93710
231	30 South Abbott Avenue	Milpitas, CA 95035
232	3089 Shields Avenue	Fresno, CA 93726
234	4116 North West Avenue, St 104	Fresno, CA 93705
235	1805 South Mooney Blvd	Visalia, CA 93277
236	5304 A Monterey Blvd	San Jose, CA 95111
402	3276 Adeline Street	Berkeley, CA 94703
404	3421 High Street	Oakland, CA 94619-1819
405	1098 B Market Street	San Francisco 94102
406	2531 Mission Street	San Francisco, CA 94110
408	4300 International Blvd	Oakland, CA 94601

1

034	658 Main Street	Cincinnati	OH

Store #	Address	City	State
035	620 Vine Street	Cincinnati	OH
036	2830 Vine Street	Cincinnati	OH
037	1801 Monmouth Street	Newport	KY
038	7370 Sawmill Road #19	Columbus	OH
039	2835 N Military Trail	Beach	FL
040	397 W. Main Street	Xenia	OH
042	4647/4649 Lake Worth Road	Greenacres	FL
043	795 Northlake Blvd	Beach	FL
044	1916 Gulf to Bay Blvd	Clearwater	FL
046	637 Ohio Pike	Cincinnati	OH
047	1713 Madison Avenue	Covington	KY
048	319 N Dale Mabry Highway	Tampa	FL
049	6600 US Highway 19	Pinellas Park	FL
050	13375 Snow Road	Brookpark	OH
051	15726 Broadway	Maple Heights	OH
052	14930 Puritas Avenue	Cleveland	OH
053	9234 Colerain Avenue	Cincinnati	OH
054	34302 Euclid Avenue	Willoughby	OH
055	2196 Brookpark Road	Cleveland	OH
056	2753 E Broadway Road	Mesa	AZ
057	3449 W. Northern Ave.	Phoenix	AZ
058	5817 W. Indian School Rd.	Phoenix	AZ
059	4840 N 83rd Ave	Phoenix	AZ
061	1219 Mentor Avenue	Painesville	OH
063	6771 E Main St	Mesa	AZ
064	7396 State Road	Parma	OH
065	1930 W Indian School Rd	Phoenix	AZ
066	10443 N 32nd St	Phoenix	AZ
067	1458 N Scottsdale Rd	Tempe	AZ
068	2307 N Federal Highway	Beach	FL
069	1142 S Federal Highway	Ft Lauderdale	FL
070	2959 NW 79th St	Miami	FL
071	131 E Southern Ave	Tempe	AZ
072	1508 W 117th St	Lakewood	OH
073	696 Howe Ave	Cuyahoga Falls	OH
409	10950 International Blvd. Ste. F	Oakland, CA 94603

Store#	Store Address	City, State & Zip
410	1304 S. Winchester Blvd	San Jose, CA 95128
411	2325 El Camino Real, Suite # 102	Santa Clara, CA 95051
412	1720 W. San Carlos Street	San Jose, CA 95128
413	1402 El Camino Real	Redwood City, CA 94063
415	1760 Fremont Blvd Ste 200	Seaside, CA 93955
417	37217 Fremont Blvd Suite D	Fremont, CA 94536
418	2249 Alum Rock Avenue	San Jose, CA 95116
419	19 South 2nd Street	San Jose, CA 95113
421	840 El Camino Real, Ste B	Belmont, CA 94002
422	2281 S. El Camino Real	San Mateo, CA 94403(3)
423	1152 E. Julian Street	San Jose, CA 95116
424	4809 E Kings Canyon Rd. Suite 102	Fresno, CA 93727
425	460 E. Shaw Avenue	Fresno, CA 93710
426	1060 East Pacheco Blvd. Ste A	Los Banos, CA 93635
427	153 Southwest Blvd.	Rohnert Park, CA 94928
428	1552 Santa Rosa Avenue	Santa Rosa, CA 95404
429	1017 Steele Lane	Santa Rosa, CA 95403
430	516 Main Street	Watsonville, CA 95076
501	240 Tennessee Street	Vallejo, CA 94590
502	6154 Florin Road	Sacramento, CA 95823
503	34383 Alvarado-Niles Road	Union City, CA 94587
505	5782 Broadway	Sacramento, CA 95820
506	7301 Village Parkway	Dublin, CA 94568
508	2342 Sunrise Blvd., Suite 30	Rancho Cordova, CA 95670
510	747 E. Monte Vista Avenue	Vacaville, CA 95688
512	401 E. Bidwel Street, Unit A	Folsom, CA 95630
513	8451 Elk Grove Blvd., Ste 9	Elk Grove, CA 95758
514	1000 C Street, Suite 65	Galt, CA 95632
514N	1000 C Street, Suite 20	Galt, CA 95632
515	11960 St Hwy 88, Ste 3010	Jackson, CA 95642
517	2300 Market Street	San Francisco, CA 94114
529	1444 N. E. 102nd Avenue	Portland, OR 97220
531	3105 Castro Valley Blvd.	Castro Valley, CA 94546
533	1235 N W 185th Avenue	Aloha, OR 97006
537	3256 Lancaster Drive, NE	Salem, OR 97305

2

Store #	Address	City	State
075	5582 Hall Rd	Galloway	OH
077	5801 Telegraph Road	Toledo	OH
078	1221 S Reynolds Rd	Toledo	OH
083	8290 Sancus Blvd	Westerville	OH
084	2841 W Thunderbird	Phoenix	AZ
085	2424 Maple Ave	Zanesville	OH
087	25780 Miles Rd	Heights	OH
089	7015 A Staples Mill Rd.	Richmond	VA
090	3401 S. Crater Rd.	Petersburg	VA
091	159 E. Belt Blvd	Richmond	VA
092	3137 Western Branch Blvd	Chesapeake	VA
093	2007 Victory Blvd	Portsmouth	VA
094	467 Denbigh Blvd	Newport News	VA
096	4846 N. 16th St.	Phoenix	AZ
101	3510 W. Bell Rd. Suite 8	Glendale	AZ
102	7501 W. Indian School Rd.	Phoenix	AZ
103	4301 W. Indian School Rd.	Phoenix	AZ
105	1800 E. Apache Blvd	Tempe	AZ
106	20 S. Dobson	Mesa	AZ
108	3301 W. Mercury Blvd	Hampton	VA
109	1501 E. Little Creek Rd.	Norfolk	VA
110	5066 Turney Rd.	Heights	OH
111	5885 Mayfield Rd.	Heights	OH
113	2824 S. Hamilton Rd.	Columbus	OH
116	4411A Indian River Rd.	Chesapeake	VA
117	3834 Montgomery Rd.	Norwood	OH
118	11435 Princeton Pike	Springdale	OH
119	3441 Warsaw Ave	Cincinnati	OH
120	4626 Northfield Rd.	North Randall	OH
121	18235 Euclid Ave	Cleveland	OH
122	4263 Fulton Rd.	Cleveland	OH
123	22318A Lakeshore Ave.	Euclid	OH
124	1731 Vernon Odem Blvd.	Akron	OH
125	5399 Warrensville Center Rd.	Maple Heights	OH
128	706 Airline Blvd	Portsmouth	VA

Store#	Store Address	City, State & Zip
601	1521 Monument Blvd.	Concord, CA 94520
602	10394 San Pablo Avenue El	Cerrito, CA 94530
603	20500 Hesperian Blvd., Ste F	Hayward, CA 94541
604	1310 E. El Camino Real	San Bruno, CA 94066
605	1602 Webster Street	Alameda, CA 94501
606	1855-B Willow Pass Road	Concord, CA 94520
607	172 Atlantic Avenue	Pittsburg, CA 94565
608	586 Center Avenue	Martinez, CA 94553
609	520 Bailey Road	Pittsburg, CA 94565
610	5101 Telegraph Avenue	Oakland, CA 94609
611	15251-A East 14th Street	San Leandro, CA 94578
612	2954 Delta Fair Blvd.	Antioch, CA 94509
613	14375 San Pablo Ave.	San Pablo, CA 94806
614	5129 Mission Street	San Francisco, CA 94112
703	229 E. Spruce Ave.	Inglewood, CA 90301
703N	1101 South La Brea Avenue	Inglewood, CA 90301
704	6425 Crenshaw Blvd.	Los Angeles, CA 90043
704N	3404 West Florence Avenue	Los Angeles, CA 90043
705	10750 Glenoaks Blvd.	Pacoima, CA 91331
707	3100 Glendale Blvd	Los Angeles, CA 90039
718	730 Pacific Avenue	Long Beach, CA 90813
719	220 W Anaheim St, Unit B	Wilmington, CA 90744
720	5209 E Olympic Blvd. E.	Los Angeles, CA 90022
721	7203 Van Nuys Blvd. Unit A	Van Nuys, CA 91405
722	1720 W Sunset Blvd.	Los Angeles, CA 90026
724	6048 Atlantic Blvd.	Maywood, CA 90270
726	1100 Washington Blvd. Unit E	Montebello, CA 90640
727	1075 N Western Ave., #118	Los Angeles, CA 90029
728	6405 Van Nuys Blvd.	Van Nuys, CA 91401
728N	6403 Van Nuys Blvd	Van Nuys, CA 91405
729	12801 Crenshaw Blvd.	Hawthorne, CA 90250
	12801 Crenshaw Blvd.	Hawthorne, CA 90250(4)
730	7144 Reseda Blvd.	Reseda, CA 91335
731	6801 Lankershim Blvd. #107	North Hollywood, CA 91605
733	412 W Avenue J, Suite A	Lancaster, CA 93535

3

Store #	Address	City	State
129	1761 State Route 125	Ameila	OH
130	4550 Monroe St.	Toledo	OH
131	2201 N. 83rd Ave.	Phoenix	AZ
132	2020 State Rd.	Cuyahoga Falls	OH
133	6895 W. 130th	Parma Heights	OH
134	4503 W. Broad St.	Richmond	VA
135	7454 Mentor Ave.	Mentor	OH
136	5650 Virginia Beach Blvd	Virginia Beach	VA
137	5402 Glendale Ave.	Glendale	AZ
138	135 East Ray Rd.	Chandler	AZ
140	727 W. Ajo Way	Tucson	AZ
141	1655 W. Valencia Rd. Suite 121	Tucson	AZ
142	2001 Pembroke Ave.	Hampton	VA
143	103	Virginia Beach	VA
145	1287 S. Arlington St.	Akron	OH
146	540 E. Thomas Rd.	Phoenix	AZ
147	9495 E. Golf Links Rd. Suite 111	Tucson	AZ
149	46050 W. Michigan Ave.	Township	MI
150	5344 North 12th st.	Phoenix	AZ
151	40 East 4500 South	Murray	UT
152	1151 W. University Dr.	Mesa	AZ
153	3815 West 5400 South	Taylorsville	UT
154	2930 W. Alex Bell Rd.	West Carrollton	OH
155	5783 Cleveland Ave.	Columbus	OH
156	19095 Eureka Rd.	Southgate	MI
157	7840 Telegraph Rd.	Taylor	MI
158	3719 E. Busch Blvd.	Tampa	FL
159	6833 Broadway Ave.	Cleveland	OH
160	10990 Hamilton Ave.	Cincinnati	OH
161	832 West North Temple	Salt Lake City	UT
162	3175 North 1st Ave.	Tucson	AZ
163	1990 Highland Pike Suite 100	Fort Wright	KY
165	8310 W. Thomas St.	Phoenix	AZ
166	1863 West 4700 South	Taylorsville	UT
167	6690 W. Cactus Rd. #103	Glendale	AZ

Store#	Store Address	City, State & Zip
734	11980 Foothill Boulevard	Sylmar, CA 91342
735	1647 E Palmdale Blvd, Ste E	Palmdale, CA 93550
736	12101 Saticoy Street	North Hollywood, CA 91605
737	3127 N San Fernando Road	Los Angeles, CA 90065
738	520 W Avenue 26	Los Angeles, CA 90065
741	8505 E Rosecrans Ave, Unit #1	Paramount CA 90723
801	6231 Pacific Avenue, Ste 1	Stockton, CA 95207
803	678 North Wilson Way	Stockton, CA 95207
806	1012 W. Hammer Lane	Stockton, CA 95209
807	1222 Colusa Avenue # A	Yuba City, CA 95991
808	2638 Waterloo Road	Stockton, CA 95205
809	358 N. Main Street	Manteca, CA 95336
810	5949 Watt Avenue	North Highlands, CA 95660
811	8500 Auburn Blvd. Ste C	Citrus Heights, CA 95621
812	2433 Northgate Blvd	Sacramento, CA 95337
813	1330 West Yosemite Avenue	Manteca, CA 95337
814	701 West 11th Street	Tracy, CA 95376
815	3309 North Tracy Blvd	Tracy, CA 95376
901	7800 Sunrise Blvd. Ste 2	Citrus Heights, CA 95610
902	384 Placerville Drive #E	Placerville, CA 95667
903	1985 Oro Dam Blvd	Oroville, CA 95965
904	1300 West Texas Street	Fairfield, CA 94533
905	135 Peabody Road	Vacaville, CA 94687
906	1456 Mangrove Avenue	Chico, CA 95926
907	4630 Watt Avenue	North Highlands, CA 95660
907N	3501 Watt Avenue,	Sacramento, CA 95821
908	353 W Dr. Martin Luther King, Jr Blvd.	Stockton, CA 95206
909	550 A S. Cherokee Lane	Lodi, CA 95240
910	2815 Florin Road	Sacramento, CA 95822
911	10235 Folsom Blvd.	Rancho Cordova, CA 95670(5)
911N	Folsom & Zinfandel	Rancho Cordova, CA 95670
912	3920 Fruitridge Road, Ste. B	Sacramento, CA 95820
913	2800 Broadway #3	Sacramento, CA 95817
914	800 El Camino Avenue	Sacramento, CA 95815
915	1290 Fulton Avenue	Sacramento, CA 95825

4

Store #	Address	City	State
169	5502 E. Pima St. # 100	Tucson	AZ
170	3087 Washington Blvd.	Ogden	UT
171	1207 Benns Church Blvd. Suite 2	Smithfield	VA
172	2591 Tidewater Dr.	Norfolk	VA
173	2576 Brice Rd.	Reynoldsburg	OH
174	3660 E. Main St.	Whitehall	OH
175	4354 E. Baseline Rd.	Mesa	AZ
176	3329 E. Bell Rd. # 12	Phoenix	AZ
177	8903 N. 7th St.	Phoenix	AZ
178	1352 Kempsville Rd.	Virginia Beach	VA
179	5700 Youngstown-Warren Rd.	Niles	OH
180	1214 Baseline Rd.	Mesa	AZ
181	21 S. Signal Butte Rd. Suite 101	Mesa	AZ
182	419 S. State St.	Orem	UT
185	4579 Great Northern Blvd.	North Olmsted	OH
186	245 West 500 South	Bountiful	UT
187	936 N. Main St. Ste E	Layton	UT
188	5005 Preston Highway	Louisville	KY
189	5841 North 67th Ave.	Glendale	AZ(7)
190	3544 East Broadway Rd.	Mesa	AZ
191	1206 East Broadway Rd.	Mesa	AZ
192	7710 W. Lower Buckeye Rd. # 100	Phoenix	AZ
193	926 Wooster Rd.	Barberton	OH
194	2020 Lincoln Way East Suite J	Massillon	OH
195	4628 Dixie Highway	Louisville	KY
196	4064 Wilmington Pike	Kettering	OH
197	6170 S. 51st Ave. Suite 111	Phoenix	AZ
198	5504 E. 22nd St. #100	Tucson	AZ
199	1429 North Ridge Rd.	Lorain	OH
201	1331 Portage Avenue	South Bend	IN
202	1711 S. Michigan Street	South Bend	IN
203	813 W. McKinley Avenue	Mishawaka	IN
204	1528 Nappanee Street	Elkhart	IN
205	1607 Elkhart Road	Goshen	IN
206	2839 E State Blvd	Fort Wayne	IN
207	1010 W. Coliseum Blvd	Fort Wayne	IN

Store#	Store Address	City, State & Zip
916	1205 East Hammer Lane	Stockton, CA 95210
917	2399 Fruitridge Road	Sacramento, CA 95822
918	820 Sunrise Avenue	Roseville, CA 95661
919	1000 5th Street	Marysville, CA 95901
920	2126 El Camino Avenue	Sacramento, CA 95821
921	6909 Greenback Lane	Citrus Heights, CA 95621
921N	6170-B Auburn Blvd,	Citrus Heights, CA 95621
922	7386 Stockton Blvd. # N	Sacramento, CA 95823
923	1800 Prescott Road, Suite 1A	Modesto, CA 95350
924	115 Main Street	Woodland, CA 95695-3125
925	847 East Stanley Blvd	Livermore, CA
926	6385 Riverside Blvd.	Sacramento, CA 95831
927	9205 Folsom Blvd. #A	Sacramento, CA 95826(6)
928	417 McHenry Avenue,	Stanislaus, CA

5

Store #	Address	City	State
208	4525 Lafayette Rd. Suite D	Indianapolis	IN
211	3429 S East Street	Indianapolis	IN
212	1004-A N. Shadeland Ave	Indianapolis	IN
213	9501 E Washington St	Indianapolis	IN
214	3800 S Lafayette St	Ft Wayne	IN
215	6621 E. 82nd St.	Indianapolis	IN
216	4044 N. Keystone Ave.	Indianapolis	IN
217	5960 Crawfordsville Rd.	Indianapolis	IN
218	5550 W. 86th St. Suite 103	Indianapolis	IN
219	8601 Pendleton Pike	Indianapolis	IN
220	6211 Allisonville Rd.	Indianapolis	IN
221	905 W. County Line Rd.	Greenwood	IN
222	907 Eastern Blvd.	Clarksville	IN
223	2235 East Main St. Ste A	Plainfield	IN
224	4310 Portage St. NW	N. Canton	OH
225	6150 Gender Rd.	Winchester	OH
226	1917 West & 1800 North #A1-A2	Clinton	UT
227	1201 N. Main St.	Suffolk	VA
228	4408 West Tuscawaras Street	Canton	OH
229	3802 S. 6th Ave.	Tucson	AZ
230	6815 N. 19th Ave. Suite 155	Phoenix	AZ
231	120	Phoenix	AZ
232	3219 E. Thomas Rd.	Phoenix	AZ
233	10019 Dixie Highway	Louisville	KY
234	2129 Needmore Rd.	Dayton	OH
235	5358 Independence Ave.	Kansas City	MO
236	7017 N. Oak Trafficway	Gladstone	MO
238	26150 Eureka	Taylor	MI
239	29235 Six Mile Rd.	Livonia	MI
240	1842 South 300 West Suite C	Salt Lake City	UT
241	4996 Roe Ave.	Roeland Park	KS
242	33320 Plymouth Rd.	Livonia	MI
243	8230 Preston Highway	Louisville	KY
244	702 N. 7 Hwy	Blue Springs	MO
245	600 E. Linwood Blvd.	Kansas City	MO
246	663 Gypsy Lane	Youngstown	OH

6

Store #	Address	City	State
247	5921 Terry Rd.	Louisville	KY
251	134 McMahan Blvd.	Marion	OH
252	6501 Troost Ave.	Kansas City	MO
253	4331 N. Chouteau Trafficway	Kansas City	MO
254	2600 E. Main St.	Springfield	OH
255	3426 Taylor Blvd.	Louisville	KY
256	3040 Dixie Highway	Hamilton	OH
257	1300 Contra Costa Blvd. #28	Pleasant Hill	CA
258	3692 Delta Fair Blvd.	Antioch	CA
259	1070 North Texas St. Suite 1-2B	Fairfield	CA
260	699 Lewelling Blvd. Suite 112	San Leandro	CA
261	650 Central Ave. Suite D	Alameda	CA
262	34179 Fremont Blvd.	Fremont	CA
263	2550 Springs Rd.	Vallejo	CA
264	1551 Civic Dr.	Walnut Creek	CA
265	4550 Mack Rd.	Sacramento	CA
266	3335 Watt Ave.	Sacramento	CA
267	1600 W. El Camino Ave.	Sacramento	CA
268	2270 Arden Way Suite A	Sacramento	CA
269	1101 W. San Carlos St.	San Jose	CA
270	5363 Auburn Blvd.	Sacramento	CA(7)
271	3902 Rainbow Blvd.	Kansas City	KS
272	1113 E. Santa Fe	Olathe	KS
273	4816 Milan Rd.	Sandusky	OH
274	112 Boardman-Poland Rd.	Boardman	OH
275	5627 Outer Loop	Louisville	KY
276	8398 Reading Rd.	Cincinnati	OH
277	1435 NE Douglas Rd.	Lee’s Summit	MO
278	801 S W Topeka Blvd.	Topeka	KS
280	7925 State Ave. Suite 106 & 107	Kansas City	KS
282	297 El Camino Real	San Bruno	CA
283	255 A. Street	Hayward	CA
284	203 San Pablo Town Center	San Pablo	CA
285	1160 Arnold Dr.	Martinez	CA
287	801 Lexington Springmill Rd.	Mansfield	OH
288	6550 Florin Rd.	Sacramento	CA(7)

7

Store #	Address	City	State
289	1195 Florin Rd. #5	Sacramento	CA(7)
293	5701 SW 21st St.	Topeka	KS
294	1216 Tiffin Ave.	Findlay	OH
295	6047 A Madison Ave.	Carmichael	CA(7)
296	6001 San Juan #100 - 200	Citrus Heights	CA(7)
330	801 Union Blvd.	Englewood	OH(7)
331	1606 SW 23 Street	Lawrence	KS(7)
334	3219 Crater Rd. Suite C	Petersburg	VA
335	463 Oriana Rd.	Newport News	VA
336	256	Norfolk	VA
337	9121 Staple Mills Rd.	Richmond	VA
338	36656 Gratiot	Township	MI
339	27127 Van Dyke	Warren	MI
340	4515 S. Telegraph Rd.	Heights	MI
341	26151 Gratiot Ave.	Roseville	MI
342	614 East Michigan Ave.	Ypsilanti	MI
343	6005 Highland Rd. Suite B	Waterford	MI
344	980 Orchard Lake Rd.	Pontiac	MI
345	19890 Kelly Rd.	Harper Woods	MI
347	2145 Bessemer Road	Birmingham	AL
348	9420 Parkway East	Birmingham	AL
349	922 2nd Ave East	Oneonta	AL
350	1678 Montgomery Hwy. Suite 105	Birmingham	AL
351	309 2nd Ave NW	Cullman	AL
352	4705 McFarland Blvd. - Suite 3	Northport	AL
353	2925 McFarland Blvd. E	Tuscaloosa	AL
354	210 B Midfield Street	Birmingham	AL
355	2168 Green Springs Hwy	Birmingham	AL
356	4673 Hwy. 280 East — Suite C	Birmingham	AL
357	1552 Montclair Road	Birmingham	AL
358	1102 Ann Street	Montgomery	AL
359	1001 Bankhead Hwy.	Birmingham	AL
360	20 W Fairview Ave	Montgomery	AL
361	3555 Vanderbilt Road	Birmingham	AL
362	6400 First Avenue N	Birmingham	AL
363	480 Cahaba Valley Road	Pelham	AL

8

Store #	Address	City	State
364	728 S. 23rd Street	Birmingham	AL
365	1605 Forestdale Blvd	Forestdale	AL
367	3101 Atlanta Highway	Montgomery	AL
368	2449 East South Blvd	Montgomery	AL
501	4469 Cemetery Rd.	Hilliard	OH
AL	9324 Parkway East	Birmingham	AL(7)
AL Corp	209 Oxmoor Circle Suite 701	Homewood	AL
Corp	7001 Post Rd. Suite 200	Dublin	OH

(1)Corporate Office

(2)Closed - still paying rent

(3)Property entirely subleased

(4)QC space recently acquired by CCCS Opco on short term lease with buyout completed

(5)Eminent Domain

(6)Landlord in receivership

(7)Closed

9

SCHEDULE 5.12

POST-CLOSING OBLIGATIONS

As soon as practicable but in any event within 60 days after the Closing Date, the Borrower shall take or cause its Subsidiaries to take the following actions:

(1)                                 deliver to the Collateral Agent stock certificates and related stock powers with respect to the equity interests of the entities listed on Annex I hereto, each in form and substance satisfactory to the Administrative Agent;

(2)                                 execute and deliver to the Collateral Agent a global revolving intercompany note with respect to the intercompany balances among the Borrower and the Restricted Subsidiaries and related note power, each in form and substance satisfactory to the Administrative Agent;

(3)                                 consistent with Section 3.04(b) of the Collateral Agreement, use commercially reasonable efforts to enter into deposit account control agreements for the benefit of the Secured Parties with respect to the deposit accounts listed on Annex II hereto;

(4)                                 (A) reinstate in all respects Express Payroll Advance of Ohio, Inc. as a corporation incorporated and in good standing under the laws of the State of Ohio with the corporate power and authority (i) to conduct its business as currently conducted and (ii) to enter into, and to incur and perform its obligations under, the Loan Documents to which it is a party and (B) provide evidence of such incorporation, good standing, corporate power and authority satisfactory to the Administrative Agent.

Annex I

Entity

CCCS Corporate Holdings, Inc.

Checksmart Financial Holdings Corp.

CCCS Holdings, LLC

California Check Cashing Stores, LLC

CCCIS, Inc.

Fast Cash, Inc.

Checksmart Financial Company

Buckeye Check Cashing, Inc.

Buckeye Check Cashing II, Inc.

Buckeye Check Cashing of Arizona, Inc.

Buckeye Check Cashing of Florida, Inc.

Buckeye Check Cashing of Kentucky, Inc.

Buckeye Check Cashing of Michigan, Inc.

Buckeye Check Cashing of Utah, Inc.

Buckeye Check Cashing of Virginia, Inc.

Buckeye Title Loans, Inc.

Express Payroll Advance of Ohio, Inc.

BCCI Management Company

Checksmart Money Order Services of Arizona, Inc.

Checksmart Money Order Services, Inc.

Annex II

Fifth-Third Bank

21 E State Street

Columbus OH 43215

Signers                                                                                                                William Saunders, Kyle Hanson, Chad Streff, Michael Durbin

Fifth Third-Master	7282004782	Checksmart Financial
Fifth Third-Hoosier	99923592	Hoosier Check Cashing of Ohio
Fifth Third-Arizona	7282124135	Buckeye Check Cashing of AZ
Fifth Third-Monoline	7281566872	Express Payroll of Ohio
Fifth Third-Florida	99923373	Buckeye Check Cashing of FL
Fifth Third-Utah	7280967261	Buckeye Check Cashing of Utah
Fifth Third-CA Credit Card	7282005870	Buckeye Check Cashing of California
Fifth Third-Kentucky	7281180559	Buckeye Check Cashing of Kentucky
Fifth Third-Buckeye	99923605	Buckeye Check Cashing, Inc
Fifth Third-Buckeye II	75201157	Buckeye Check Cashing II, Inc
Fifth Third-Virginia Savings	75561697	Buckeye Check Cashing of VA
Fifth Third-Vault	7282269724	Checksmart Financial
Fifth Third-AZ Title	7281860648	Buckeye Title Loans
Fifth Third-Buckeye Sm Loans	7282582498	Buckeye Sm Loans
Fifth Third-BLS Depository	7282583751	Buckeye Lending Solutions
Fifth Third-Kansas	7281860713	Buckeye Check Cashing of Kansas
Fifth Third-Michigan	7280967279	Buckeye Check Cashing of Michigan
Fifth Third-Missouri	7281860721	Buckeye Check Cashing of Missouri
Fifth Third-MO Title	7281861067	Buckeye Title Loans of Missouri
Fifth Third-BLS Savings	7282794770	Buckeye Lending Solutions
Fifth Third-BCS	7282794788	Buckeye Credit Solutions
Fifth Third-CSMO	7282795611	Checksmart Money Order Company
Fifth Third-CS Arizona Savings	7283000862	CS Arizona, LLC
Fifth Third-Illinois	7283196033	Buckeye Check Cashing of Illinois, LLC

JP Morgan Chase Bank

201 N. Central Ave

Phoenix, AZ 85004

Signers                                                                                                               William Saunders, Chad Streff,

JP Morgan	689213312	AZ Title Loans

Banco Poplar

9600 W Bryn Mawr

Rosemont, IL 60018-5209

Signers                                                                                                               William Saunders, Chad Streff,

Banco-MO-AL	6805930895	Insight Capital, LLC
Banco-Master AL	120184647	Insight Capital, LLC

Bank of America

2049 Century Park East Ste 200

Los Angeles, CA 90067

Signers                                                                                                               William Saunders, Kyle Hanson, Chad Streff, Michael Durbin

Bank of America-Master	354006844547	Checksmart Financial
Bank of America	355000564440	Buckeye Check Cashing II
Bank of America	354006844602	Hoosier Check Cashing of Ohio
Bank of America	354006844628	Buckeye Check Cashing of Virginia
Bank of America	354006844615	Buckeye Check Cashing of Florida
Bank of America	355000564482	Buckeye Check Cashing of Arizona
Bank of America	354006844589	Buckeye Check Cashing of Michigan
Bank of America	354006844550	Buckeye Title Loans, Inc
Bank of America	354006844576	Buckeye Title Loans of Kansas, LLC
Bank of America	354006844563	Buckeye Title Loans of Missouri, LLC
Bank of America	354006844592	Buckeye Title Loans of Virginia, LLC

Bank of America	355000564453	Buckeye Check Cashing of Kansas, LLC
Bank of America	355000564479	Buckeye Check Cashing of Missouri, LLC
Bank of America	355000564466	Buckeye Check Cashing of California, LLC
Bank of America	354006844631	First Virginia Financial Services, LLC
Bank of America	355003394675	Buckeye Check Cashing of Illinois, LLC
Bank of America	355003394662	Buckeye Title Loans of Illinois, LLC

Bank of Kentucky

111 Lookout Farm Drive

Crestview Hill, KY 41017

Signers                                                                                                               William Saunders, Kyle Hanson, Chad Streff, Michael Durbin

Bank of Kentucky	262056	Buckeye Check Cashing
Bank of Kentucky	262064	Buckeye Check Cashing II
Bank of Kentucky	261947	Hoosier Check Cashing of Ohio
Bank of Kentucky	261920	Buckeye Title Loans, Inc
Bank of Kentucky	261912	Buckeye Check Cashing of Florida
Bank of Kentucky	261971	Buckeye Check Cashing of Kentucky
Bank of Kentucky	261904	Buckeye Check Cashing of Arizona
Bank of Kentucky	261955	Buckeye Check Cashing of Utah
Bank of Kentucky	261998	Buckeye Check Cashing of Michigan
Bank of Kentucky	262005	Buckeye Check Cashing of Kansas, LLC
Bank of Kentucky	262013	Buckeye Check Cashing of Missouri, LLC
Bank of Kentucky	261939	Buckeye Lending Solutions
Bank of Kentucky	262021	Buckeye Check Cashing of California, LLC
Bank of Kentucky	272868	Checksmart Financial
Bank of Kentucky	273120	First Virginia Financial Services, LLC
Bank of Kentucky	273139	Buckeye Check Cashing of Virginia
Bank of Kentucky	273155	Buckeye Title Loans of Virginia, LLC
Bank of Kentucky	284386	CFC- FL Commercial
Bank of Kentucky	284467	Buckeye Credit Solutions

Bank of Kentucky	296082	Hoosier Returns
Bank of Kentucky	296155	CS Arizona
Bank of Kentucky	303828	CS AZ RCL
Bank of Kentucky	308455	National Tax Lending
Bank of Kentucky	308463	Buckeye Small Loans
Bank of Kentucky	308668	Buckeye Check Cashing of Illinois, LLC
Bank of Kentucky	308676	Buckeye Title Loans of Illinois, LLC
Bank of KY-CD KY	70125349-10004	Checksmart Money Order Company
Bank of KY-CD KY	70125349-10005	Checksmart Money Order Company
Bank of KY-CD KY	70125349-10006	Checksmart Money Order Company
Bank of KY-CD KY	70125349-10002	Checksmart Money Order Company
Bank of KY-CD KY	70125349-10007	Checksmart Money Order Company

Bank of Kentucky	295825	Insight Capital, LLC

Huntington Bank

41 South High Street

Columbus, OH 43215

Signers                                                                                                               William Saunders, Chad Streff /Bridgette Roman on PAC account

Huntington	01892420017	Buckeye Check Cashing II
Huntington	01892420570	Hoosier Check Cashing of Ohio
Huntington ACH	01892420758	Checksmart Financial
Huntington AP	01892420745	Checksmart Financial
Huntington Master	01892420732	Checksmart Financial
Huntington	01892464785	Checksmart Financial LLC PAC Account

US Bank

10 W Broad St 12th floor

Columbus, OH 43215

Signers                                                                                                               William Saunders, Kyle Hanson, Chad Streff, Michael Durbin

US Bank-Master	130113745595	Checksmart Financial
US Bank ACH	130113745611	Checksmart Financial
US Bank P/R ADP	130113745678	Checksmart Financial
US Bank P/R Check	130113745660	Checksmart Financial
US Bank-AP	130111672460	Checksmart Financial
US Bank-Utility	130113745603	Checksmart Financial
US Bank	130113745629	Buckeye Check Cashing of Utah
US Bank	130113746817	Buckeye Title Loans, Inc
US Bank	130113745637	Buckeye Title Loans of Utah, LLC
US Bank	153495261775	BCCI OF CA (COLL)
US Bank	130113746668	Buckeye Check Cashing of Arizona
US Bank Savings	130113745645	Buckeye Check Cashing of California, LLC
US Bank-Liab	130113745652	Checksmart Money Order Company Inc
US Bank-MM	130113745686	Buckeye Lending Solutions
US Bank-Savings	130113745702	Buckeye Title Loans of California
US Bank-Savings	130113745694	Buckeye Credit Solutions
US Bank-savings	130113745710	Buckeye Sm Loans
US Bank	130113749829	CS Arizona, LLC
US Bank	130113749837	ARH Arizona, LLC

Republic Bank

2221 Camden Court Ste 390

Oak Brook, IL 60523-9848

Signers                                                                                                                William Saunders, Kyle Hanson, Chad Streff, Michael Durbin

Republic-BTL Virginia	9550000031	Buckeye Title Loans of VA
Republic-Hoosier	9572001747	Hoosier Check Cashing of Ohio

G/L	Account					Account
Code	Description	Name of Bank	Address	Account #	Signers	Owner
1004	Petty Cash -	Bank of America	275 S.	1459565447	Richard Lake,	California
	BofA		Valencia, Brea,		Lance	Check
			CA 92823		Solomon,	Cashing

G/L	Account					Account
Code	Description	Name of Bank	Address	Account #	Signers	Owner
					Scott Hancock	Stores, LLC
1009	Cash in Bank -BofA - General	Bank of America	275 S. Valencia, Brea, CA 92823	1459471533	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
				1459471538	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
				1459471590	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
				1459471595	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
1011	Cash in Bank- Wells Fargo- General	Wells Fargo Bank	PO Box 63020, San Francisco, CA 94163	4945083632	Richard Lake, Lance Solomon	California Check Cashing Stores, LLC
1013	Cash in Bank- BofA-Title Loan	Bank of America	Eastridge Center Branch, PO Box 37176, San Francisco, CA 94137	10604-06795	One or more of the following: • Richard Lake, • Lance Solomon, • Julia Can, • Chau Quijano	California Check Cashing Stores, LLC
1014	Cash in Bank - BofA - Payroll	Bank of America	275 S. Valencia, Brea, CA 92823	1459471651	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC

1016	Cash in Bank- Wells Fargo- PRA	Wells Fargo Bank	PO Box 63020, San Francisco, CA 94163	4945083640	Richard Lake, Lance Solomon	California Check Cashing Stores, LLC
1017	Cash in Bank - BofA - PRA	Bank of America	275 S. Valencia, Brea, CA 92823	1459471618	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
				1459471632	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
1019	Cash in Bank - UBOC - Pegged Account	Union Bank	PO Box 513840, Los Angeles, CA 90051	7150207406	Richard Lake, Lance Solomon	California Check Cashing Stores, LLC
1026	Restr - BofA -WU	Bank of America	275 S. CA 92823	1459471552	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
1027	Restr - BofA - NS	Bank of America	275 S. Valencia, Brea, CA 92823	1459471557	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
1028	Restr - BofA - Cont	Bank of America	275 S. Valencia, Brea, CA 92823	1459471571	Richard Lake, Lance Solomon, Scott Hancock	California Check Cashing Stores, LLC
1040	CB&T- General	California Bank & Trust	456 California Street, San Francisco, CA 94104	1170027211	One or more of the following: • Lance Solomon, • Julia Can, • Chau Quijano	California Check Cashing Stores, LLC
1044	CB&T-ACH Collections	California Bank & Trust	456 California Street, San Francisco, CA 94104	1170027641	One or more of the following: • Lance Solomon, • Julia Can, • Chau Quijano	California Check Cashing Stores, LLC

SCHEDULE 6.01

Existing Indebtedness

Amended and Restated Credit Agreement by and between Insight Capital, LLC and Republic Bank of Chicago dated as of April 29, 2011.

SCHEDULE 6.02

Existing Liens

None.

EXHIBIT A

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund]

3.	Borrower(s):

4.	Administrative Agent:	Ivy Funding Eleven, LLC, as Administrative Agent under the Credit Agreement

5.	Credit Agreement

Revolving Credit Agreement, dated as of April 29, 2011 (as by the First Amendment to Revolving Credit Agreement, dated as of March [    ], 2015, and as further amended, modified, restated or supplemented from time to time), among Community Choice Financial Inc., the Lenders from time to time party thereto and Ivy Funding Eleven, LLC, as Administrative Agent.

6.                                      Assigned Interest:

Aggregate Amount of	Amount of
Commitment/Loans for	Commitment/Loans	Percentage Assigned of
all Lenders	Assigned	Commitment/Loans		CUSIP Number
$	$		%
$	$		%
$	$		%

Effective Date:                               , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

IVY FUNDING ELEVEN, LLC,
as Administrative Agent

By:
Name:
Title:

[Consented to:]

[ ](1)

By:
Name:
Title:

(1) Include name of parties (e.g., the Borrower or Lenders constituting the Required Lenders) whose consent is required pursuant to Section 9.03 of the Credit Agreement.

ANNEX 1

COMMUNITY CHOICE FINANCIAL INC.

 REVOLVING CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS).

EXHIBIT B

FORM OF
BORROWING REQUEST

,

Ivy Funding Eleven, LLC

as Administrative Agent

24 Drayton Street, Floor 3

Savannah, Georgia 31401

Ladies and Gentlemen:

The undersigned, Community Choice Financial Inc. (the “Borrower”), refers to the Revolving Credit Agreement, dated as of April 29, 2011 (as amended by the First Amendment to Revolving Credit Agreement, dated as of March 27, 2015, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among the Borrower, the Lenders from time to time party thereto and Ivy Funding Eleven, LLC, as Administrative Agent, and hereby gives you notice, irrevocably, in accordance with Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the information relating to such Borrowing as required by Section 2.03 of the Credit Agreement:

(i)                                     The date of the requested Borrowing is                     ,         .

(ii)                                  The aggregate amount of the requested Borrowing is $                        .

(iii)                               The requested Borrowing is [an ABR Loan][a LIBOR Loan](1).

(iv)                              The requested Revolving Credit Advance is to be sent to:

[Name of Bank]

[City of Bank]

Beneficiary:

Account No.:  [number]

ABA No.:  [number]

Attn:  [name]

The Borrower hereby represents and warrants that (i) the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date of the Borrowing requested hereby with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, (ii) at the time of and immediately after the Borrowing, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such Borrowing and the use of proceeds thereof, (A) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.09 of the Credit Agreement and (B) the Aggregate Revolving Credit

(1)  Pursuant to Section 2.02(b) of the Credit Agreement, subject to Sections 2.08 and 2.15 of the Credit Agreement, each Borrowing shall be comprised entirely of Eurodollar Loans.

Exposures shall not exceed the Borrowing Base, (iv) attached hereto is a worksheet demonstrating the calculation of the Borrowing Base and (v) no Triggering Event Notice has been delivered to the Borrower at any time prior to the making of such Borrowing.

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

Attachment A

Borrowing Base Worksheet

[see attached]

EXHIBIT C

FORM OF

JUNIOR LIEN INTERCREDITOR AGREEMENT

dated as of [   ],

among

COMMUNITY CHOICE FINANCIAL INC.,

the other GRANTORS party hereto,

U.S. BANK NATIONAL ASSOCIATION,

as First Priority Representative,

and

[   ],

as Junior Priority Representative

JUNIOR LIEN INTERCREDITOR AGREEMENT(this “Agreement”), dated as of [ ], among U.S. BANKNATIONAL ASSOCIATION, as collateral agent for the First Priority Secured Parties (such term, and other capitalized terms used herein but not otherwise defined, having the meaning set forth in Section 1.1 below) (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”), [ ], as [ ] and as junior lien agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Junior Priority Representative”) for the Junior Priority Secured Parties, COMMUNITY CHOICE FINANCIAL INC., an Ohio corporation (the “Issuer”), and the other GRANTORS (as defined below) party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Priority Representative, for itself and on behalf of First Priority Secured Parties, and the Junior Lien Representative, for itself and on behalf of its Junior Priority Secured Parties, agree as follows:

SECTION 1.               Definitions.

1.1                               Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Existing First Priority Agreements referred to below. The following terms, as used herein, have the following meanings:

“Additional Debt” has the meaning assigned to such term in Section 9.3(b).

“Additional First Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the First Priority Representative and the Junior Priority Representative in accordance with the terms of the First Priority Agreements and Junior Priority Agreements, respectively.

“Additional Junior Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the First Priority Representative and the Junior Priority Representative in accordance with the terms of the First Priority Agreements and Junior Priority Agreements, respectively.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Collateral Agreement” means the Collateral Agreement, dated as of April 29, 2011, among the Issuer, the Grantors party thereto, U.S. Bank National Association, as representative of the Holders under the First Priority Indenture, Ivy Funding Eleven, LLC (as successor to Credit Suisse AG), as representative of the Lenders under the First

2

Priority Credit Agreement and the First Priority Representative.

“Comparable Junior Priority Security Document” means, in relation to any Shared Collateral subject to any First Priority Security Document, that Junior Priority Security Document that creates a security interest in the same Shared Collateral, granted by the same Grantor, as applicable.

“DIP Financing” has the meaning assigned to such term in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Junior Priority Obligations, any demand for acceleration or payment thereof, the exercise of any rights and remedies with respect to any Shared Collateral securing such Obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under, as applicable, the First Priority Documents or the Junior Priority Documents, or applicable law, including the exercise of any rights of set-off or recoupment and rights to credit bid debt and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing First Priority Agreements” means the First Priority Indenture and the First Priority Credit Agreement.

“Existing Junior Priority Agreement” means [   ].

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreements (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreements, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreements hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by any Grantor, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation (including any Lien assigned to the First Priority Representative pursuant to Section 2.4).

“First Priority Credit Agreement” means the Revolving Credit Agreement dated as of April 29, 2011, as amended by the First Amendment to Revolving Credit Agreement, dated as of March 27, 2015, among the Issuer, the Lenders (as defined therein) and Ivy Funding Eleven, LLC, as administrative agent.

3

“First Priority Documents” means each First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.

“First Priority Guarantee” means any guarantee by any Grantor of any or all of the First Priority Obligations.

“First Priority Indenture” means the Indenture dated as of April 29, 2011, among the Issuer, U.S. Bank National Association, as trustee, and the other parties thereto.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means all “Secured Obligations” under the Collateral Agreement and all other Obligations arising under the First Priority Documents, including all fees and expenses of the First Priority Representative. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any Junior Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied by such payment shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Junior Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (including any obligations replacing, renewing or refinancing any previously existing First Priority Obligations, but other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (orcash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents (including any documents replacing, renewing or refinancing any previously existing First Priority Documents) have been terminated and (c) the First Priority Representative has delivered a written notice to the Junior Priority Representative stating that the events described in clauses (a) and (b) have occurred, such notice not to be unreasonably withheld.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement that replaces the Collateral Agreement, the First Priority Representative shall be the Person identified as such in such Replacement First Priority Agreement.

“First Priority Secured Party” means each Person holding First Priority Obligations, including the First Priority Representative.

“First Priority Security Documents” means the “Security Documents” (as defined in the Existing First Priority Agreements), and any other documents that are designated under any First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement; provided that no document that is not entered into pursuant to the

4

Existing First Priority Agreements will constitute a First Priority Security Document unless the treatment of such document as a First Priority Security Document is permitted under each First Priority Agreement then extant, including, as of the date hereof and any other date if then extant, the Existing First Priority Agreements.

“Grantors” means, at any time, the Issuer and each of its Subsidiaries that, at such time, has granted a security interest in any of its assets pursuant to any First Priority Security Document to secure First Priority Obligations or Junior Priority Security Document to secure Junior Priority Obligations. The Persons that are Grantors on the date hereof are set forth on Schedule I.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, insolvency or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any other Bankruptcy Law.

“Issuer” has the meaning assigned to such term in the preamble hereto.

“Junior Priority Agreement” means the collective reference to (a) the Existing Junior Priority Agreement, and (b) any Additional Junior Priority Agreement. Any reference to the Junior Priority Agreements hereunder shall be deemed a reference to any Junior Priority Agreement then extant.

“Junior Priority Collateral” means all assets, whether now owned or hereafter acquired by the Issuer or any other Grantor, in which a Lien is granted or purported to be granted to any Junior Priority Secured Party as security for any Junior Priority Obligation.

“Junior Priority Documents” means each Junior Priority Agreement, each Junior Priority Security Document and each Junior Priority Guarantee.

“Junior Priority Guarantee” means any guarantee by any Grantor of any or all of the Junior Priority Obligations.

“Junior Priority Lien” means any Lien created by the Junior Priority Security Documents.

“Junior Priority Obligations” means all “[ ]” under the [ ] and all other Obligations arising under the Junior Priority Documents, including all fees and expenses of the Junior Priority Representative. To the extent any payment with respect to any Junior Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any First Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Junior Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

5

“Junior Priority Representative” has the meaning set forth in the preamble hereto, but shall also include any Person identified as a “Junior Priority Representative” in any Junior Priority Agreement other than the Existing Junior Priority Agreement.

“Junior Priority Secured Party” means each Person holding Junior Priority Obligations, including the Junior Priority Representative.

“Junior Priority Security Documents” means the “[ ]” (as defined in the Existing Junior Priority Agreement) and any other documents that are designated under any Junior Priority Agreement as “[ ]” for purposes of this Agreement.

“Lien” shall mean with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such Insolvency Proceeding.

“Recovery” has the meaning assigned to such term in Section 5.5.

“Reorganization Securities” has the meaning assigned to such term in Section 5.11.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

“Secured Parties” means the First Priority Secured Parties and the Junior Priority Secured Parties.

“Shared Collateral” means all assets that are both First Priority Collateral and Junior Priority Collateral.

“Unasserted Contingent Obligations” means, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement

6

obligations in respect of amounts that may be drawn under outstanding letters of credit or similar instruments) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2                               Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable.

1.3                               Terms Generally. The definitions in this Section shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

SECTION 2. Lien Priorities.

2.1                               Subordination of Liens. (a) Any and all Liens in the Shared Collateral now existing or hereafter created or arising in favor of any Junior Priority Secured Party securing the Junior Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, judgment rendered in any judicial proceeding, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Junior Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any other applicable law or any First Priority Document or Junior Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Junior Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No Junior Priority Secured Party shall object to or contest, or support any other Person in objecting to or contesting, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the First Priority Collateral granted to any First Priority Secured Party. Notwithstanding any

7

failure by any First Priority Secured Party to perfect its Lien on the First Priority Collateral granted to such First Priority Secured Party or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Lien on the First Priority Collateral granted to the First Priority Secured Parties, the priority and rights as between the First Priority Secured Parties, on the one hand, and the Junior Priority Secured Parties, on the other hand, with respect to the Shared Collateral shall be as set forth herein.

2.2                               Nature of First Priority Obligations. The Junior Priority Representative on behalf of itself and the Junior Priority Secured Parties acknowledges that the terms of the First Priority Obligations may, subject to the terms of the Junior Priority Agreements, be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Priority Obligations, or any portion thereof, or by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Junior Priority Obligations, or any portion thereof.

2.3                               Agreements Regarding Actions to Perfect Liens. (a) The Junior Priority Representative on behalf of itself and the Junior Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Junior Priority Representative shall be in form reasonably satisfactory to the First Priority Representative.

(b)         The Junior Priority Representative agrees on behalf of itself and the Junior Priority Secured Parties that all Junior Priority Security Documents entered into on or about the date hereof shall contain the following notation: “The lien and security interest created by this Agreement on the property described herein is junior and subordinate, in accordance with the provisions of the Junior Lien Intercreditor Agreement dated as of [ ], among U.S. Bank National Association, [ ], Community Choice Financial Inc. and the other Grantors referred to therein, as amended from time to time, to the lien and security interest on such property created by any similar instrument now or hereafter granted to U.S. Bank National Association, as collateral agent under the First Priority Documents, and its successors and assigns, in such property.” The Junior Priority Representative agrees on behalf of itself and the Junior Priority Secured Parties that all other Junior Priority Security Documents shall bear an identical or, in the event that the Existing First Priority Agreement is no longer extant or U.S. Bank National Association shall cease to be the First Priority Representative, a substantially similar notation.

(c)          The First Priority Representative hereby agrees that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Shared Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Junior Priority Representative and the Junior Priority Secured

8

Parties solely to the extent required to perfect their security interest in such Shared Collateral (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Shared Collateral or provide the Junior Priority Representative or any Junior Priority Secured Party with any rights with respect to such Shared Collateral beyond those specified in this Agreement and the Junior Priority Security Documents; provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Junior Priority Representative, at the Issuer’s sole cost and expense, the Shared Collateral in its possession or control together with any necessary endorsements to the extent required by the Junior Priority Documents or (ii) direct and deliver such Shared Collateral as a court of competent jurisdiction otherwise directs; provided, however, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Junior Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Shared Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4                               No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any Junior Priority Obligation if those same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Junior Priority Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Junior Priority Obligation, which assets are not also subject to the superior Lien of the First Priority Representative under the First Priority Documents, then the Junior Priority Representative shall be deemed to also hold and have held such Lien for the benefit of the First Priority Secured Parties and shall promptly notify the First Priority Representative of the existence of such Lien and, upon demand by the First Priority Representative, will without the need for any further consent of any Junior Priority Secured Party, notwithstanding anything to the contrary in any other Junior Priority Document, either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Junior Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Junior Priority Representative and the Junior Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5                               No Duties of First Priority Representative. Neither the First Priority Representative nor any First Priority Secured Party will have any duties or other obligations to any Junior Priority Secured Party with respect to the Shared Collateral, other than, in the case of the First Priority Representative, to transfer to the Junior Priority Representative any such Shared Collateral in which the Junior Priority

9

Representative continues to hold a security interest and that is remaining following (x) any sale, transfer or other disposition of such Shared Collateral (in each case, unless the Lien securing the Junior Priority Obligations on all such Shared Collateral is terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction) and (y) the payment and satisfaction in full of such First Priority Obligations and termination of any commitment to extend credit that would constitute such First Priority Obligations, or to the extent the First Priority Representative is in possession of any part of such Shared Collateral after such payment and satisfaction in full and termination, the part thereof remaining, in each case without representation or warranty on the part of the First Priority Representative or any holder of First Priority Obligations. Without limiting the foregoing, neither the First Priority Representative nor any holder of any First Priority Obligations will have any duty or obligation to marshal or realize upon the Shared Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Shared Collateral, in any manner that would maximize the return to the Junior Priority Secured Parties notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of the proceeds actually received by the Junior Priority Secured Parties from such realization, sale, disposition or liquidation. The Junior Priority Representative, for itself and on behalf of each Junior Priority Secured Party, waives any claim the Junior Priority Representative or such Junior Priority Secured Party may now or hereafter have against the First Priority Representative or any First Priority Secured Party (or their representatives) arising out of any actions that the First Priority Representative or the First Priority Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Shared Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Shared Collateral and actions with respect to the collection of any claim for all or any part of the First Priority Obligations from any account debtor, guarantor or any other party) in accordance with the First Priority Security Documents or any other agreement related thereto or to the collection of the First Priority Obligations or the valuation, use, protection or release of any Shared Collateral.

2.6                               Further Assurances. Each First Priority Representative, for itself and on behalf of the First Priority Secured Parties, and the Junior Priority Representative, for itself and on behalf of the Junior Priority Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Priority Representative or the Junior Priority Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 3. Enforcement Rights.

3.1                               Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action and make determinations regarding the release, dispositions or restrictions with respect to the Shared Collateral, without any

10

consultation with or consent of any Junior Priority Secured Party, but subject to the proviso set forth in Section 5.1. In exercising rights and remedies with respect to the Shared Collateral, the First Priority Secured Parties may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by any of them to sell or otherwise dispose of the Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.

3.2                               Standstill and Waivers. The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section5.1:

(a) they will not take or cause to be taken any action, the purpose or effect of which is, or could be, to make any Lien in respect of any Junior Priority Obligation pari passu with or senior to, or to give any Junior Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Shared Collateral;

(b) they will not challenge or question in any proceeding the validity or enforceability of any security interest in the Shared Collateral in favor of any First Priority Obligations, the validity, attachment, perfection or priority of any First Priority Lien or the validity or enforceability of the priorities, rights or duties established by (or other provisions of) this Agreement;

(c) they will not contest, oppose, object to, interfere with, challenge, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Shared Collateral or any other First Priority Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d) they have no right to (i) direct either the First Priority Representative or any First Priority Secured Party to exercise any right, remedy or power with respect to the Shared Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any First Priority Secured Party of any right, remedy or power with respect to the Shared Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

11

(e) they will not object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral or any other First Priority Collateral;

(f) they will not oppose or seek to challenge any claim for allowance of Post-Petition Interest by any First Priority Secured Party in any Insolvency Proceeding or other judicial proceeding (it being understood that the First Priority Secured Parties will not contest any similar action by any Junior Priority Secured Party);

(g) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Shared Collateral or pursuant to the First Priority Documents;

(h) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Grantor or any of its subsidiaries or affiliates under or with respect to any Junior Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Junior Priority Security Document or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Junior Priority Security Document;

(i) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, or attempt any action to take possession of any Shared Collateral, or exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Shared Collateral or pursuant to the Junior Priority Security Documents;

(j) they will not seek, and hereby waive any right, to have the Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Shared Collateral and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Shared Collateral or any other similar rights a junior secured creditor may have under applicable law; and

(k) they will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

12

3.3                               Judgment Creditors. In the event that any Junior Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Junior Priority Obligations are subject to the terms of this Agreement.

3.4                               Cooperation. The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5                               No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Junior Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Junior Priority Secured Party, or to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Junior Priority Secured Party.

3.6                               Actions Upon Breach. (a) If any Junior Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Shared Collateral, such Grantor, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Junior Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement, or fail to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Junior Priority Secured Party that any First Priority Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor may obtain relief against such Junior Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Junior Priority Representative on behalf of each Junior Priority Secured Party that (i) the First Priority Secured Parties’ damages from such actions of any Junior Priority Secured Party may at that time be difficult to ascertain and may be irreparable and the harm to the First Priority Secured Parties may not be adequately compensated in damages and (ii) each Junior Priority Secured Party waives any defense that the Grantors and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

13

SECTION 4. Application of Proceeds of Shared Collateral; Dispositions and Releases of Shared Collateral; Inspection and Insurance.

4.1                               Application of Proceeds; Turnover Provisions. All proceeds of Shared Collateral (including any interest earned thereon) resulting from the sale, collection or other disposition of Shared Collateral resulting from any Enforcement Action or that occurs after any Event of Default (as defined in the First Priority Documents), whether or not pursuant to an Insolvency Proceeding, or during the pendency of any Insolvency Proceeding shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Junior Priority Representative for application in accordance with the terms of the Junior Priority Documents. If any Junior Priority Secured Party obtains possession of the Shared Collateral or realizes any proceeds or payment in respect of the Shared Collateral, pursuant to any Junior Priority Security Documents or by the exercise of any rights available to such Junior Priority Secured Party under applicable law or in any Insolvency Proceeding or through any other exercise of remedies, at any time when any First Priority Obligations secured or intended to be secured by such Shared Collateral remains outstanding or any commitment to extend credit that would constitute First Priority Obligations secured or intended to be secured by such Shared Collateral remains in effect, then such Junior Priority Secured Party will hold such Shared Collateral, proceeds or payments in trust for the First Priority Representative and the holders of any First Priority Obligations and transfer such Shared Collateral, proceeds or payments, as the case may be, to the First Priority Representative. If, at any time, all or part of any payment with respect to any First Priority Obligations previously made are rescinded for any reason whatsoever, each Junior Priority Secured Party will promptly pay over to the First Priority Representative any payment received by it in respect of any such Shared Collateral and shall promptly turn any such Shared Collateral then held by it over to the First Priority Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full all of such First Priority Obligations.

4.2                               Releases of Junior Priority Lien. (a) Upon any sale or other disposition of Shared Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Shared Collateral (including any sale or other disposition pursuant to any Enforcement Action), the Junior Priority Lien on such Shared Collateral (excluding any portion of the proceeds of such Shared Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person; provided that, in the case of a sale or other disposition of Shared Collateral (other than any such sale or disposition in connection with any Enforcement Action), the Junior Priority Lien shall not be so released if such sale or disposition is not permitted under the terms of the Junior Priority Agreement.

(b) The Junior Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Junior Priority Liendescribed

14

in paragraph (a). The Junior Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Priority Representative and in the name of the Junior Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3                               Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Shared Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Shared Collateral, in each case without notice to, the involvement of or interference by any Junior Priority Secured Party or liability to any Junior Priority Secured Party.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (except that the Junior Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner reasonably satisfactory to the First Priority Representative), (ii) to adjust or settle any insurance policy or claim covering the Shared Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

4.4                               Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Junior Priority Representative and the Junior Priority Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor in respect of the Junior Priority Obligations in accordance with the terms of the Junior Priority Documents, including the acceleration of any indebtedness or other obligations owing under the Junior Priority Documents or the demand for payment under the guarantee in respect thereof, in each case in accordance with the terms of the applicable Junior Priority Documents and applicable law and not otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Junior Priority Representative or any JuniorPriority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral or other collateral or (b) the enforcement in contravention of this Agreement of any Lien in respect of Junior Priority Liens held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority

15

Representative or the First Priority Secured Parties may have with respect to the First Priority Collateral.

SECTION 5. Insolvency Proceedings.

5.1                               Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Junior Priority Representative agrees on behalf of itself and the Junior Priority Secured Parties that no Junior Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleading or motion, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Shared Collateral, including with respect to the determination of any Liens or claims (including the validity and enforceability thereof) held by the First Priority Representative or any First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that (a) in any Insolvency Proceeding, the Junior Priority Representative may file a proof of claim or statement of interest with respect to the applicable Junior Priority Liens, (b) the Junior Priority Representative may take any such action (not adverse to the First Priority Liens on the Shared Collateral securing the First Priority Obligations, or the rights of either the First Priority Representative or the First Priority Secured Parties to exercise remedies in respect thereof) to the extent required to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Shared Collateral, (c) in any Insolvency Proceeding, the Junior Priority Representative may file any necessary or responsive pleading in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Junior Priority Representative or any Junior Priority Secured Party, (d) the Junior Priority Representative may file any pleadings, objections, motions or agreements which assert rights available to unsecured creditors arising under any Insolvency Proceeding or applicable non-bankruptcy law and (e) the Junior Priority Representative and each Junior Priority Secured Party may vote on any plan of reorganization in any Insolvency Proceedings; provided, however, that in the case of each of clauses (a), (b), (c), (d) and (e) above, such actions are permitted only to the extent such actions are not inconsistent with, and could not result in a resolution inconsistent with, the terms of this Agreement.

5.2                               Financing Matters. If any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative (acting at the direction of the requisite First Priority Secured Parties) desires to permit the use of cash collateral or to permit any Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Junior Priority Representative, for itself and on behalf of each applicable Junior Priority Secured Party, agrees that it will raise no objection to, and will not support anyobjection to, and will not otherwise contest such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 5.4) and, to the extent the Liens securing the First Priority Obligations are subordinated or pari passu with such DIP Financing, will subordinate the Liens in the Shared Collateral in favor of the Junior Priority Obligations to such DIP Financing (and all Obligations relating thereto) on the same basis as they are

16

subordinated to the First Priority Obligations under this Agreement. The Junior Priority Representative, for itself and on behalf of each Junior Priority Secured Party, agrees that, in the event of an Insolvency Proceeding, it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations made by the First Priority Representative or any First Priority Secured Party, (b) any lawful exercise by the First Priority Representative or any other First Priority Secured Party of the right to credit bid any First Priority Obligations at any sale in foreclosure of First Priority Collateral, (c) any other request for judicial relief made in any court by the First Priority Representative or any other First Priority Secured Party relating to the lawful enforcement of any First Priority Lien and (d) any order relating to a sale of assets of any Grantor for which the First Priority Representative has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Junior Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with this Agreement.

5.3                               Relief From the Automatic Stay. The Junior Priority Representative agrees, on behalf of itself and the Junior Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the First Priority Representative.

5.4                               Adequate Protection. The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting (a) any request by the First Priority Representative or the First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the First Priority Secured Parties, (b) any objection by the First Priority Representative or any First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses, costs, charges or other amounts to the First Priority Representative or any First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section 5.4 and in Section 5.2(b) (but subject to all other provisions of this Agreement, including Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection that includes additional collateral (with replacement Liens on such additional collateral) in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral the Junior Priority Representative, on behalf of itself and any of the Junior Priority Secured Parties, may seek or accept adequate protection consisting solely of a replacement Lien on the same additional collateral, subordinated to the Liens securing (x) such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement) and (y) the First Priority Obligations on the same basis as the other Liens securing the Junior Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (ii) in the event the Junior Priority Representative, on behalf of itself and the Junior Priority

17

Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above in the form of additional collateral, then the Junior Priority Representative, on behalf of itself or any of the Junior Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Junior Priority Obligations shall be subordinated to (A) the Liens on such collateral securing the First Priority Obligations and any other Liens granted to the First Priority Secured Parties as adequate protection on the same terms that the Liens securing the Junior Priority Obligations are subordinated to such First Priority Obligations under this Agreement and (B) (x) the Liens on such collateral securing such DIP Financing (and all obligations relating thereto), (y) any “carve-out” agreed to by the First Priority Representative or the First Priority Secured Parties and (z) in the case of any Insolvency Proceeding outside the United States, any administrative or other charges granted in any Insolvency Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the First Priority Secured Parties, in the case of each of clauses (B) (x), (y) and (z), with such subordination to be on the same terms as the Liens securing the First Priority Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement). The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that except as expressly set forth in this Section 5.4, and except for adequate protection in the form of access to information to the extent such access is also made available to the First Priority Representative on behalf of itself and the First Priority Secured Parties, none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.

5.5                               Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the bankruptcy trustee or the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date, if it shall otherwise have occurred, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6                               Asset Dispositions in an Insolvency Proceeding. Neither the Junior Priority Representative nor any Junior Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or other disposition of any assets of any

18

Grantor that is supported by the First Priority Secured Parties, and the Junior Priority Representative and each Junior Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or other disposition of assets supported by the First Priority Secured Parties and to have released their Liens on such assets; provided, to the extent such sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Junior Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens released on the assets sold.

5.7                               Separate Grants of Security and Separate Classification. Each Junior Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Junior Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Junior Priority Secured Parties in respect of the Shared Collateral constitute only one class of secured claims (rather than separate classes of senior and junior secured claims), then the Junior Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Junior Priority Secured Parties, with the Junior Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Secured Parties), and that, until turned over to the First Priority Secured Parties, such amounts will be held in trust for the First Priority Secured Parties.

5.8                               No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Junior Priority Secured Party not expressly permitted hereunder, including the seeking by any Junior Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Junior Priority Secured Party of any of its rights and remedies under the Junior Priority Documents or otherwise.

5.9                               Plans of Reorganization. No Junior Priority Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First

19

Priority Obligations or (b) is accepted by the class of holders of First Priority Obligations voting thereon.

5.10                        Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references to any Grantor herein shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Shared Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any such Person.

5.11                        Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor (“Reorganization Securities”) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Junior Priority Obligations, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. In no event shall the Junior Priority Secured Parties be required to turn over to the First Priority Representative or any First Priority Secured Party any Reorganization Securities to the extent the same are subject to this Section 5.11.

5.12                        Post-Petition Claims. None of the Junior Priority Representative or any Junior Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of Post-Petition Interest or indemnities to the extent of the value of the Liens in favor of the First Priority Representative and the First Priority Secured Parties, without regard to the existence of the Liens of the Junior Priority Representative on behalf of the Junior Priority Secured Parties on the Shared Collateral.

5.13                        Waivers. Until the First Priority Obligations Payment Date, the Junior Priority Representative, on behalf of itself and each Junior Priority Secured Party,agrees that (a) it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral and (b) waives any claim it may now or hereafter have arising out of the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

SECTION 6.                  Junior Priority Documents and First Priority Documents.

(a)        Each Grantor and the Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, agrees that it shall not at any time execute or deliver

20

any amendment or other modification to any of the Junior Priority Documents inconsistent with or in violation of this Agreement.

(b)              Each Grantor and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c)               In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Junior Priority Security Document without the consent of or action by any Junior Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Junior Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Junior Priority Security Documents without the consent of the Junior Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Junior Priority Representative no later than 15 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7.                            Reliance; Waivers; etc.

7.1                               Reliance. The First Priority Documents are deemed to have been executed and delivered, and all issuances of debt or other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Junior Priority Representative, on behalf of itself and the Junior Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Junior Priority Documents are deemed to have been executed and delivered, and all issuances of debt and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives, on behalf of itself and all the First Priority Secured Parties, all notices of the acceptance of and reliance by the Junior Priority Representative and the Junior Priority Secured Parties.

7.2                               No Warranties or Liability. The Junior Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Junior Priority

21

Document. Except as otherwise provided in this Agreement, the Junior Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3                               No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or the Junior Priority Documents.

SECTION 8.                Obligations Unconditional.

8.1                               First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Junior Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a)      any lack of validity or enforceability of any First Priority Document;

(b)      any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c)       prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Shared Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d)      any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Priority Obligations, or of any Junior Priority Secured Party or any Grantor, to the extent applicable, in respect of this Agreement.

8.2                               Junior Priority Obligations Unconditional. All rights and interests of the Junior Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a)      any lack of validity or enforceability of any Junior Priority Document;

(b)      any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Junior Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any

22

refinancing, replacement, refunding or restatement of any Junior Priority Document;

(c)       any exchange, release, voiding, avoidance or non-perfection of any security interest in any Shared Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Junior Priority Obligations or any guarantee or guaranty thereof; or

(d)      any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Junior Priority Obligations, or of any First Priority Secured Party or any Grantor, to the extent applicable, in respect of this Agreement.

SECTION 9.                Miscellaneous.

9.1                               Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Junior Priority Document, the provisions of this Agreement shall govern.

9.2                               Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred, subject to Section 5.5. This is a continuing agreement and the First Priority Secured Parties and the Junior Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.

9.3                               Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Junior Priority Representative, and,in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or obligations of any Grantor, such Grantor.

(b)           At the request of the Issuer, the First Priority Representative and the Junior Priority Representative agree to enter into any amendment to this Agreement or any new intercreditor agreement in order to (1) facilitate additional indebtedness or other obligations (“Additional Debt”) of any of the Grantors becoming First Priority Obligations or Junior Priority Obligations to the extent such Obligations are permitted by the First Priority Agreement and the Junior Priority Agreement, with the Lien priority contemplated by such amendment, (2) document the relationship among Junior Priority Secured Parties pursuant to different Junior Priority Agreements, including, to the extent permitted under each extant First Priority Agreement and Junior Priority Agreement, the treatment of the Liens securing Junior Priority Obligations under any Additional Junior Priority Agreement as equal and ratable with the Liens securing the Junior Priority Obligations under the Existing Junior Priority Agreement or any other Additional Junior Priority Agreement and (3) document the relationship between the First Priority Secured

23

Parties and the Junior Priority Secured Parties in case any then existing First Priority Agreement or Junior Priority Agreement is refinanced or replaced or the First Priority Representative or the Junior Priority Representative is replaced; provided that (i) the Issuer shall have delivered an Officers’ Certificate (A) designating such other Additional Debt and the aggregate principal amount or face amount thereof and (B) representing that such designation complies with the terms of the First Priority Documents and the Junior Priority Documents, as applicable, and (ii) in any case, the terms of such amendment or new agreement will contain terms substantially the same as the terms contained in this Agreement.

9.4                               Information Concerning Financial Condition of the Grantors. The Junior Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding the financial condition of the Grantors or any such circumstances. In the event the Junior Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any other information.

9.5                               Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6                               Submission to Jurisdiction. (a) Each First Priority Secured Party, each Junior Priority Secured Party and each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment pursuant to any such action or proceeding, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Junior Priority Secured Party may otherwise have to bring any action or proceeding against any Grantor or its properties in the courts of any jurisdiction.

(b)         Each First Priority Secured Party, each Junior Priority Secured Party and each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in

24

any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7                               Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the address of (a) the Issuer, the Collateral Agent, the First Priority Representative and the Junior Priority Representative (until notice of a change thereof is delivered as provided in this Section) shall be as set forth in the First Priority Agreement or the Junior Priority Agreement, as applicable and (b) any other party shall be in care of the Issuer as so set forth in clause (a), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8                               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Junior Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed, to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Shared Collateral.

9.9                               Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10                        Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11                        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

25

9.12                        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13                        Additional Grantors. The Issuer shall cause each Person that becomes a Grantor after the date hereof (other than any such Grantor that does not grant any Liens to secure any of the Junior Priority Obligations, until such time as such Grantor does grant any such Liens) to become a party to this Agreement by executing and delivering a supplement to this Agreement in form and substance reasonably satisfactory to the First Priority Representative and the Junior Priority Representative.

9.14                        Representatives. In connection with its execution of this Agreement and its actions hereunder, each of the First Priority Representative and the Junior Priority Representative shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the First Priority Documents and under the Junior Priority Documents, respectively.

9.15                        Subrogation. The Junior Priority Representative, for itself and on behalf of the Junior Priority Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred; provided, however, that, as between the Grantors, on the one hand, and the Junior Priority Secured Parties, on the other hand, any such payment that is paid over to the First Priority Representative pursuant to this Agreement shall be deemed not to reduce any of the Junior Priority Obligations unless and until (and then only to the extent that) the First Priority Obligations Payment Date has occurred and the First Priority Representative delivers any such payment to the Junior Priority Representative.

[remainder of page intentionally blank]

26

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as First Priority Representative for and on behalf of the First Priority Secured Parties
By

Name:
Title:

27

[ ], as Junior Priority Representative for and on behalf of the Junior Priority Secured Parties by

Name:
Title:

28

COMMUNITY CHOICE FINANCIALINC.
by

Name:
Title:

THE GRANTORS LISTED ON SCHEDULEI HERETO
by

Name:
Title:

29

Grantors

30

EXHIBIT D

FORM OF
BORROWING BASE CERTIFICATE

This BORROWING BASE CERTIFICATE (this “Certificate”) is delivered by COMMUNITY CHOICE FINANCIAL INC., pursuant to Section [5.04(e)][5.04(f)] of the Revolving Credit Agreement, dated as of April 29, 2011 (as amended by the First Amendment to Revolving Credit Agreement, dated as of March 27, 2015, and as further amended, modified, restated or supplemented from time to time, the “Credit Agreement”), between Community Choice Financial Inc., an Ohio corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Ivy Funding Eleven, LLC, as administrative agent (the “Administrative Agent”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

For the purpose of inducing the Lenders to make available to the Borrower the credit facilities described in the Credit Agreement, pursuant to the terms of the Credit Agreement and the other Loan Documents, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.                                      I am a duly elected Responsible Officer of the Borrower;

2.                                      Attached to this Certificate as Attachment A is a borrowing base worksheet reflecting the computation of the Borrowing Base as of the date indicated below; and

3.                                      This Certificate (including the attached worksheet) is true and correct in all material respects and fully consistent with the books and records of the Borrower and its Restricted Subsidiaries.

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

Date as of which Borrowing Base
is calculated:

Date of submission of
Certificate:

Attachment A

to Borrowing Base Certificate

Depository	Account		Controlled	Shared Alabama
Institution	Number	Name of Owner Entity	Account?	Collateral?	Balance
[Republic Bank]	[0000000]	[Community Choice Financial Inc.]

(a) Aggregate Amount of all Cash and Cash Equivalents in all Accounts Above	$—

(b) 75% of Aggregate Amount of all Cash and Cash Equivalents in all Accounts Above	$—

(c) Aggregate Amount of all Cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors in any Controlled Account Set Forth Above	$—

(d) Aggregate Amount of all Deposits in Transit of Cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors to any Controlled Account	$—

(e) Outstanding Indebtedness under the Alabama Revolving Credit Agreement	$—

(f) Aggregate Amount of Shared Alabama Collateral	$—

(g) Maximum Credit for Deposits in Transit Based on 15% Cap	$—

(h) Borrowing Base	$—

Amounts shaded in orange should be manually completed. All other amounts will be calculated based upon deposit account balances entered in top portion of worksheet.

Exhibit B

Deposit Account Control Agreements

Attached

EXECUTION COPY

BLOCKED ACCOUNT CONTROL AGREEMENT

This Blocked Account Control Agreement (this “Agreement”) is dated as of August 24, 2011, and entered into by and among COMMUNITY CHOICE FINANCIAL INC., an Ohio corporation (“Borrower”), each of the entities listed in the “Company Entity” column of Exhibit A attached hereto (together with Borrower, the “Companies”), U.S. BANK NATIONAL ASSOCIATION, as secured party (“Secured Party”), and U.S. BANK NATIONAL ASSOCIATION (“Depositary Bank”).

1.                                      Deposit Account. Pursuant to certain agreements between the Companies and Secured Party, the Companies have granted to Secured Party a security interest in all rights of the Companies with respect to the accounts listed in Exhibit A attached hereto (such accounts, together with all substitutions and replacements therefor, the “Deposit Account”) located at Depositary Bank and subject to the terms of the Deposit Agreements (as hereinafter defined). The terms and conditions of this Blocked Account Control Agreement (this “Agreement”) are in addition to any deposit account agreements and other related agreements that the Companies have with Depositary Bank, including without limitation all agreements concerning banking products and services, treasury management documentation, account booklets containing the terms and conditions of the Deposit Account, signature cards, fee schedules, disclosures, specification sheets and change of terms notices (collectively, the “Deposit Agreements”). The provisions of this Agreement shall supersede the provisions of the Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and in all other respects, the Deposit Agreements shall remain in full force and effect. All items deposited into the Deposit Account shall be processed according to the provisions of the Deposit Agreements, as amended by this Agreement.

2.                                      Security Interest. The Companies have granted to Secured Party a security interest in, among other property, the Deposit Account and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein (all of which shall be included in the definition of the “Deposit Account”). Each Company represents and warrants that it has the legal right to pledge the Deposit Account to Secured Party, that the funds in the Deposit Account are not held for the benefit a third party, and that that there are no perfected liens or encumbrances with respect to the Deposit Account. Each Company covenants with Secured Party that it shall not enter into any acknowledgment or agreement that gives any other person or entity except Secured Party control over, or any other security interest, lien or title in, the Deposit Account.

3.                                      Control. In order to provide Secured Party with control over the Deposit Account, each Company agrees that Depositary Bank shall comply with any and all orders, notices, requests and other instructions originated by Secured Party directing disposition of the funds in the Deposit Account without any further consent from the Companies, even if such instructions are contrary to any Company’s instructions or demands or result in Depositary Bank dishonoring items which may be presented for payment. The Companies agree that instructions from Secured Party may include the giving of stop payment orders for any items presented to the Deposit Account, instructions to transfer funds to or for the benefit of Secured Party or any other person or entity, and instructions to close the Deposit Account.

4.                                      Access to Deposit Account. The Deposit Account shall be under the control of Secured Party; provided, that unless and until Depositary Bank receives Secured Party’s written notice that the Companies’ access to the funds in the Deposit Account is terminated, Depositary Bank shall honor the Companies’ instructions, notices and directions with respect to the transfer or withdrawal of funds from the Deposit Account, including paying or transferring the funds to any Company or any other person or entity. Upon receipt of a written notice from Secured Party instructing Depositary Bank to terminate the Companies’ access to funds in the Deposit Account, Depositary Bank shall transfer all funds (subject to Depositary Bank’s funds availability policy) in the Deposit Account to a designated account in accordance with Secured Party’s written instructions. Any written notice sent pursuant to this Section 4 and confirmed to have been received after Depositary Bank’s business hours shall not be deemed sent until the next business day. Depositary Bank shall have a reasonable time to act on Secured Party’s written notice, such time not to exceed two (2) business days from the date of receipt by Depositary Bank of such notice.

5.                                      Subordination by Depositary Bank. The Companies and Depositary Bank acknowledge notice of and recognize Secured Party’s continuing security interest in the Deposit Account and in all items deposited in the Deposit Account and in the proceeds thereof. Depositary Bank hereby subordinates any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Deposit Account upon confirmation of Depositary Bank’s receipt of Secured Party’s notice under Section 4. Notwithstanding the preceding sentence, nothing herein constitutes a waiver of, and Depositary Bank expressly reserves all of its present and future rights with respect to: (i) fees and expenses (“Fees”) related to the Deposit Account; (ii) any checks, ACH entries, wire transfers, merchant card transactions, or other paper or electronic items which were deposited or credited to the Deposit Account that are returned, reversed, refunded, adjusted or charged back for insufficient funds or for any other reason (“Returned Items”); (iii) obligations and liabilities connected with the Deposit Account that arise out of any treasury management services provided by Depositary Bank, its subsidiaries or affiliates, including but not limited to, ACH, merchant card, zero balance account, sweeps, controlled disbursement or payroll (“Overdrafts”). Depositary Bank may charge the Deposit Account or other accounts of the Companies maintained at Depositary Bank to cover Fees, Returned Items or Overdrafts. If there are insufficient funds in the Deposit Account or any of the Companies’ other accounts to cover the Fees, Returned Items and Overdrafts, each Company agrees to immediately reimburse Depositary Bank for the amount of such shortfall. If the Companies fail to pay the amount demanded by Depositary Bank, Secured Party agrees to reimburse Depositary Bank within three (3) business days of demand thereof by Depositary Bank for any Returned items and Overdrafts to the extent Secured Party received payment in respect thereof pursuant to Section 4; provided that the aggregate amount of all such reimbursements shall not exceed the amounts received by the Secured Party pursuant to Section 4.

6.                                      Indemnity. Each Company agrees to defend, indemnify and hold Depositary Bank and its directors, officers, employees, attorneys, successors and assigns (collectively, for the purposes of this Section 6 only, “Depositary Bank”) harmless from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable legal and accounting fees, arising out of or in any way related to this Agreement, excepting only liability arising out of Depositary Bank’s gross negligence or willful misconduct. IN NO EVENT WILL DEPOSITARY BANK BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS AGREEMENT EVEN IF DEPOSITARY BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

7.                                      Depositary’s Bank’s Responsibility. The duties of Depositary Bank are strictly limited to those set forth in this Agreement and Depositary Bank is not acting as a fiduciary for any party hereto. Depositary Bank shall be protected in relying on any form of instruction, notice, or other communication purporting to be from an authorized representative of Secured Party which Depositary Bank, in good faith, believes to be genuine and what it purports to be. Depositary Bank shall have no duty to inquire as to the genuineness, validity, or enforceability of any such instruction, notice or communication even if the Companies notify Depositary Bank that Secured Party is not legally entitled to originate any such instruction, notice or communication. The Deposit Account and all actions and undertakings by Depositary Bank shall be subject to all rules and regulations relating to the Deposit Account and to applicable law. If requested by Secured Party, the Companies authorize Depositary Bank to provide to Secured Party copies of the Deposit Account statements.

8.                                      Termination. This Agreement shall not be terminable by the Companies so long as any obligations of any Company to Secured Party are outstanding and unpaid. This Agreement may be terminated by Depositary Bank upon thirty (30) days’ prior written notice to all parties; provided, however, that Depositary Bank may terminate this Agreement upon five (5) days’ prior written notice in the event the Companies and Secured Party fail to make payments to Depositary Bank in accordance with Section 5 above. This Agreement may be terminated by Secured Party in a writing sent to Depositary Bank in

2

which Secured Party releases Depositary Bank from any further obligation to comply with instructions originated by Secured Party with respect to the Deposit Account. Any available funds remaining in the Deposit Account upon termination or deposited in thereafter shall be transferred in accordance with the provisions of Section 4 above after deduction for any amounts otherwise reimbursable to Depositary Bank as provided hereunder. Termination shall not affect the rights and obligations of any party hereto with respect to any period prior to such termination.

9.                                      Legal Process and Insolvency. In the event Depositary Bank receives any form of legal process concerning the Deposit Account, including, without limitation, court orders, levies, garnishments, attachments, and writs of execution, or in the event Depositary Bank learns of any insolvency proceeding concerning any Company, including, without limitation, bankruptcy, receivership, and assignment for the benefit of creditors, Depositary Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law.

10.                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The parties agree that New York is the “bank’s jurisdiction” for purposes of the Uniform Commercial Code.

11.                               Notices. Except as otherwise provided in this Agreement, all notices and other communications required under this Agreement shall be in writing and may be personally served or sent by facsimile, overnight courier, or registered/certified United States Mail, and shall be deemed given when delivered in person, or received by facsimile, courier or United States Mail at the address specified below. Any party may change its address for notices hereunder by notice to all other parties given in accordance with this Section 11.

Companies:                                                                              c/o Community Choice Financial Inc.

7001 Post Road, Suite 200

Dublin, OH 43016

Attention of Chief Financial Officer

Fax No.: (614) 760-4057

Secured Party:                                                                 U.S. Bank National Association

1350 Euclid Avenue CN-OH-RN11

Cleveland, OH 44115

Attention of Corporate Trust Services

Fax No.: (216) 623-9202

Depositary Bank:                                                U.S. Bank National Association

10 W. Broad St. — 12th Floor

CN-OH-BD12

Columbus, OH 43212

Attn: Bob Anderson

Fax No: (614)232-8043

12.                               Miscellaneous. This Agreement shall bind and benefit the parties and their respective successors and assigns. This Agreement may be amended only with the prior written consent of all parties hereto. None of the terms of this Agreement may be waived except as Depositary Bank may consent thereto in writing. No delay on the part of Depositary Bank in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Depositary Bank would otherwise have.

3

13.                               Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

14.                               Jury Trial Waiver. THE COMPANIES, SECURED PARTY AND DEPOSITARY BANK HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR SERVICES RENDERED IN CONNECTION WITH THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

4

EXECUTION COPY

COMMUNITY CHOICE FINANCIAL INC.

By:	/s/ Michael J. Durbin
Name:	Michael J. Durbin
Title:	CFO

EACH “COMPANY ENTITY” LISTED ON EXHIBIT A HERETO

By:	/s/ Michael J. Durbin
Name:	Michael J. Durbin
Title:	CFO

U.S. BANK NATIONAL ASSOCIATION as SECURED PARTY

By:	/s/ David A. Schlabach
Name:	David A. Schlabach
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION as DEPOSITARY BANK

By:	/s/ Robert P. Anderson
Name:	Robert P. Anderson
Title:	Vice President

EXHIBIT A

	Account
Account Name	Number	Company Entity
US Bank-Master	130113745595	Checksmart Financial Company
US Bank ACH	130113745611	Checksmart Financial Company
US Bank P/R ADP	130113745678	Checksmart Financial Company
US Bank P/R Check	130113745660	Checksmart Financial Company
US Bank-AP	130111672460	Checksmart Financial Company
US Bank-Utility	130113745603	Checksmart Financial Company
US Bank	130113745629	Buckeye Check Cashing of Utah, Inc.
US Bank	130113746817	Buckeye Title Loans, Inc.
US Bank	130113745637	Buckeye Title Loans of Utah, LLC
US Bank	153495261775	BCCI CA, LLC
US Bank	130113746668	Buckeye Check Cashing of Arizona, Inc.
US Bank-Liab	130113745652	Checksmart Money Order Services, Inc.
US Bank	130113749829	CS-Arizona, LLC
US Bank	130113749837	ARH-Arizona, LLC

AMENDMENT TO BLOCKED ACCOUNT CONTROL AGREEMENT

This AMENDMENT TO BLOCKED ACCOUNT CONTROL AGREEMENT, dated as of March 26, 2015 (this “Amendment”), is by and among Community Choice Financial Inc., an Ohio corporation (“Borrower”), each of the entities listed on the signature page hereto under the heading “Company Entity” (together with Borrower, the “Companies” and, individually, each a “Company”), U.S. Bank National Association, as secured party (“Secured Party”), and U.S. Bank National Association, in its capacity as Depository Bank under the Agreement (as defined below) (“Depository Bank”). Initially capitalized terms used and not defined in this Amendment have the meanings ascribed to them in the Agreement.

BACKGROUND

A.                                    Reference is made to that certain Blocked Account Control Agreement, dated as of August 24, 2011 (as amended, modified, and supplemented from time to time, the “Agreement”), by and among Borrower, the other Companies party thereto, Secured Party, and Depository Bank.

B.                                    The parties hereto desired to amend the Agreement on the terms and conditions set forth in this Amendment to:

(i)                                     add the following Companies as parties to the Agreement: Buckeye Check Cashing of Tennessee, LLC, Buckeye Title Loans of Tennessee, LLC, and Buckeye Check Cashing of Virginia, Inc. (each, an “Added Company” and, together, the “Added Companies”);

(ii)                                  add certain additional deposit accounts to the Agreement as Deposit Accounts;

(iii)                               remove the following Companies as parties to the Agreement: Buckeye Check Cashing of Utah, Inc., Buckeye Title Loans, Inc., Buckeye Title Loans of Utah, LLC, BCCI CA, LLC, Buckeye Check Cashing of Arizona, Inc., CS-Arizona, LLC, and ARH-Arizona, LLC (each, a “Removed Company” and, together, the “Removed Companies”); and

(iv)                              remove certain Deposit Accounts from the Agreement.

AGREEMENT

In consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, each other Company, Secured Party, and Depository Bank hereby agree as follows:

1.                                      Addition and Removal of Deposit Accounts. Effective as of the date of this Amendment, Exhibit A to the Agreement is hereby replaced in its entirety with Exhibit A hereto. For the avoidance of doubt, any Deposit Account not listed on Exhibit A hereto is no longer subject to the Agreement, and any Deposit Account that is listed on Exhibit A hereto is subject to the Agreement.

2.                                      Addition of Companies as Parties. Effective as of the date of this Amendment, each Added Company hereby joins, and is added as a party to, the Agreement in the capacity as a Company, as if such Added Company were originally a party to the Agreement.

3.                                      Removal of Companies as Parties. Effective as of the date of this Amendment, each Removed Company is hereby removed as a party to the Agreement.

4.                                      Continuing Agreement. Except as specifically modified by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect, without modification or limitation, and this Amendment shall not affect, modify or diminish the obligations of the any of the party to the Agreement that have accrued prior to the effectiveness of this Amendment.

5.                                      Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVEREND BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

6.                                      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.                                      Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which is deemed an original, and all of which together shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or other electronic transmission (including Adobe PDF) shall be effective as delivery of an original.

* * * Remainder of Page Blank — Signature Page Follows * * *

2

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

SECURED PARTY:		DEPOSITORY BANK:

U.S. Bank National Association, as Secured Party		U.S. Bank National Association, as Depository Bank

By:	/s/ David A. Schlabach	By:	/s/ Robert P. Anderson
Name:	David A. Schlabach	Name:	Robert P. Anderson
Title:	Vice President	Title:	Vice President

BORROWER:		COMPANY ENTITIES:

Community Choice Financial Inc.		Checksmart Financial Company
Checksmart Money Order Services, Inc.
By:	/s/ Michael Durbin	Buckeye Check Cashing of Tennessee, LLC
Name:	Michael Durbin	Buckeye Title Loans of Tennessee, LLC
Title:	Executive Vice President, Chief	Buckeye Check Cashing of Virginia, Inc.
Financial Officer and Treasurer		Buckeye Check Cashing of Utah, Inc.
Buckeye Title Loans, Inc.
Buckeye Title Loans of Utah, LLC
BCCI CA, LLC
Buckeye Check Cashing of Arizona, Inc.
CS-Arizona, LLC
ARH-Arizona, LLC

		By:	/s/ Michael Durbin
		Name:	Michael Durbin
		Title:	Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT A

Account Name	Account Number	Company Entity

CFC 1383 US Bank Master	130113745595	Checksmart Financial Company

CSMO 1086	338001193	Checksmart Money Order Services, Inc.

CSMO 1382	130113745652	Checksmart Money Order Services, Inc.

TENN 1086	338001198	Buckeye Check Cashing of Tennessee, LLC

TNTitle 1086	338001194	Buckeye Title Loans of Tennessee, LLC

Virginia 1032	338001197	Buckeye Check Cashing of Virginia, Inc.